Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333-169119 May 18, 2012

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May 17, 2012

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Alternatives >

iPath® Global Carbon ETN (GRN)

{http://ipathetn.com/product/GRN}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

{http://ipathetn.com/product/XXV}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) (IVOP)

{http://ipathetn.com/ product /IVOP}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

{http://ipathetn.com/ product /VZZB}

iPath® S&P 500 Dynamic VIX ETN (XVZ)

{http://ipathetn.com/ product /XVZ}

iPath® S&P 500 VIX Short-Term FuturesTM ETN (VXX)

{http://ipathetn.com/ product /VXX}

iPath® S&P 500 VIX Mid-Term FuturesTM ETN (VXZ)

{http://ipathetn.com/ product /VXZ}

Commodities >

Broad

iPath® Pure Beta Broad Commodity ETN (BCM)

{http://ipathetn.com/product/BCM}

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

{http://ipathetn.com/product/SBV}

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

{http://ipathetn.com/product/DJP}

iPath® S&P GSCI® Total Return Index ETN (GSP)

{http://ipathetn.com/product/GSP}

Sector

iPath® Pure Beta Agriculture ETN (DIRT)

{http://ipathetn.com/product/DIRT}

iPath® Pure Beta Energy ETN (ONG)

{http://ipathetn.com/product/ONG}

iPath® Pure Beta Grains ETN (WEET)

{http://ipathetn.com/product/WEET}

iPath® Pure Beta Industrial Metals ETN (HEVY)

{http://ipathetn.com/product./HEVY}

iPath® Pure Beta Livestock ETN (LSTK)

{http://ipathetn.com/product/LSTK}

iPath® Pure Beta Precious Metals ETN (BLNG)

{http://ipathetn.com/product/BLNG}

iPath® Pure Beta Softs ETN (GRWN)

{http://ipathetn.com/product/GRWN}

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

{http://ipathetn.com/product/JJA}

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

{http://ipathetn.com/product/JJE}

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

{http://ipathetn.com/product/JJG}

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

{http://ipathetn.com/product/JJM}

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

{http://ipathetn.com/product/COW}

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

{http://ipathetn.com/product/JJP}

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

{http://ipathetn.com/product/JJS}

Single Commodities

Energy

iPath® Seasonal Natural Gas ETN (DCNG)

{http://ipathetn.com/product/DCNG}

iPath® Pure Beta Crude Oil ETN (OLEM)

{http://ipathetn.com/product/OLEM}

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

{http://ipathetn.com/product/GAZ}

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

{http://ipathetn.com/product/OIL}

Industrial Metals

iPath® Pure Beta Aluminum ETN (FOIL)

{http://ipathetn.com/product/FOIL}

iPath® Pure Beta Copper ETN (CUPM)

{http://ipathetn.com/product/CUPM}

iPath® Pure Beta Lead ETN (LEDD)

{http://ipathetn.com/product/LEDD}

iPath® Pure Beta Nickel ETN (NINI)

{http://ipathetn.com/product/NINI}

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

{http://ipathetn.com/JJU-overview.jsp}

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN (JJC)

{http://ipathetn.com/product/JJC}

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

{http://ipathetn.com/product/LD}

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

{http://ipathetn.com/product/JJN}

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN (JJT)

{http://ipathetn.com/product/JJT}

Precious Metals

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

{http://ipathetn.com/product/PGM.jsp}

Softs

iPath® Pure Beta Cocoa ETN (CHOC)

{http://ipathetn.com/product/CHOC}

iPath® Pure Beta Coffee ETN (CAFE)

{http://ipathetn.com/product/CAFE}

iPath® Pure Beta Cotton ETN (CTNN)

{http://ipathetn.com/product/CTNN}

iPath® Pure Beta Sugar ETN (SGAR)

{http://ipathetn.com/product/SGAR}

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

{http://ipathetn.com/product/NIB}

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

{http://ipathetn.com/product/JO}

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

{http://ipathetn.com/product/BAL}

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

{http://ipathetn.com/product/SGG}

Currencies >

iPath® EUR/USD Exchange Rate ETN (ERO)

{http://ipathetn.com/product/ERO}

iPath® GBP/USD Exchange Rate ETN (GBB)

{http://ipathetn.com/product/GBB}

iPath ®JPY/USD Exchange Rate ETN (JYN)

{http://ipathetn.com/product/JYN}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/product/ICI}

iPath® GEMS Asia 8 ETN (AYT)

{http://ipathetn.com/product/AYT}

iPath® GEMS IndexTM ETN (JEM)

{http://ipathetn.com/product/JEM}

iPath® Asian & Gulf Currency Revaluation ETN (PGD)

{http://ipathetn.com/product/PGD}

Emerging Markets >

iPath® MSCI India IndexSM ETN (INP)

{http://ipathetn.com/INP-overview.jsp}

Fixed Income >

iPath® US Treasury Steepener ETN (STPP)

{http://ipathetn.com/product/STPP}

iPath® US Treasury Flattener ETN (FLAT)

{http://ipathetn.com/product/FLAT}

iPath® US Treasury 2-year Bull ETN (DTUL)

{http://ipathetn.com/product/DTUL}

iPath® US Treasury 2-year Bear ETN (DTUS)

{http://ipathetn.com/product/DTUS}

iPath® US Treasury 5-year Bull ETN (DFVL)

{http://ipathetn.com/product/DFVL}

iPath® US Treasury 5-year Bear ETN (DFVS)

{http://ipathetn.com/product/DFVS}

iPath® US Treasury 10-year Bull ETN (DTYL)

{http://ipathetn.com/product/DTYL}

iPath® US Treasury 10-year Bear ETN (DTYS)

{http://ipathetn.com/product/DTYS}

iPath® US Treasury Long Bond Bull ETN (DLBL)

{http://ipathetn.com/product/DLBL}

iPath® US Treasury Long Bond Bear ETN (DLBS)

{http://ipathetn.com/product/DLBS}

Leveraged>

Domestic Equity >

Large Cap >

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

{http://ipathetn.com/product/ROLA}

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

{http://ipathetn.com/product/ROSA}

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

{http://ipathetn.com/product/SFLA}

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

{http://ipathetn.com/product/SFSA}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

{http://ipathetn.com/product/VZZB}

Small Cap >

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

{http://ipathetn.com/product/RTLA}

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

{http://ipathetn.com/product/RTSA}

International Equity >

Developed Markets >

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

{http://ipathetn.com/product/MFLA}

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

{http://ipathetn.com/product/MFSA}

Emerging Markets >

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

{http://ipathetn.com/product/EMLB}

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

{http://ipathetn.com/product/EMSA}

Strategies >

iPath® CBOE S&P 500 BuyWriteSM Index ETN (BWV)

{http://ipathetn.com/product/BWV}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/product/ICI}

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About iPath ETNs

iPath Exchange Traded Notes (ETNs) are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees.

iPath ETNs offer:

•	Cost Efficiency

•	Daily Exchange Liquidity

•	Index Tracking

Learn More about iPath ETNs >> {http://ipathetn.com /about_ipath_etns}

iPATH ANNOUNCEMENT

May 18, 2012 - Barclays Issues Investor Guidance on iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM Exchange Traded Notes (Ticker: GAZ).

January 10, 2012 - Barclays Adds Three Currency Exchange Traded Notes to iPath® Platform

September 19, 2011 - Barclays launches additional series of Inverse iPath® Exchange Traded Notes - New ETNs offer investors a ‘short’ view on volatility of U.S. equity markets

See press release to learn more »

September 12, 2011 - Barclays to automatically redeem the iPath® Inverse January 2021 S&P 500 VIX Short-Term FuturesTM ~~ETN~~ (ticker: IVO)

See press release to learn more »

Dig Deeper Into iPath Leveraged ETNs {http://ipathetn.com/leveragedetn.jsp}

iPath® Leveraged ETNs offer exposure to a host of equities where your leverage factor is locked in from point of purchase, with no tracking error and no resets.

Learn more >>

An investment in iPath ETNs involves risks, including possible loss of principal. If specified in the relevant prospectus, Barclays Bank PLC as issuer may redeem a series of Securities (in whole but not in part) at its sole discretion on any trading day on or after the inception date until and including maturity. See the relevant prospectus for more information regarding the risks associated with Barclays Bank PLC’s right to redeem the Securities. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC, assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC, and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

A “buy-write” strategy consists of a hypothetical portfolio consisting of a “long” position in the components of an underlying index and the sale of a succession of one-month, at-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals or energy-related commodities may be subject to additional factors specific to industrial metals or energy-related commodities that might cause price volatility. These may include changes in the level of industrial or commercial activity using industrial metals or with high levels of energy demand; the availability and price of substitutes such as man-made or synthetic substitutes or alternative sources of energy; disruptions in the supply chain; adjustments to inventory; variations in production costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components composed of futures contracts on agricultural products may be subject to additional factors specific to agricultural products that might cause price volatility. These may include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries. Index components composed of futures contracts on precious metals may be subject to additional factors specific to precious metals that might cause price volatility. These may include disruptions in the supply chain, variations in production costs, costs associated with regulatory compliance, including environmental regulations, changes in industrial, government and consumer demand, and in the case of gold and silver, precious metal leasing rates, currency exchange rates, the level of economic growth and inflation and the degree to which consumers, governments, corporate and financial institutions hold physical gold or silver as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

For iPath ETNs linked to the performance of an index that involves the application of the Pure Beta Series 2 Methodology, an investment in such iPath ETNs may underperform compared to an investment in instruments linked to the reference index to which the Pure Beta Series 2 Methodology is applied. The Pure Beta Series 2 Methodology may result in allocation to futures contracts that increase negative roll yields.

Unlike certain investments that are linked to an index comprised of a commodity futures contract that is rolled on a monthly basis, the Barclays Capital Natural Gas Seasonal TR Index maintains its position in natural gas futures by rolling on an annual basis. Accordingly, iPath ETNs linked to the performance of such index are less exposed to short-term factors affecting natural gas prices.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

An investment in the iPath ETNs linked to the MSCI India Total Return IndexSM may carry risks similar to a concentrated securities investment in a single region. International investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Securities focusing on a single country may be subject to higher volatility.

An investment in iPath ETNs linked to the performance of the Barclays Capital Intelligent Carry Index™ is subject to risks associated with fluctuations, particularly a decline, in the value of the index. Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the index strategy, the level of the index and the market value of the securities will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the index strategy, the level of the index and the market value of the Securities will decline. Factors that may contribute to volatile fluctuations in the index include exchange rates applicable to the index constituent currencies, interest rates applicable to the constituent currencies, the prevailing interest rate environment, and global or regional economic, financial, political, regulatory, geographical or judicial events that affect exchange rates and interest rates.

An investment in iPath ETNs linked to the performance of the Barclays Capital GEMS IndexTM or the Barclays Capital GEMS Asia 8 IndexTM is subject to risks associated with fluctuations, particularly a decline in the value of the index. Because the GEMS indices consist of emerging market currencies, there are additional risks beyond those involved in an investment linked to the currencies of developed markets, including, but not limited to: economic, social, political, financial and military conditions in the emerging markets. The currencies of emerging markets may be more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets.

An investment in iPath ETNs linked to the performance of the Barclays Capital GEMS Pegged Currency IndexTM is subject to risks associated with fluctuations, particularly a decline in the level of the index. Because the performance of the index is linked to the exchange rates between the index constituent currencies and the U.S. dollar, the level of the index may be affected by unpredictable changes in currency prices, including as a result of government action. Because none of the index constituent currencies float freely, as all are currently either managed or pegged by their respective governments, and the exchange rates of managed and pegged currencies tend to fluctuate significantly less than those of free-floating currencies, there is limited potential for the increase in value of the index.

An investment in iPath ETNs linked to the performance of the Barclays Capital Global Carbon Index Total Return™ is subject to risks associated with fluctuations, particularly a decline, in the performance of the index caused by unpredictable volatility and movement in the prices of the index components. Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the Index and, therefore, the value of your Securities.

Cap & Trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in Green House Gas emissions and the onset of Global Warming. Accordingly, changes in regulation and enforcement of Cap & Trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the Securities.

An investment in iPath ETNs linked to the performance of the S&P 500 VIX Short-Term Futures™ Index TR and the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of each index. Because the performance of each index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of each index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of each index. Additional factors that may contribute to fluctuations in the level of each index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

For an investment in Securities linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER, an increase in the level of the index will have a negative effect on the repayment amount upon maturity or redemption, whereas a decrease in the level of the index will have a positive effect on the repayment amount. You may receive less than your original investment in the Securities at maturity or upon redemption. If the level of the index increases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent decrease in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. Ifcurrent levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER is subject to risks associated with fluctuations, particularly an increase, in the value of the index. The market value of the Securities may be influenced by many unpredictable factors. The index is designed to reflect the returns that are potentially available through an unleveraged investment in short-term VIX futures, which reflect the implied volatility of the S&P 500® Index and the Securities are not linked to the options used to calculate the index, to the actual volatility of the S&P 500® Index or the equity securities included in the S&P 500® Index, nor will the return on the Securities be a participation in the actual volatility of the S&P 500® Index. Changing prices of the futures contracts included in the index may result in a reduced amount payable at maturity or upon redemption. Additionally, the Securities will be automatically redeemed if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to 50.00% of the principal amount per Security. An automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

An investment in iPath ETNs linked to the performance of the S&P 500® Dynamic VIX Futures™ Total Return Index is subject to risks associated with fluctuations, particularly a decline, in the performance of the Index. The market value of the ETNs may be influenced by many unpredictable factors.

The value of the index will depend upon the success of the index in dynamically allocating between the short-term and mid-term volatility components. The allocation of the index is based on implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Additionally, the index may allocate to short as well as long positions in the index components and is not guaranteed to react positively to increased levels of market volatility. Because the performance of the index components is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

An investment in iPath ETNs linked to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of the index, an increase) in the value of the index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the index level will decrease or increase by 1.00 point for every 0.01% decrease or increase, respectively, in the difference between the 2-year yield and the 10-year yield. Market prices for 2-year and 10-year Treasury futures contracts may not capture precisely the underlying changes in the 2-year yield and the 10-year yield. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

An investment in iPath ETNs linked to the performance of any of the Barclays Capital 2Y US Treasury Futures Targeted Exposure IndexTM, Barclays Capital 5Y US Treasury Futures Targeted Exposure IndexTM, the Barclays Capital 10Y US Treasury Futures Targeted Exposure IndexTM or the Barclays Capital Long Bond US Treasury Futures Targeted Exposure IndexTM is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of any of such indices, an increase) in the value of the respective index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the respective index level will increase or decrease by 1.00 point for every 0.01% decrease or increase, respectively, in the 2-year, 5-year, 10-year or Long-Bond yield, as the case may be. Market prices for 2-year, 5-year, 10-year or Long-Bond Treasury futures contracts may not capture precisely the underlying changes in the 2-year, 5-year, 10-year and Long-Bond yields, respectively. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

For an investment in iPath ETNs (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. For an investment in iPath ETNs (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index decreases (in the case of the iPath Long ETNs) or increases (in the case of the iPath Short ETNs) sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase (in the case of the iPath Long ETNs) or decrease (in the case of the iPath Short

ETNs) in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance (in the case of the iPath Long ETNs) or the inverse performance (in the case of the iPath Short ETNs) of the applicable underlying index is subject to risks associated with fluctuations, particularly a decrease (in the case of the iPath Long ETNs) or an increase (in the case of the iPath Short ETNs), in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

For an investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR, any decrease in the level of the index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the index decreases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. If current levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of the index. Because the performance of the index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow

Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted S&P. S&P does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™,” and “500” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE and neither S&P nor CBOE make any representation regarding the advisability of investing in the Securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX®” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities.

“Barclays Capital Intelligent Carry Index™” and the “USD Intelligent Carry Index™” are trademarks of Barclays Bank PLC.

“Barclays Capital Global Carbon Index™” and “Barclays Capital Global Carbon Index Total Return™” are trademarks of Barclays Bank PLC.

“Barclays Capital US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays Capital 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays Capital 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays Capital 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Capital Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Capital Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM”, “Barclays Capital Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM” and “Barclays Capital Global Emerging Markets Strategy (GEMS) IndexTM” are trademarks of Barclays Bank PLC.

Each of the Barclays Capital commodities indices referenced herein is a trademark of Barclays Bank PLC.

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

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© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END HOME PAGE

VZZ AUTOMATIC REDEMPTION PAGE

Index: S&P 500® VIX Mid-Term FuturesTM

Exposure: Long Enhanced1

Certain iPath ETNs linked to a leveraged participation in the performance of the S&P 500® VIX Mid-Term FuturesTM Index, as indicated in the table below, will be automatically redeemed by the issuer, Barclays Bank PLC, at their automatic redemption value on the automatic redemption date.

The respective iPath ETN is being redeemed as the result of an automatic termination event occurring on the date listed below, when the intraday indicative note value was equal to or less than the applicable automatic termination level. Please see the relevant prospectus for additional information relating to automatic termination.

Ticker	Name	Automatic Termination Date[2]	Automatic Termination Level	Automatic Redemption Value[3]	Automatic Redemption Date[4]	Prospectus
VZZ	iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN	July 1, 2011	$10	$10	July 11, 2011	Download

Implications for Investors

Holders of the applicable iPath ETN on the automatic redemption date will receive a cash payment, per ETN, equal to the automatic redemption value.

Barclays Bank PLC has issued another series of iPath ETNs offering leveraged exposure5 to this index. Investors who wish to gain leveraged exposure to the Index can now access returns via:

Ticker: VZZB

Name: iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II)

For tax implications of purchasing replacement securities offering similar exposure, including the potential application of the wash sale rules, please consult a tax professional.

[1]

For the iPath Leveraged ETNs, “enhanced” refers to an initial leverage factor of 2 on the date of the ETN’s issuance and “extended” refers to an initial leverage factor of 3 on the date of the ETN’s issuance. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the each respective iPath Leveraged ETN will invest at a different “participation”—or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled “Participation” in the applicable prospectus or the Basics of iPath Leveraged Exchange Traded Notes paper.

[2]

An automatic termination event occurred because the intraday indicative note value of the relevant series of iPath ETNs was less than or equal to the automatic termination level on the automatic termination date.

[3]	The automatic redemption value was determined in accordance with the procedures set forth in the prospectus relating to the relevant series of iPath ETNs, available at download.
[4]	Holders of the ETNs on the automatic redemption date will receive a payment equal to the automatic redemption value on the fifth business day following the automatic termination date.
[5].

The performance of the iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETNs (II) (the “VZZB ETNs”) is not equivalent to the hypothetical performance that would be achieved had the applicable iPath ETNs not been automatically redeemed. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the VZZB ETNs will invest at a different “participation”—or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled “Participation” in the applicable prospectus or the Basics of iPath Leveraged Exchange Traded Notes paper.

Selected Risk Considerations

An investment in the iPath ETNs (the “Securities”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. Capitalized terms used below but not defined herein shall have the meanings attributed to them in the applicable prospectus supplement and pricing supplement.

Credit of Barclays Bank PLC: The Securities are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification trade price fluctuations, uncertain principal repayment, and liquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in the Securities may not be suitable for all investors.

Restrictions on the Minimum Number of Securities and Date Restrictions for Redemptions: The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable pricing supplement. You may only redeem your Securities on an optional redemption date if we receive notice of the redemption from you by certain dates and times as set forth in the pricing supplement. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Market and Volatility Risk: For an investment in Securities (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, the MSCI Emerging Markets Net Total Return Index, or the S&P 500® VIX Mid-Term Futures™ Total Return Index any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the ETNs at maturity or upon redemption. For an investment in Securities (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying Index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the Securities at maturity or upon redemption.

Leverage Risk: An investment in Securities linked to a leveraged participation in the performance (in the case of the iPath Long ETNs) or the inverse performance (in the case of the iPath Short ETNs) of the applicable underlying index is subject to risks associated with fluctuations, particularly a decrease (in the case of the iPath Long ETNs) or an increase (in the case of the iPath Short ETNs) in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

Automatic Redemption: If the level of the underlying index decreases (in the case of the iPath Long ETNs) or increases (in the case of the iPath Short ETNs) sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event (or for the iPath Long ETNs linked to the S&P 500 VIX Mid-Term Index, at the close of business on the automatic termination date). Therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase (in the case of the iPath Long ETNs) or decrease (in the case of the iPath Short ETNs) in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0.

Particular Risks Associated with the VIX Index: An investment in Securities linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR is subject to particular risks associated with fluctuations, particularly a decline, in the performance of the index. Because the performance of the index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and, consequently, the level of the VIX Index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

You may lose some or all of your principal: The Securities are exposed to any decline in the level of the Index caused by any daily decrease in the level of the applicable index (in the case of iPath Long ETNs) or daily increase in the level of the Index (in the case of iPath Short ETNs). Additionally, if the level of the applicable index is insufficient to offset the negative effect of the daily financing charge and investor fee, you will lose some or all of your investment at maturity or upon redemption.

A trading market for the Securities may not develop: Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Therefore, the liquidity of the Securities may be limited.

No interest payments from the Securities: You will not receive any interest payments on the Securities.

Uncertain tax treatment: Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END VZZ AUTOMATIC REDEMPTION PAGE

IVO/IVOP AUTOMATIC REDEMPTION PAGE

Index: S&P 500 VIX Short-Term FuturesTM Excess Return

Exposure: Inverse

Certain iPath ETNs linked to the inverse performance of the S&P 500 VIX Short-Term FuturesTM Index Excess Return, as indicated in the table below, will be automatically redeemed by the issuer, Barclays Bank PLC, at their automatic redemption value on the automatic redemption date.

The respective iPath ETN is being redeemed as the result of an automatic termination event occurring on the date listed below, when the intraday indicative note value was equal to or less than the applicable automatic termination level. Please see the relevant prospectus for additional information relating to automatic termination.

Ticker	Name	Automatic Termination Date[1]	Automatic Termination Level	Automatic Redemption Value[2]	Automatic Redemption Date[3]	Prospectus
IVO	iPath® Inverse January 2021 S&P 500 VIX Short-Term FuturesTM ETN	September 12, 2011	$10	$11.8024	September 19, 2011	Download

Implications for Investors

Holders of the applicable iPath ETN on the automatic redemption date will receive a cash payment, per ETN, equal to the automatic redemption value.

Barclays Bank PLC has issued another series of iPath ETNs offering inverse exposure4 to this index. Investors who wish to gain inverse exposure to the Index can now access returns via:

Ticker: IVOP [link to IVOP product page]

Name: iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETN (II) [link to IVOP prduct page]

For tax implications of purchasing replacement securities offering similar exposure, including the potential application of the wash sale rules, please consult a tax professional.

[1]

An automatic termination event occurred because the intraday indicative note value of the relevant series of iPath ETNs was less than or equal to the automatic termination level on the automatic termination date.

[2]	The automatic redemption value was determined in accordance with the procedures set forth in the prospectus relating to the relevant series of iPath ETNs, available at download.

[3]	Holders of the ETNs on the automatic redemption date will receive a payment equal to the automatic redemption value on the fifth business day following the automatic termination date.

[4].

The performance of the iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETNs (II) (the “IVOP ETNs”) is not equivalent to the hypothetical performance that would be achieved had the applicable iPath ETNs not been automatically redeemed.

Selected Risk Considerations

An investment in the iPath ETNs (the “Securities”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. Capitalized terms used below but not defined herein shall have the meanings attributed to them in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The Securities are exposed to any change in the level of the Index caused by any daily increase or decrease in the level of the Index. Additionally, if the level of the Index is insufficient to offset the negative effect of the investor fee, you will lose some or all of your investment at maturity or upon redemption, even if the value of the Index has decreased. The Securities are riskier than ordinary unsecured debt securities and have no principal protection.

Past Performance Is Not Indicative of Future Results: It is impossible to predict whether any Index underlying your Securities will rise or fall. The actual performance of the Index underlying your Securities or any index component over the term of the respective series of the Securities, as well as the amount payable at maturity or upon redemption, may bear little relation to the historical levels of comparable indices, which in most cases have been highly volatile.

The Performance of the Underlying Indices are Unpredictable: An investment in the Securities linked to the inverse performance of the Index is subject to risks associated with fluctuations, particularly an increase, in the performance of the Index. Because the performance of the Index is linked to the inverse performance of the VIX Index the performance of the Index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the Index. Additional factors that may contribute to fluctuations in the level of the Index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your Securities Are Not Linked to the Inverse of the VIX Index: The value of your Securities will be linked to the inverse performance of the Index, and your ability to benefit inversely from any rise or fall in the level of the VIX Index is limited. The Index underlying your Securities is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your Securities may not benefit from decreases in the level of the VIX Index because such decreases will not necessarily cause the level of VIX Index futures to decrease. Accordingly, a hypothetical investment that was linked directly to the inverse performance of the VIX Index could generate a higher return than your Securities.

Market and Volatility Risk: The market value of the Securities may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your Securities in the secondary market. Factors that may influence the market value of the Securities include prevailing market prices of the U.S. stock markets, the index components included in the Index, and prevailing market prices of options on the Index or any other financial instruments related to the Index; supply and demand for the Securities, including inventory positions with Barclays Capital Inc. or any market maker; the time remaining to the maturity of the Securities; interest rates; or economic, financial, political, regulatory, geographical or judicial events that affect the level of the underlying Index or other financial instruments related to the Index. These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Credit of Barclays Bank PLC: The Securities are senior unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the Securities prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

A Trading Market for the Securities May Not Develop: Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Therefore, the liquidity of the Securities may be limited.

No Interest Payments from the Securities: You will not receive any interest payments on the Securities.

Restrictions on the Minimum Number of Securities and Date Restrictions for Redemptions: You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on an optional redemption date. You may only redeem your Securities on an optional redemption date if we receive a notice of redemption from you by certain dates and times as set for in the pricing supplement.

Automatic Termination: If, on any index business day prior to or on the final valuation date, the intraday indicative note value of the Securities becomes less than or equal to $10.00 per Security, an automatic termination event will be deemed to have occurred and your Securities will be automatically redeemed in an amount equal to the automatic redemption value. An automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END IVO AUTOMATIC REDEMPTION PAGE

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DAILY LIQUIDITY: iPath ETNs can be bought or sold anytime during market hours.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. Click here for additional market price information. For information on fees, please click on the “Profile” Tab below.

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Product Name	Ticker	Inception Date	Indicative Value Returns (%) As of xx/xx/xxxx						Market Price Returns (%) As of xx/xx/xxxx
			1 Mo.	3 Mo.	6 Mo.	YTD	1 Year	Since Inception*	1 Mo.	3 Mo.	6 Mo.	YTD	1 Year	Since Inception*
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	5/22/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Broad Commodity ETN	BCM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Agriculture ETN	DIRT	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Energy ETN	ONG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Grains ETN	WEET	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Industrial Metals ETN	HEVY	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Livestock ETN	LSTK	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Precious Metals ETN	BLNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Softs ETN	GRWN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Seasonal Natural Gas ETN	DCNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Crude Oil ETN	OLEM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Aluminum ETN	FOIL	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Copper ETN	CUPM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Lead ETN	LEDD	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Nickel ETN	NINI	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cocoa ETN	CHOC	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Coffee ETN	CAFE	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cotton ETN	CTNN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Sugar ETN	SGAR	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® EUR/USD Exchange Rate ETN	ERO	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GBP/USD Exchange Rate ETN	GBB	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Global Carbon ETN	GRN	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® JPY/USD Exchange Rate ETN	JYN	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® MSCI India Index(SM) ETN	INP	12/19/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Optimized Currency Carry ETN	ICI	1/31/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	7/16/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	9/16/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 Dynamic VIX ETN	XVZ	8/17/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	8/15/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P GSCI® Total Return Index ETN	GSP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Steepener ETN	STPP	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Flattener ETN	FLAT	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 2-year Bull ETN	DTUL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 2-year Bear ETN	DTUS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 5-year Bull ETN	DFVL	7/11/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 5-year Bear ETN	DFVS	7/11/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bull ETN	DTYL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bear ETN	DTYS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bull ETN	DLBL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bear ETN	DLBS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended S&P 500® TR Index ETN	SFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended S&P 500® TR Index ETN	SFSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	VZZB	07/08/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GEMS Asia 8 ETN	AYT	04/02/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GEMS IndexTM ETN	JEM	02/01/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Asian & Gulf Currency Revaluation ETN	PGD	02/05/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

*	Since inception returns are cumulative for notes less than one year old, otherwise, returns are annualized.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

[Tabs]

Returns | Profile

Product Name	Ticker	Yearly Fee (%)	Exchange	Maturity Date
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	0.75	NYSE Arca	5/28/2037
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	0.75	NYSE Arca	6/12/2036
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	0.75	NYSE Arca	6/24/2038
iPath® Pure Beta Broad Commodity ETN	BCM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Agriculture ETN	DIRT	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Energy ETN	ONG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Grains ETN	WEET	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Industrial Metals ETN	HEVY	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Livestock ETN	LSTK	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Precious Metals ETN	BLNG	0.75	NYSE Arca	4/18/2041

iPath® Pure Beta Softs ETN	GRWN	0.75	NYSE Arca	4/18/2041
iPath® Seasonal Natural Gas ETN	DCNG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Crude Oil ETN	OLEM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Aluminum ETN	FOIL	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Copper ETN	CUPM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Lead ETN	LEDD	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Nickel ETN	NINI	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cocoa ETN	CHOC	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Coffee ETN	CAFE	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cotton ETN	CTNN	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Sugar ETN	SGAR	0.75	NYSE Arca	4/18/2041
iPath® EUR/USD Exchange Rate ETN	ERO	0.4	NYSE Arca	5/14/2037
iPath® GBP/USD Exchange Rate ETN	GBB	0.4	NYSE Arca	5/14/2037
iPath® Global Carbon ETN	GRN	0.75	NYSE Arca	6/24/2038
iPath® JPY/USD Exchange Rate ETN	JYN	0.4	NYSE Arca	5/14/2037
iPath® MSCI India IndexSM ETN	INP	0.89	NYSE Arca	12/18/2036
iPath® Optimized Currency Carry ETN	ICI	0.65	NYSE Arca	1/28/2038
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	0.89	NYSE Arca	7/17/2020
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	0.89	NYSE Arca	9/20/2021
iPath® S&P 500 Dynamic VIX ETN	XVZ	0.95	NYSE Arca	8/18/2021
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	0.89	NYSE Arca	1/30/2019
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	0.89	NYSE Arca	1/30/2019
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	0.75	NYSE Arca	8/14/2036
iPath® S&P GSCI® Total Return Index ETN	GSP	0.75	NYSE Arca	6/12/2036
iPath® US Treasury Steepener ETN	STPP	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Flattener ETN	FLAT	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bull ETN	DTUL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bear ETN	DTUS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 5-year Bull ETN	DFVL	0.75	NYSE Arca	7/12/2021
iPath® US Treasury 5-year Bear ETN	DFVS	0.75	NYSE Arca	7/12/2021
iPath® US Treasury 10-year Bull ETN	DTYL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 10-year Bear ETN	DTYS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Long Bond Bull ETN	DLBL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Long Bond Bear ETN	DLBS	0.75	NYSE Arca	8/13/2020
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	0.50	NYSE Arca	11/30/2020
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	0.50	NYSE Arca	11/30/2020
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	0.50	NYSE Arca	11/30/2020
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	0.50	NYSE Arca	11/30/2020
iPath® Long Extended S&P 500® TR Index ETN	SFLA	0.35	NYSE Arca	11/30/2020
iPath® Short Extended S&P 500® TR Index ETN	SFSA	0.35	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	0.80	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	0.80	NYSE Arca	11/30/2020

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	VZZB	0.89	NYSE Arca	07/12/2021
iPath® GEMS Asia 8 ETN	AYT	0.89	NYSE Arca	04/08/2038
iPath® GEMS IndexTM ETN	JEM	0.89	NYSE Arca	02/04/2038
iPath® Asian & Gulf Currency Revaluation ETN	PGD	0.89	NYSE Arca	02/04/2038

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT INFORMATION SECTION

ABOUT iPATH ETNs SECTION

http://ipathetn.com /about_ipath_etns

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Home > About iPath ETNs

[Headline/subhead]

About iPath ETNs

Get comprehensive information and insight about Exchange Traded Notes (ETNs)

[Body copy]

Gain a clear understanding of iPath ETNs, from the basics of structure to the breadth of product offering. You’ll also learn how you can integrate ETNs in to your portfolio strategies—whether to diversify your portfolio, implement your views, or help mitigate risk.

Essentials of iPath ETNs >>

Discover the fundamentals of ETNs, including structure, redemption options, and tax consequences, and explore the unique properties of leveraged ETNs.

Begin learning about ETNs

[Links to Basics of iPath ETNs landing page]

iPath ETN Product Suites >>

Integrate iPath ETNs into your portfolio with products designed to help meet a wide range of investing needs, including commodity, currency, fixed income, and leveraged ETNs.

Learn about iPath ETN products suites

[Links to iPath ETN Product Suites landing page]

Diversification may not protect against market risk.

Related Resources

•	FAQ {http:// ipathetn.com/downloads/pdf/iPath-FAQs.pdf}

•	Product List {http://ipathetn.com/downloads/pdf/ipath-product-list.pdf}

•	Tax FAQ {http:// ipathetn.com/downloads/pdf/iPath-Tax-FAQs.pdf}

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

http://ipathetn.com /about_ipath_etns/essentials

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Home > About iPath ETNs > Essentials of iPath ETNs

[Headline/subhead]

Essentials of iPath ETNs

Get comprehensive information and insight about iPath Exchange Traded Notes (ETNs)

[Body copy]

Learn how you can access the returns of market benchmarks or strategies with iPath ETNs, and discover the features and intended benefits of these securities.

Understanding iPath ETNs >>

Learn about the basic structure of ETNs and see how they compare to equities, index funds, and Exchange Traded Funds (ETFs).

Begin learning the fundamentals [Links to Understanding iPath ETNs page]

Benefits >>

Discover how to gain exposure to the returns of market benchmarks, help manage taxable events, and diversify your portfolio with iPath ETNs.

Learn about iPath ETN products [Links to iPath ETN Benefits page]

Trading and Redemption >>

Learn about your options for liquidating iPath ETNs and find out how indicative value and trading price are calculated.

Learn about trading and redemption [Links to Trading and Redemption page]

Premiums and Discounts >>

Learn about premiums and discounts in the market price of iPath ETNs and what may cause them to occur.

Learn about premium and discounts. [Links to Premium and Discounts page]

Tax Considerations >>

Understand the tax consequences of iPath ETNs and learn how ETNs should be treated for federal income tax purposes.

Learn about tax considerations [Links to Tax Considerations page]

Leveraged ETNs >>

Learn how to access leveraged exposures through the iPath Leveraged ETN suite.

Learn about Leveraged ETNs [Links to Leveraged ETNs page]

Diversification may not protect against market risk.

Related Resources

•	FAQ {http:// ipathetn.com/downloads/pdf/iPath-FAQs.pdf}

•	Product List {http://ipathetn.com/downloads/pdf/ipath-product-list.pdf}

•	Tax FAQ {http:// ipathetn.com/downloads/pdf/iPath-Tax-FAQs.pdf}

•	Premiums and Discounts

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

http://ipathetn.com/about_ipath_etns/essentials/understanding_ipath_etns.htm

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Home > About iPath ETNs > Essentials of iPath ETNs > Understanding iPath ETNs

[Page Title]

Understanding iPath ETNs

[Body copy]

iPath Exchange Traded Notes (ETNs) offer investors an efficient way to access difficult-to-reach market benchmarks or strategies. iPath ETNs are senior, unsecured debt securities issued by Barclays Bank PLC.

While ETNs are not equities or index funds, they do share several characteristics. Like equities, they trade on an exchange and can be shorted1 on an uptick or a downtick, subject to the ability to locate shares to borrow. Like an index fund, they are linked to the return of a benchmark index.

Structure of iPath ETNs

iPath ETNs can be characterized by the following key features:

Payment at maturity	Investors who hold iPath ETNs to maturity will receive a cash payment at maturity that is linked to the performance of the corresponding index during the period beginning on the inception date and ending at maturity, less investor fees.

Redemption prior to maturity	Investors can redeem a large block of iPath ETNs, typically 25,000 to 50,000 units, directly to Barclays Bank PLC before their maturity date, subject to the procedures described in the relevant prospectus[2]. A redemption charge may apply for redemption of certain series of iPath ETNs.

Coupon	Interest will not be paid during the term of most iPath ETNs. iPath Global Emerging Markets Strategy (GEMS) ETNs are designed to pay a monthly coupon.

Distribution	The iPath ETNs currently available do not make dividend distributions.

Investor fee and additional costs	The investor fee is subtracted on a daily basis from the closing indicative value of each iPath ETN at a cumulative annual rate equal to the Yearly Fee. Because the investor fee and other applicable costs reduce the amount of an investor’s return at maturity or upon redemption, if the value of the underlying index decreases or does not increase significantly, investors may receive less than the principal amount of the investment at maturity or upon redemption. For a more complete description of how the investor fee and other applicable costs are calculated, please see the applicable product page and pricing supplement. Additional costs, such as rolling costs, may apply to certain iPath ETNs. Please refer to the relevant prospectus for more information.

No principal protection	Investors will receive a cash payment at maturity or upon redemption linked to the performance of the corresponding index, less investor fees and other applicable costs. The index may go up or down. Even if the index goes up, investors may not recover their principal once investor fees and costs are deducted.

Ratings	The iPath ETNs are not rated, but are backed by the credit of Barclays Bank PLC.[3] Credit ratings relate solely to the issuer, Barclays Bank PLC, and not to the ETNs.

Unsecured debt	iPath ETNs are senior, unsecured debt securities issued by Barclays Bank PLC.

Voting rights	Because the iPath ETNs are debt securities, they do not have any voting rights.

Distributions	The iPath ETNs currently available do not make dividend distributions.

Differences and similarities between ETNs and Exchange Traded Funds (ETFs)

Both ETNs and ETFs provide investors access to the returns of various market benchmarks. However, iPath ETNs are debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies collateralized by an underlying portfolio of securities. Other differences and similarities are noted in the following chart:

	ETN	ETF
Liquidity	Daily on exchange	Daily on exchange

Registration	Securities Act of 1933	Investment Company Act of 1940

Recourse	Issuer credit	Portfolio of securities

Principal risk	Market and issuer risk	Market risk

Tracking Error*	Low to moderate	Low

Tax Issues	Capital gains only realized upon the sale, redemption or maturity of the ETN. No dividend distributions. Interest will not be paid during the term of most iPath ETNs (iPath Global Emerging Markets Strategy (GEMS) ETNs are designed to pay a monthly coupon).	Potential exposure to capital gains and losses of portfolio, although creation/redemption mechanism works to minimize this. Dividends and interest income passed through to shareholders.

Transparency	Performance of ETNs generally depends on the return of the underlying index, less applicable fees and costs. There is typically not an underlying portfolio of securities that investors have recourse to.	Performance of ETFs generally depends on the return on a portfolio of securities or instruments held by the fund, less applicable fees and costs. Holdings of the fund are disclosed by the fund sponsor.

Accessibility	Access through any brokerage account (certain firms may have restrictions on product availability on their platforms)	Access through any brokerage account (certain firms may have restrictions on product availability on their platforms)

Institutional size redemption	Daily to the issuer	Daily via custodian

Short sales[1]	Yes, on an uptick or a downtick	Yes, on an uptick or a downtick

*	Tracking error refers to the performance difference of an investment versus its benchmark over a given time period.

iPath Roles

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group operates in many countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group.

Barclays Capital Inc. acts as the issuer’s agent in connection with the distribution of the iPath ETNs. Barclays Capital Inc. is an affiliate of Barclays Bank PLC and is a registered US broker-dealer regulated by the SEC and the FINRA.

BlackRock’s broker-dealer affiliate, BlackRock Investments, LLC, engages in the promotion of iPath ETNs to intermediaries including registered broker-dealers and registered investment advisors; and to end-users, such as mutual funds, hedge funds and insurance companies.

Regulation of iPath ETNs

iPath ETNs are registered under the Securities Act of 1933. They are not regulated by the Commodity Futures Trade Commission (CFTC), and you do not need a Series 3 License to sell them. However, futures contracts notionally underlying the relevant market index may be regulated by the CFTC.

Related Resources

•	FAQ {http:// ipathetn.com/downloads/pdf/iPath-FAQs.pdf}

•	Product List {http://ipathetn.com/downloads/pdf/ipath-product-list.pdf}

•	Tax FAQ {http:// ipathetn.com/downloads/pdf/iPath-Tax-FAQs.pdf}

[1]	With short sales, an investor faces the potential for unlimited losses as the security’s price rises.
[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

[3]	Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the iPath ETNs.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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Benefits of ETNs

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iPath Exchange Traded Notes (ETNs) offer investors access to the returns of a particular market or strategy, less investor fees, and offer the following benefits:

Gain access to difficult-to-reach exposures

iPath ETNs offer exposure to the returns of market benchmarks, less investor fees and costs, with exchange-traded accessibility. The ETN structure offers investors flexible exposure to investments in previously expensive or difficult-to-reach market sectors or strategies.

Help manage your taxable events1

U.S. holders of iPath ETNs (other than the certain currency ETNs) should generally not be required to include amounts in income prior to sale, redemption or maturity. Investors should recognize gain or loss upon the sale, redemption or maturity of their iPath ETNs in an amount equal to the difference between the amount they receive at such time and their tax basis in the securities. This enables investors to generally manage the timing of taxable events related to their investment in iPath ETNs. However, significant aspects of the tax treatment of the ETNs are uncertain, and the IRS and U.S. Treasury are actively considering the tax treatment of instruments such as iPath ETNs, which could change at any time. Investors should consult a tax advisor about their own tax situation.

Trading Flexibility

iPath ETNs are listed on NYSE Arca and can be bought and sold at their market price on the secondary market anytime during trading hours, similar to other publicly traded securities. Certain iPath ETNs are listed on additional exchanges as well as NYSE Arca. Investors may also redeem a large block of securities, typically 25,000 or 50,000 securities, directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus2. A one-time redemption charge will apply to certain ETNs. The charge is intended to allow the issuer to recoup brokerage and other costs incurred in connection with an early redemption (although the proceeds from the charge may be more or less than such costs).

[1]	Please see the applicable prospectus for a more complete discussion of the primary tax treatment and alternative tax characterizations that are possible with respect to each iPath ETN.
[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

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Trading & Redemption

Related Resources

•	FAQ {http:// ipathetn.com/downloads/pdf/iPath-FAQs.pdf}

•	Product List {http://ipathetn.com/downloads/pdf/ipath-product-list.pdf}

•	Tax FAQ {http:// ipathetn.com/downloads/pdf/iPath-Tax-FAQs.pdf}

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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Trading and Redemption

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iPath Exchange Traded Notes (ETNs) are listed on NYSE Arca (and in the case of certain iPath ETNs, on additional exchanges) and can be bought and sold at their market price on the secondary market, similar to other publicly traded securities. Interest is not paid during the term of the iPath ETNs and the currently available iPath ETNs do not make dividend distributions.

Trading or redemption options

Investors can liquidate iPath ETNs in one of three ways:

1.	Sell in the secondary market during trading hours. Investors transacting on the secondary market will not incur a redemption charge.

2.

Redeem a large block of securities, typically 25,000 to 50,000 securities directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus[1]. The redemption feature is intended to induce arbitrageurs to counteract any trading of the iPath ETNs at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner. A one-time redemption charge will apply to certain ETNs. The charge is intended to allow the issuer to recoup brokerage and other costs incurred in connection with an early redemption (although the proceeds from the charge may be more or less than such costs).

3.	Hold until maturity and receive a cash payment on the maturity date from the issuer, Barclays Bank PLC, based on the performance of the corresponding index, less investor fees and other applicable costs. Please see the relevant prospectus for details on how the payment at maturity is calculated for your ETNs.

Indicative value calculation

iPath ETNs are debt securities, not mutual funds, so they do not have a net asset value or “NAV”. An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or other third party. Additionally, the closing indicative value of each iPath ETN is calculated and published at the end of each calendar day on this website. View now. [Link to: /product-information.jsp]

Some iPath ETNs apply an index multiplier for purposes of calculating the closing indicative note value on each calendar day. The effect of the index multiplier is to adjust the rate at which the value of the ETN is expected to change (either directly or inversely) in response to changes in the level of the relevant index.

Indicative value and trading price

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the index sponsors underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the intraday indicative value of the applicable iPath ETNs. Index levels provided by the index sponsors underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying relevant market. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

Automatic termination

Certain iPath ETNs will be automatically redeemed if the indicative value reaches a certain level (an “automatic termination event”), as described in the relevant prospectus. Upon the occurrence of an automatic termination event, Barclays Capital will deliver notice of automatic termination, and investors will receive a cash payment in U.S. dollars per ETN on the applicable valuation date calculated in accordance with the procedures described in the relevant prospectus.

Subsequent issuances

If demand for any iPath ETN exceeds the initial amount of securities issued, subsequent issuances may be made under the registration statement. The terms of the new issue—including maturity date, investor fee, ticker and CUSIP—will be the same as the original issue, and it is expected that both issues would be immediately fungible.

Suspension of issuances

Depending on market factors or regulatory developments, iPath ETNs may be suspended from further sales from inventory and/or further issuances.2 Daily redemptions at the option of the holders of iPath ETNs are typically not affected by suspensions, nor are Barclays Bank PLC’s lending activities from existing inventory with respect to iPath ETNs typically affected by suspensions.

It is possible that a suspension, as described above, may influence the market value of iPath ETNs. Limitations on issuance and sale implemented may cause an imbalance of supply and demand in the secondary market for iPath ETNs, which may cause them to trade at a premium or discount in relation to their indicative value. Therefore, any purchase of iPath ETNs in the secondary market may be at a purchase price significantly different from their indicative value.

[1]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

[2]	As will be described in further detail in the applicable pricing supplement relating to the iPath ETNs.

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Premiums and Discounts

Related Resources

•	FAQ {http:// ipathetn.com/downloads/pdf/iPath-FAQs.pdf}

•	Product List {http://ipathetn.com/downloads/pdf/ipath-product-list.pdf}

•	Tax FAQ {http:// ipathetn.com/downloads/pdf/iPath-Tax-FAQs.pdf}

•	Trading Strategy Report {http://ipathetn.com/downloads/us_iPath_Trading_Strategy_Report.pdf

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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Premiums and Discounts

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Premium

When discussing iPath ETNs, a premium is described as the amount that the market price of an exchange-traded note on the exchange trades above its intraday indicative value. The intraday indicative value is meant to approximate the intrinsic economic value of each iPath ETN. As iPath ETNs are debt securities, and unlike exchange-traded funds do not own underlying assets, the intraday indicative note value is based on the performance of the related index rather than the price of any assets.

Discount

When discussing iPath ETNs, a discount is described as the amount that the market price of an exchange-traded note on the exchange trades below its intraday indicative value. The intraday indicative value is meant to approximate the intrinsic economic value of each iPath ETN. As iPath ETNs are debt securities, and unlike exchange-traded funds do not own underlying assets, the intraday indicative note value is based on the performance of the related index rather than the price of any assets.

The actual market price of a series of iPath ETNs may be different from its indicative value and may reflect a premium or discount for various reasons. Any changes in the level of supply or demand for the ETNs may impact the market price of the note and cause it to diverge from the indicative value (for example, see “Capacity limitations may affect the market price of an ETN” for a description of one supply side factor that may impact the price of the ETN). In addition, any delay or postponement by the index sponsor in publishing the value of an underlying index will affect the current index level and therefore the intraday indicative value of the applicable iPath ETNs, which may in turn result in a divergence from the market price of the applicable iPath ETNs.

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Tax Considerations

Related Resources

•	Premium and Discounts

•	Press Release

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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Tax Considerations

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For U.S. federal income tax purposes, Barclays Bank PLC and investors agree to treat all iPath ETNs, except certain currency ETNs, are treated as prepaid executory contracts with respect to the relevant index. If such iPath ETNs are so treated, investors should recognize gain or loss upon the sale, redemption or maturity of their iPath ETNs in an amount equal to the difference between the amount they receive at such time and their tax basis in the securities. Investors generally agree to treat such gain or loss as capital gain or loss, except with respect to those iPath ETNs for which investors agree to treat such gain or loss as ordinary, as detailed in the chart below.

iPath ETN Tax Consequences

The following table summarizes certain U.S. federal tax consequences that holders of iPath ETNs and Barclays Bank PLC agree to be subject to pursuant to the terms of iPath ETNs. These tax consequences, however, are not certain and alternative treatments are possible. Please see the applicable prospectus for a more complete discussion of the primary tax treatment and alternative tax characterizations that are possible with respect to each iPath ETN.

TYPE	TREATMENT AT MATURITY	RECOGNITION OF CURRENT INCOME
Alternatives BuyWrite Commodities Equity Fixed Income Leveraged	Capital gains Capital gains Capital gains Capital gains Capital gains Capital gains	No No No No No No
CURRENCY
Carry Trade	Ordinary Income	No
Exchange Rate Global Emerging Markets Strategy (GEMS)	Ordinary Income Ordinary Income	Yes Yes

Barclays Bank PLC’s position on the tax status of ETNs

Barclays Bank PLC is aligned with the Securities Industry and Financial Markets Association (SIFMA) and believes that the tax treatment of investment products should be driven by the product’s attributes. Mutual funds and ETNs are taxed differently because they are fundamentally different products. Investors who buy shares in a mutual fund own the underlying securities and receive annual dividend income from those securities, which is taxable. ETN investors do not own underlying securities and receive no dividends while holding an ETN.

Tax Status of Currency ETNs

Revenue ruling 2008-1, issued on December 7, 2007, holds that certain financial instruments linked directly to the value of a foreign currency—regardless of whether the instrument is privately offered, publicly offered or traded on an exchange—should be treated like debt for federal tax purposes. Revenue Ruling 2008-1 is relevant to iPath exchange rate and GEMS ETNs.

Barclays Bank PLC believes that this ruling provides investors clarity on the tax treatment of certain financial instruments linked directly to the value of a foreign currency—regardless of whether the instrument is privately offered, publicly offered, or traded on an exchange.

With respect to the iPath exchange rate ETNs, this ~~This~~ means that any interest accrued (net of fees) during the life of those ETNs will be taxed as ordinary income on a current basis, even though that interest is reinvested and not paid out until the holder sells the ETN or the ETN matures. It also means that a gain or loss from the redemption or maturity of these ETNs will generally be ordinary. With respect to iPath GEMS ETNs, this means that interest on these ETNs should be taxed as ordinary income at the time it accrues or is received (iPath GEMS ETNs are designed to pay a monthly coupon). It also means that gain or loss from the sale or redemption of these ETNs should generally be ordinary.

With respect to iPath GEMS ETNs, this means that interest on these ETNs should be taxed as ordinary income at the time it accrues or is received (iPath GEMS ETNs are designed to pay a monthly coupon). It also means that gain or loss from the sale or redemption of these ETNs should generally be ordinary.

The iPath Optimized Currency Carry ETN is different from the instruments described in Revenue Ruling 2008-1. However, due to rules under Section 988 of the Internal Revenue Code, gain or loss from the sale or redemption of this ETN should generally be ordinary.

Tax status of equity, fixed income, commodity, leveraged and certain alternatives ETNs

Revenue ruling 2008-1 likely does not apply to iPath ETNs other than iPath exchange rate and GEMS ETNs. However, on December 7, 2007, the IRS also issued notice 2008-2 asking for comments on the appropriate tax treatment of instruments such as the equity and commodity ETNs. The IRS has not issued additional guidance on this issue.

An investment in iPath ETNs may not be suitable for all investors. Please see the applicable prospectus for a more complete discussion of the primary tax treatment and alternative tax characterizations that are possible with respect to each iPath ETN. Significant aspects of the tax treatment of the ETNs are uncertain. Investors should consult a tax advisor about their own tax situation. An investment in iPath ETNs also involves other risks, including possible loss of principal. See the applicable prospectus for a discussion of these other risks.

Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC, and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

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iPath Leveraged ETNs

Related Resources

•	FAQ {http:// ipathetn.com/downloads/pdf/iPath-FAQs.pdf}

•	Product List {http://ipathetn.com/downloads/pdf/ipath-product-list.pdf}

•	Tax FAQ {http:// ipathetn.com/downloads/pdf/iPath-Tax-FAQs.pdf}

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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iPath Leveraged ETNs

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iPath Leveraged ETNs are designed to provide investors with a leveraged return that is linked to the performance, or inverse performance, of a market benchmark less applicable charges, costs and fees. Each iPath Leveraged ETN has an intraday indicative note value (“IINV”), which is meant to approximate the intrinsic economic value of each iPath Leveraged ETN at any point in time.

The IINV will be calculated by the calculation agent on an ongoing basis from the initial valuation date to the final valuation date. During the hours on which trading is generally conducted on NYSE Arca, NYSE Arca or a successor will calculate and publish the IINV for each iPath leveraged ETN every 15 seconds under the applicable ticker symbol. Additionally, a closing indicative note value (CINV) for each iPath Leveraged ETN will be published by NYSE Arca on each valuation date under the applicable ticker symbol. For a more complete description of how the IINV and CINV are calculated for each series of iPath leveraged ETNs, please see the relevant prospectus.

Indicative value for iPath Leveraged ETNs

Unlike some leveraged investments, the iPath Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of iPath Leveraged ETNs will change by a multiple of the underlying index performance that is variable and depends, in part, on the then current IINV of that series of iPath Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca will calculate and publish every 15 seconds a “participation” for each series iPath Leveraged ETNs. For each series of iPath Leveraged ETNs, the participation is calculated by dividing the amount per ETN that is notionally exposed to the underlying index by the then current IINV of that ETN. The participation is published intraday to common data providers such as Bloomberg, and once per day to this website. View now. [need link to internal ipathetn.com page]

Automatic redemption

In order to prevent the ETNs from reaching a negative value, there will be an automatic redemption of any series of the iPath Leveraged ETNs if, on any calendar day prior to or on the final valuation date, the intraday indicative note value (IINV) is less than or equal to the applicable automatic termination level specified below per ETN. Upon the occurrence of an automatic termination event, investors in that series of iPath leveraged ETNs will receive a redemption amount that will be significantly less than the issue price and will receive no greater than the automatic termination level specified below per ETN. Accordingly, investors may lose some or all of their principal if they invest in the iPath leveraged ETNs. Please refer to the relevant prospectus for further details on the automatic redemption, timing and processes, and how the payment upon redemption is calculated.

Fees for iPath Leveraged ETNs

As the iPath Leveraged ETNs seek to replicate a long or short investment in an underlying index, certain charges, costs and fees are built into the calculation of the CINV and the IINV.

•

The iPath Long Leveraged ETNs charge an annualized investor fee and an annualized financing charge on notional cash amounts underlying each iPath Long Leveraged ETN[1]. The notional cash amounts of the iPath Long Leveraged ETNs will vary according to the financing rate and fee rate, both as defined in the applicable prospectus.

•

The iPath Short Leveraged ETNs charge an annualized investor fee and an annualized index borrow cost on the notional borrowed equity amounts underlying each iPath Short Leveraged ETN (offset by annualized interest on notional cash amounts underlying each iPath Short Leveraged ETN). The notional borrowed equity amounts of the iPath Short Leveraged ETNs will vary according to movements in the underlying index, as defined in the applicable prospectus, and will not in general move in tandem with the underlying index or the IINV or CINV.

Therefore, under certain circumstances, particularly where the financing level is a high multiple of the applicable CINV, the fees may represent a significant percentage of the applicable CINV.

For full details of the accrued fees, charges and costs for the iPath Leveraged ETNs, and hypothetical examples as to how these can affect the performance of the ETNs, investors should consult the applicable prospectus.

Differences and Similarities Between iPath Leveraged ETNs and Leveraged exchange traded funds (Leveraged ETFs)

Both iPath Leveraged ETNs and leveraged ETFs provide investors with access to the leveraged returns of various market benchmarks. However, the iPath Leveraged ETNs are senior, unsecured debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies and are collateralized by an underlying portfolio of securities.

iPath Leveraged ETNs seek to provide investors with an alternative to leveraged ETFs, which typically track a daily or monthly multiple of an index’s returns. Instead, the iPath Leveraged ETNs track a fixed multiple of underlying index performance over the term of the ETNs. Other differences and similarities are noted in the following chart:

	iPath Leveraged ETNs	Leveraged ETF
Leveraged Performance	Yes	Yes
Liquidity	Daily on Exchange	Daily on Exchange
Registration	Securities Act of 1933	Investment Company Act of 1940
Form	Medium-Term Note	40 Act Fund / UIT
Principal risk	Market and issuer risk	Market risk
Recourse	Issuer credit	Portfolio of Securities
Performance Target	Payment at Maturity	Daily or Monthly Performance Target
Maturity	Fixed Maturity[2]	No
Path Dependency[3]	No	Yes
Institutional size redemption	Daily to the issuer[2]	Daily via custodian
Formulaic Optional Redemption Value	Yes[2]	No
Automatic Termination Event	Yes	No

[1]

Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

[2]	Subject to the occurrence of an automatic termination event or early redemption by the investor.
[3]

An index-linked security shows ‘path dependency’ if its value on any given day cannot be derived from the current and initial values of its underlying index but instead is dependent on the historical ‘path’ that the index has taken over the calculation period.

Related Resources

•	The Basics of iPath Leveraged ETNs {http://ipathetn.com/downloads/leveraged_mechanics.pdf}

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© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END ESSENTIALS OF iPATH SECTION

PRODUCT SUITE SECTION

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iPath ETN Product Suites

Explore ETN products designed to help meet a wide range of investing needs.

[Body copy]

Find iPath ETNs that match your investing objectives. Whether you want a specific commodity exposure or access to a fixed income strategy, you’ll find iPath ETN products to help you build and diversify your portfolio.

Commodities >>

Explore our broad, narrow or targeted exposure commodity ETNs, and learn how they can add diversification to your portfolio.

Learn about Commodity ETNs [Links to Commodities page]

Currency >>

Find out how you can get convenient, cost-efficient single- and multi-currency exposure with iPath Currency ETNs.

Learn about Currency ETNs [Links to Currency page]

Equities >>

Explore our wide range of equity ETNs that offer single-trade access to leveraged equities, strategies, international equity and equity volatility.

Learn about Equty ETNs [Links to Equity page]

Fixed Income >>

Learn how you can target the US Treasury yield curve with iPath Fixed Income ETNs.

Learn about Fixed Income ETNs [Links to Fixed Income page]

Diversification may not protect against market risk.

Buying and selling iPath ETNs will result in brokerage commissions.

iRelated Resources

•	Product List { http://ipathetn.com/downloads/pdf/ipath-product-list.pdf}

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

COMMODITY LANDING PAGE

http://ipathetn.com/about ipath etns/product suites/commodities

Go Broad

iPath® Pure Beta Broad Commodity ETN (BCM)

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

Go Narrow

iPath® Pure Beta Agriculture ETN (DIRT)

iPath® Pure Beta Energy ETN (ONG)

iPath® Pure Beta Grains ETN (WEET)

iPath® Pure Beta Industrial Metals ETN (HEVY)

iPath® Pure Beta Livestock ETN (LSTK)

iPath® Pure Beta Precious Metals ETN (BLNG)

iPath® Pure Beta Softs ETN (GRWN)

Fine-Tune

iPath® Seasonal Natural Gas ETN (DCNG)

iPath® Pure Beta Crude Oil ETN (OLEM)

iPath® Pure Beta Aluminum ETN (FOIL)

iPath® Pure Beta Copper ETN (CUPM)

iPath® Pure Beta Lead ETN (LEDD)

iPath® Pure Beta Nickel ETN (NINI)

iPath® Pure Beta Cocoa ETN (CHOC)

iPath® Pure Beta Coffee ETN (CAFE)

iPath® Pure Beta Cotton ETN (CTNN)

iPath® Pure Beta Sugar ETN (SGAR)

[Body Copy]

iPath® Pure Beta Commodity Exchange Traded Notes offer investors exposure to a wide variety of commodities future indices in a refined form.

•	An investment in commodities futures contracts requires holdings to be regularly rolled into new futures contracts as expiry dates approach.

•

Traditional commodity indices typically track the performance of nearby futures contracts, which can impact performance by introducing roll yield. Roll yield occurs when the price of future contracts are over or under the spot prices.

•	iPath® Pure Beta ETNs are linked to indices that offer the potential to mitigate this by rolling into one of a number of contracts with varying expiration dates.

Pure Beta ETNs are linked to the performance of the relevant Barclays Capital Pure Beta Index, minus applicable costs and fees.

iPath Pure Beta Commodity ETN	Ticker	Yearly Fee¹	Futures Execution Cost¹
iPath® Pure Beta Agriculture ETN	DIRT	0.75%	0.10%
iPath® Pure Beta Aluminum ETN	FOIL	0.75%	0.10%
iPath® Pure Beta Broad Commodity ETN	BCM	0.75%	0.10%
iPath® Pure Beta Cocoa ETN	CHOC	0.75%	0.10%
iPath® Pure Beta Coffee ETN	CAFE	0.75%	0.10%
iPath® Pure Beta Copper ETN	CUPM	0.75%	0.10%
iPath® Pure Beta Cotton ETN	CTNN	0.75%	0.10%
iPath® Pure Beta Crude Oil ETN	OLEM	0.75%	0.10%
iPath® Pure Beta Energy ETN	ONG	0.75%	0.10%
iPath® Pure Beta Grains ETN	WEET	0.75%	0.10%
iPath® Pure Beta Industrial Metals ETN	HEVY	0.75%	0.10%
iPath® Pure Beta Lead ETN	LEDD	0.75%	0.10%
iPath® Pure Beta Livestock ETN	LSTK	0.75%	0.10%
iPath® Pure Beta Nickel ETN	NINI	0.75%	0.10%
iPath® Pure Beta Precious Metals ETN	BLNG	0.75%	0.10%
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	0.75%	0.10%
iPath® Pure Beta Softs ETN	GRWN	0.75%	0.10%
iPath® Pure Beta Sugar ETN	SGAR	0.75%	0.10%

Related Resources

•	iPath Commodity ETNs

•	The Basics of iPath Pure Beta Commodity ETNs

•	Product List

•	Fundamentals of iPath ETNs

•	Fact Sheets

•	Call: 1-877-764-7284

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Capital Pure Beta Series 2 Methodology: The Barclays Capital Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because certain ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, such ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC, assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

Each of the Barclays Capital commodities indices referenced herein is a trademark of Barclays Bank PLC

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END COMMODITY LANDING PAGE

CURRENCIES LANDING PAGE

www.ipathetn.com/about_ipath_etns/product_suites/currencies

iPath Currency ETNs

Single Currency ETNs

iPath® JPY/USD Exchange Rate ETN (JYN)

iPath® GBP/USD Exchange Rate ETN (GBB)

iPath® EUR/USD Exchange Rate ETN (ERO)

Multi-Currency ETNs

iPath® GEMS Asia 8 ETN (AYT)

iPath® GEMS IndexTM ETN (JEM)

iPath® Asian & Gulf Currency Revaluation ETN (PGD)

iPath® Optimized Currency Carry ETN (ICI)

[Body Copy]

iPath Currency Exchange Traded Notes (ETNs) from Barclays Bank PLC offer a number of exchange rate and multi-currency solutions.

iPath Currency ETNs provide convenient access to the currency markets and may be used in the following ways:

•	Short Term Tactical Views

•	Substitute or Alternative Asset Class

•	Cash Diversification

•	Currency Overlays

•	Hedging

Exchange Rate
iPath® ETN Name	Ticker Symbol	Yearly Fee[1]
iPath® EUR/USD Exchange Rate ETN	ERO	0.40%
iPath® GBP/USD Exchange Rate ETN	GBB	0.40%
iPath® JPY/USD Exchange Rate ETN	JYN	0.40%

Multi-Currency
iPath® ETN Name	Ticker Symbol	Yearly Fee
iPath® GEMS Index™ ETN	JEM	0.89%
iPath® GEMS Asia 8 ETN	AYT	0.89%
iPath® Asian & Gulf Currency Revaluation ETN	PGD	0.89%
iPath® Optimized Currency Carry ETN	ICI	0.65%

Related Resources

•	Product List

•	iPath Currency ETNs

•	iPath® Optimized Currency Carry ETN (ICI)

•	Tax FAQ

•	Call: 1-877-764-7284

Diversification may not protect against market risk.

[1]

The investor fee for the iPath exchange rate ETNs is equal to the Yearly Fee times the principal amount of your ETNs times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your ETNs times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The investor fee for the iPath GEMS ETNs is equal to the Yearly Fee times the closing indicative value times the daily index factor, calculated on a daily basis in the following manner. The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day (or the ex coupon indicative value if such day was an index roll date) times the index factor on that day (or, if such day is not an index business day, one) divided by 365. The index factor on any day will equal the closing level of the relevant underlying index on such day divided by the closing level of such index on the immediately preceding index business day.

The investor fee for the iPath® Optimized Currency Carry ETN is equal to the Yearly Fee times the principal amount of your ETNs times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your ETNs times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the underlying index on that day divided by the initial index level. The initial index level is the value of the underlying index on the inception date.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END CURRENCIES LANDING PAGE

EQUITY LANDING PAGE

http://ipathetn.com /about_ipath_etns/product_suites/equity

Domestic Equity Large Cap

ROLA

iPath® Long Extended Russell

1000® TR Index ETN

SFLA

iPath® Long Extended S&P

500® TR Index ETN

ROSA

iPath® Short Extended

Russell 1000® TR Index ETN

SFSA

iPath® Short Extended S&P

500® TR Index ETN

Domestic Equity Small Cap

RTLA

iPath® Long Extended Russell

2000® TR Index ETN

RTSA

iPath® Short Extended

Russell 2000® TR Index ETN

International Developed Markets

MFLA

iPath® Long Enhanced MSCI

EAFE® Index ETN

MFSA

iPath®Short Enhanced MSCI

EAFE®Index ETN

International Emerging Markets

EMLB

iPath® Long Enhanced MSCI

Emerging Markets Index ETN

EMSA

iPath® Short Enhanced MSCI

Emerging Markets Index ETN

BWV iPath® CBOE S&P 500 BUYWrite IndexTM ETN	INP iPath® MSCI India IndexSM ETN

XXV

iPath® Inverse S&P 500

VIX Short-Term

FuturesTM ETN

IVOP

iPath® Inverse S&P 500

VIX Short-Term

Futures™ ETN (II)

VZZB

iPath® Long Enhanced

S&P 500 VIX Mid-Term

FuturesTM ETN (II)

XVZ

iPath® S&P 500 Dynamic

VIX ETN

VXZ

iPath® S&P 500 VIX

Mid-Term FuturesTM ETN

VXX

iPath® S&P 500 VIX

Short-Term FuturesTM ETN

iPath Exchange Traded Notes (ETNs) are innovative investment products from Barclays. They provide investors with access to a wide range of equity exposures and strategies with single-trade access to leveraged equities, strategies, international equity and equity volatility.

iPath ETNs feature:

•	Cost efficiency

•	Daily exchange liquidity

•	Index tracking

Go long. Go short. Go leveraged, international, or strategic. iPath gives you the tools to express your views on equities.

iPath ETN	Ticker	Yearly Fee[1]
Leveraged Equity (click product name to see current participation rate)
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	0.50%
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	0.50%
iPath® Long Extended S&P 500® TR Index ETN	SFLA	0.35%
iPath® Short Extended S&P 500® TR Index ETN	SFSA	0.35%
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	0.50%
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	0.50%
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	0.80%
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	0.80%
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	0.80%
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	0.80%

Equity Strategy
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	0.75%

International Equity
iPath® MSCI India IndexSM ETN	INP	0.89%

Equity Volatility
iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETN	XXV	0.89%
iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETN (II)	IVOP	0.89%
iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II)	VZZB	0.89%
iPath® S&P 500 Dynamic VIX ETN	XVZ	0.95%
iPath® S&P 500 VIX Mid-Term FuturesTM ETN	VXZ	0.89%
iPath® S&P 500 VIX Short-Term FuturesTM ETN	VXX	0.89%

[1]

The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index or currency exchange rate and increases each day based on the level of the index or currency exchange rate on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated and any other applicable costs, including the daily financing charge or borrow rate applicable to the leveraged equity ETNs, please see the applicable product page and Pricing Supplement at www.iPathETN.com.

Related Resources

•	The Basics of iPath Leveraged ETNs

•	Basics of VIX Futures ETNs

•	Product List

•	1-877-764-7284

With short sales, an investor faces the potential for unlimited losses as the security’s price rises.

An investment in iPath ETNs involves risks, including possible loss of principal.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC, assists in the promotion of the iPath ETNs.

Selected Risk Considerations

An investment in the iPath ETNs (the “Securities”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. Capitalized terms used below but not defined herein shall have the meanings attributed to them in the applicable prospectus supplement and pricing supplement.

Credit of Barclays PLC: The Securities are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification trade price fluctuations, uncertain principal repayment and liquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in the Securities may not be suitable for all investors.

Restrictions on the Minimum Number of Securities and Date Restrictions for Redemptions: The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable pricing supplement. You may only redeem your Securities on an optional redemption date if we receive notice of the redemption from you by certain dates and times as set forth in the pricing supplement. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Leverage Risk: For an investment in Securities (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, the MSCI Emerging Markets Net Total Return Index, or the S&P 500® VIX Mid-Term Futures™ Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the Securities at maturity or upon redemption. For an investment in Securities (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying Index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the Securities at maturity or upon redemption. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

Particular Risks Associated with the VIX Index: An investment in Securities linked to the performance of the S&P 500 VIX Short-Term Futures™ IndexTR or the S&P 500 VIX Mid-Term Futures™ Index TR is subject to particular risks associated with fluctuations in the performance of the relevant index. Because the performance of each of these indices is linked to the CBOE Volatility Index (the “VIX Index”), the performance of each index will depend on many factors including the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and, consequently, the level of the VIX Index. Additional factors that may contribute to fluctuations in the level of the relevant index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Covered Call Strategy Risk: Trading in stocks and options that comprise the covered S&P 500® Index portfolio is speculative and returns can be extremely volatile. Market prices of index components of the covered S&P 500® Index portfolio may fluctuate rapidly based on numerous factors, which may affect the value of the CBOE S&P 500 BuyWrite Index (the “BuyWrite Index”) and the value of your Securities in varying ways, and different factors may cause prices of the components of the covered S&P 500® Index portfolio, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. A covered call strategy also limits participation in the appreciation of the underlying asset, in this case, the S&P 500® Index. Consequently, the BuyWrite Index will not participate fully in the appreciation of the S&P 500® Index as would an investment linked directly to the S&P 500® Index or a direct investment in the stocks underlying the S&P 500® Index. While the strike price of the call options on the S&P 500® Index will operate to limit the BuyWrite Index’s participation in any increase in the value of the S&P 500® Index, the BuyWrite Index’s exposure to any decline in the value of the S&P 500® Index will not be limited.

Emerging Market Risk: The market value of the Securities linked to an index with exposure to emerging markets may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. Investments in an emerging market carry the risk of capital loss from unfavorable fluctuation in currency values, differences in generally accepted accounting principles, lower trading volumes, and economic or political instability. Such Securities may be subject to more volatility than investments outside of emerging markets. In addition, Securities representing a concentrated investment in a single country may be more volatile than other investments.

You may lose some or all of your principal: The Securities are exposed to any change in the level of the Index caused by any daily decrease or increase (as may be applicable to a series of Securities) in the level of the applicable index. Additionally, if the level of the applicable index is insufficient to offset the negative effect of the investor fee and any other applicable costs, including the daily financing charge or borrow rate applicable to the iPath Short ETNs and iPath Long ETNs, respectively, you will lose some or all of your investment at maturity or upon redemption.

A trading market for the Securities may not develop: Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Therefore, the liquidity of the Securities may be limited.

No interest payments from the Securities: You will not receive any interest payments on the Securities.

Uncertain tax treatment: Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™ ,” “S&P 500 VIX Short-Term Futures™”and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX”, “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P or Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Russell Investment Group and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Russell Investment Group and Russell Investment Group makes no representation regarding the advisability of investing in the Securities.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are servicemark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END EQUITY LANDING PAGE

FIXED INCOME LANDING PAGE

http://ipathetn.com/about_ipath_etns/product_suites/fixed_income

STPP iPath® US Treasury Steepener ETN	FLAT iPath® US Treasury Flattener ETN

DTUL

iPath® US Treasury 2-year Bull ETN

DTUS

iPath® US Treasury 2-year Bear ETN

DFVL

iPath® US Treasury 5-year Bull ETN

DFVS

iPath® US Treasury 5-year Bear ETN

DTYL

iPath® US Treasury 10-year Bull ETN

DTYS

iPath® US Treasury 10-year Bear ETN

DLBL

iPath® US Treasury Long Bond Bull ETN

DLBS

iPath® US Treasury Long Bond Bear ETN

iPath® Fixed Income Exchange Traded Notes provide investors with the ability to express their views on US Treasury yields or the yield curve. In particular, the iPath Steepener (STPP) and iPath Flattener (FLAT) ETNs provide an opportunity to access steep or flat yield curve strategies through an exchange traded product. Potential applications include:

•	Accessing a particular fixed income strategy for additional portfolio diversification

•	Executing tactical views regarding expectations of yield curve or specific yield shifts

•	Implementing a fixed income strategy based on expectations of future economic cycles

•	Implementing a specific hedging strategy to mitigate a portfolio’s sensitivity to yield curve or specific yield shifts

Experience the flexibility of implementing your yield curve or specific yield views with iPath Fixed Income ETNs:

iPath ETN	Ticker	Yearly Fee[1]
iPath® US Treasury Steepener ETN	STPP	0.75%
iPath® US Treasury Flattener ETN	FLAT	0.75%
iPath® US Treasury 2-year Bull ETN	DTUL	0.75%
iPath® US Treasury 2-year Bear ETN	DTUS	0.75%
iPath® US Treasury 5-year Bull ETN	DFVL	0.75%
iPath® US Treasury 5-year Bear ETN	DFVS	0.75%
iPath® US Treasury 10-year Bull ETN	DTYL	0.75%
iPath® US Treasury 10-year Bear ETN	DTYS	0.75%
iPath® US Treasury Long Bond Bull ETN	DLBL	0.75%
iPath® US Treasury Long Bond Bear ETN	DLBS	0.75%

Related Resources

•	Basics of Yield Curve Strategies

•	Targeted Access to the US Treasury Yield Curve

•	Product List

[1]

The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying index decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. In addition, on each futures contract roll date, $0.005 or $0.01 will be charged per ETN and deducted from the performance. For a more complete description of how the investor fee and roll cost are calculated, please see the applicable product page and Pricing Supplement at www.iPathETN.com.

Diversification may not protect against market risk.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC, assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

An investment in iPath ETNs linked to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve IndexTM is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of the index, an increase) in the value of the index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the index level will decrease or increase by 1.00 point for every 0.01% decrease or increase, respectively, in the difference between the 2-year yield and the 10-year yield. Market prices for 2-year and 10-year Treasury futures contracts may not capture precisely the underlying changes in the 2-year yield and the 10-year yield. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

An investment in iPath ETNs linked to the performance of any of the Barclays Capital 2Y US Treasury Futures Targeted Exposure IndexTM, Barclays Capital 5Y US Treasury Futures Targeted Exposure IndexTM, the Barclays Capital 10Y US Treasury Futures Targeted Exposure IndexTM or the Barclays Capital Long Bond US Treasury Futures Targeted Exposure IndexTM is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of any of such indices, an increase) in the value of the respective index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the respective index level will increase or decrease by 1.00 point for every 0.01% decrease or increase, respectively, in the 2-year, 5-year, 10-year or Long-Bond yield, as the case may be. Market prices for 2-year, 5-year, 10-year or Long-Bond Treasury futures contracts may not capture precisely the underlying changes in the 2-year, 5-year, 10-year and Long-Bond yields, respectively. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

“Barclays Capital US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays Capital 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays Capital 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays Capital 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Capital Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END FIXED INCOME LANDING PAGE

LEVERAGED LANDING PAGE

LARGE CAP

ROLA

iPath® Long Extended Russell 1000® TR Index ETN

ROSA

iPath® Short Extended Russell 1000® TR Index ETN

SFLA

iPath® Long Extended S&P 500® TR Index ETN

SFSA

iPath® Short Extended S&P 500® TR Index ETN

VZZB

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)

SMALL CAP

RTLA

iPath® Long Extended Russell 2000® TR Index ETN

RTSA

iPath® Short Extended Russell 2000® TR Index ETN

DEVELOPED MARKETS

MFLA

iPath® Long Enhanced MSCI EAFE® Index ETN

MFSA

iPath® Short Enhanced MSCI EAFE® Index ETN

EMERGING MARKETS

EMLB

iPath® Long Enhanced MSCI Emerging Markets Index ETN

EMSA

iPath® Short Enhanced MSCI Emerging Markets Index ETN

iPath has 11 ETNs with long- and short-leveraged exposure to a range of assets that aim to deliver:

•	A leverage factor locked in from your point of purchase

•	No tracking error

•	And no resets

For a deeper dive into iPath leveraged ETNs download The Basics of iPath Leveraged ETNs.

iPath Leveraged ETN	Ticker	Leverage Factor	As of
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	x.xx	xx/xx/xxxx
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	x.xx	xx/xx/xxxx
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	x.xx	xx/xx/xxxx
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	x.xx	xx/xx/xxxx
iPath® Long Extended S&P 500® TR Index ETN	SFLA	x.xx	xx/xx/xxxx
iPath® Short Extended S&P 500® TR Index ETN	SFSA	x.xx	xx/xx/xxxx
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	x.xx	xx/xx/xxxx
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	x.xx	xx/xx/xxxx
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	x.xx	xx/xx/xxxx
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	x.xx	xx/xx/xxxx
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	VZZB	x.xx	xx/xx/xxxx

THE BASICS OF LEVERAGE FACTORS

Unlike some leveraged instruments, the iPath Long- and Short-leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, the indicative value of iPath Leveraged ETNs is based on the current intraday Indicative Note Value (INV). And once you lock into your leverage factor at point of purchase, it never resets.

The INV ratio is published by NYSE Arca and is accurate to the minute, so an investor always knows the exact leverage factor they are locking into.

For a more in-depth explanation, download The Basics of Leveraged ETNs. For a snapshot of the performance of the iPath SFLA and SFSA, select the long or short tabs below.

PERFORMANCE AGAINST S&P 500

[CHART]

Resources

•	The Basics of iPath Leveraged ETNs

•	Call 1-877-764-7284

Source: BlackRock

The performance quoted represents past performance and is not indicative of future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed, may be worth more or less than the original cost. Because your notes are subject to fees and financing charges, the return on the Securities will always be lower than the total return on a direct investment in the equities that underlie the relevant Index. Current performance may be lower or higher than the performance quoted. For more performance information, please click here.

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses that would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Tracking errors refers to the under/over performance differential of an ETN versus its benchmark index over a given time period, after accounting for the ETN’s fees.

An investment in iPath ETNs involves risks, including possible loss of principal.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC, assists in the promotion of the iPath ETNs.

Selected Risk Considerations

An investment in the iPath ETNs (the “Securities”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. Capitalized terms used below but not defined herein shall have the meanings attributed to them in the applicable prospectus supplement and pricing supplement.

Credit of Barclays PLC: The Securities are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and liquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in the Securities may not be suitable for all investors.

Restrictions on the Minimum Number of Securities and Date Restrictions for Redemptions: The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable pricing supplement. You may only redeem your Securities on an optional redemption date if we receive notice of the redemption from you by certain dates and times as set forth in the pricing supplement. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Market and Volatility Risk: For an investment in iPath ETNs (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, the MSCI Emerging Markets Net Total Return Index, or the S&P 500® VIX Mid-Term Futures™ Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the Securities at maturity or upon redemption. For an investment in iPath ETNs (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the Securities at maturity or upon redemption.

Leverage Risk: An investment in iPath ETNs linked to a leveraged participation in the performance (in the case of the iPath Long ETNs) or the inverse performance (in the case of the iPath Short ETNs) of the applicable underlying index is subject to risks associated with fluctuations, particularly a decrease (in the case of the iPath Long ETNs) or an increase (in the case of the iPath Short ETNs) in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

Automatic Redemption: If the level of the underlying index decreases (in the case of the iPath Long ETNs) or increases (in the case of the iPath Short ETNs) sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event (or for the iPath Long ETNs linked to the S&P 500 VIX Mid-Term Index, at the close of business on the automatic termination date). Therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase (in the case of the iPath Long ETNs) or decrease (in the case of the iPath Short ETNs) in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0.

Particular Risks Associated with the VIX Index: An investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR is subject to particular risks associated with fluctuations, particularly a decline, in the performance of the index. Because the performance of the index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including the level of the S&P 500® Index, the prices of options on the S&P 500® Index and, consequently, the level of the VIX Index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

You May Lose Some or All of Your Principal: The Securities are exposed to any decline in the level of the underlying index caused by any daily decrease in the level of the applicable index (in the case of iPath Long ETNs) or daily increase in the level of the applicable index (in the case of iPath Short ETNs). Additionally, if the level of the applicable index is insufficient to offset the negative effect of the daily financing charge and investor fee, you will lose some or all of your investment at maturity or upon redemption.

A Trading Market for the Securities May Not Develop: Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Therefore, the liquidity of the Securities may be limited.

No Interest Payments from the Securities: You will not receive any interest payments on the Securities.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Russell Investment Group and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Russell Investment Group and Russell Investment Group makes no representation regarding the advisability of investing in the Securities.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are servicemarkSM of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END LEVERAGED LANDING PAGE

iPATH ETN RESOURCES SECTION

http://ipathetn.com/resources

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iPath ETN Resources

Discover the resources you need to make the most of iPath ETNs.

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Access all the information you need to help meet your investing objectives using iPath ETNs.

Prospectuses >>

Download individual prospectuses for any of our iPath ETNs.

Go to Prospectuses page

Fact Sheets >>

Get quick access to the latest information on each of our iPath ETNs, including note details, index commodity groups, index correlation, issuer details and total returns.

Go to Fact Sheets page

Product Essentials >>

Learn about the structure, benefits, and risks of iPath ETNs while also understanding the intricacies of each of the iPath product suites.

Go to Product Essentials page

iPath Trading Information >>

Access the iPath product list and trading strategy report.

Go to iPath Trading Information page

http://ipathetn.com/resources/prospectuses

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iPath ETN Prospectuses

Title ▼	Ticker ▶	Date ▶	Audience ▶
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	mm-dd-yyyy	All
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	mm-dd-yyyy	All
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	mm-dd-yyyy	All
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	mm-dd-yyyy	All
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	mm-dd-yyyy	All
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	mm-dd-yyyy	All
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	mm-dd-yyyy	All

Title ▼	Ticker ▶	Date ▶	Audience ▶
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	mm-dd-yyyy	All
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	mm-dd-yyyy	All
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	mm-dd-yyyy	All
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	mm-dd-yyyy	All
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	mm-dd-yyyy	All
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	mm-dd-yyyy	All
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	mm-dd-yyyy	All
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	mm-dd-yyyy	All
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	mm-dd-yyyy	All
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	mm-dd-yyyy	All
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	mm-dd-yyyy	All
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	mm-dd-yyyy	All
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	mm-dd-yyyy	All
iPath® EUR/USD Exchange Rate ETN	ERO	mm-dd-yyyy	All

Title ▼	Ticker ▶	Date ▶	Audience ▶
iPath® GBP/USD Exchange Rate ETN	GBB	mm-dd-yyyy	All
iPath® Global Carbon ETN	GRN	mm-dd-yyyy	All
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	mm-dd-yyyy	All
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	mm-dd-yyyy	All
iPath® JPY/USD Exchange Rate ETN	JYN	mm-dd-yyyy	All
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	mm-dd-yyyy	All
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	mm-dd-yyyy	All
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	VZZB	mm-dd-yyyy	All
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	mm-dd-yyyy	All
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	mm-dd-yyyy	All
iPath® Long Extended S&P 500® TR Index ETN	SFLA	mm-dd-yyyy	All
iPath® MSCI India IndexSM ETN	INP	mm-dd-yyyy	All
iPath® Optimized Currency Carry ETN	ICI	mm-dd-yyyy	All
iPath® Pure Beta Agriculture ETN	DIRT	mm-dd-yyyy	All
iPath® Pure Beta Aluminum ETN	FOIL	mm-dd-yyyy	All
iPath® Pure Beta Broad Commodity ETN	BCM	mm-dd-yyyy	All
iPath® Pure Beta Cocoa ETN	CHOC	mm-dd-yyyy	All

Title ▼	Ticker ▶	Date ▶	Audience ▶
iPath® Pure Beta Coffee ETN	CAFE	mm-dd-yyyy	All
iPath® Pure Beta Copper ETN	CUPM	mm-dd-yyyy	All
iPath® Pure Beta Cotton ETN	CTNN	mm-dd-yyyy	All
iPath® Pure Beta Crude Oil ETN	OLEM	mm-dd-yyyy	All
iPath® Pure Beta Energy ETN	ONG	mm-dd-yyyy	All
iPath® Pure Beta Grains ETN	WEET	mm-dd-yyyy	All
iPath® Pure Beta Industrial Metals ETN	HEVY	mm-dd-yyyy	All
iPath® Pure Beta Lead ETN	LEDD	mm-dd-yyyy	All
iPath® Pure Beta Livestock ETN	LSTK	mm-dd-yyyy	All
iPath® Pure Beta Nickel ETN	NINI	mm-dd-yyyy	All
iPath® Pure Beta Precious Metals ETN	BLNG	mm-dd-yyyy	All
iPath® Pure Beta S&P GSCI® -Weighted ETN	SBV	mm-dd-yyyy	All
iPath® Pure Beta Softs ETN	GRWN	mm-dd-yyyy	All
iPath® Pure Beta Sugar ETN	SGAR	mm-dd-yyyy	All
iPath® S&P 500 Dynamic VIX ETN	XVZ	mm-dd-yyyy	All
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	mm-dd-yyyy	All
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	mm-dd-yyyy	All
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	mm-dd-yyyy	All

Title ▼	Ticker ▶	Date ▶	Audience ▶
iPath® S&P GSCI® Total Return Index ETN	GSP	mm-dd-yyyy	All
iPath® Seasonal Natural Gas ETN	DCNG	mm-dd-yyyy	All
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	mm-dd-yyyy	All
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	mm-dd-yyyy	All
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	mm-dd-yyyy	All
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	mm-dd-yyyy	All
iPath® Short Extended S&P 500® TR Index ETN	SFSA	mm-dd-yyyy	All
iPath® US Treasury 10-year Bear ETN	DTYS	mm-dd-yyyy	All
iPath® US Treasury 10-year Bull ETN	DTYL	mm-dd-yyyy	All
iPath® US Treasury 2-year Bear ETN	DTUS	mm-dd-yyyy	All
iPath® US Treasury 2-year Bull ETN	DTUL	mm-dd-yyyy	All
iPath® US Treasury 5-year Bear ETN	DFVS	mm-dd-yyyy	All
iPath® US Treasury 5-year Bull ETN	DFVL	mm-dd-yyyy	All
iPath® US Treasury Flattener ETN	FLAT	mm-dd-yyyy	All
iPath® US Treasury Long Bond Bear ETN	DLBS	mm-dd-yyyy	All
iPath® US Treasury Long Bond Bull ETN	DLBL	mm-dd-yyyy	All
iPath® US Treasury Steepener ETN	STPP	mm-dd-yyyy	All
iPath® GEMS Asia 8 ETN	AYT	mm-dd-yyyy	All

Title ▼	Ticker ▶	Date ▶	Audience ▶
iPath® GEMS IndexTM ETN	JEM	mm-dd-yyyy	All
iPath® Asian & Gulf Currency Revaluation ETN	PGD	mm-dd-yyyy	All

http://ipathetn.com/resources/fact_sheets

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iPath ETN Fact Sheets

Title ▼	Ticker ▶	Date ▶	Audience ▶
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	mm-dd-yyyy	All
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	mm-dd-yyyy	All
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	mm-dd-yyyy	All
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	mm-dd-yyyy	All
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	mm-dd-yyyy	All
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	mm-dd-yyyy	All
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	mm-dd-yyyy	All
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	mm-dd-yyyy	All

Title ▼	Ticker ▶	Date ▶	Audience ▶
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	mm-dd-yyyy	All
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	mm-dd-yyyy	All
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	mm-dd-yyyy	All
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	mm-dd-yyyy	All
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	mm-dd-yyyy	All
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	mm-dd-yyyy	All
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	mm-dd-yyyy	All
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	mm-dd-yyyy	All
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	mm-dd-yyyy	All
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	mm-dd-yyyy	All
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	mm-dd-yyyy	All
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	mm-dd-yyyy	All
iPath® EUR/USD Exchange Rate ETN	ERO	mm-dd-yyyy	All

Title ▼	Ticker ▶	Date ▶	Audience ▶
iPath® GBP/USD Exchange Rate ETN	GBB	mm-dd-yyyy	All
iPath® Global Carbon ETN	GRN	mm-dd-yyyy	All
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	mm-dd-yyyy	All
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	mm-dd-yyyy	All
iPath® JPY/USD Exchange Rate ETN	JYN	mm-dd-yyyy	All
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	mm-dd-yyyy	All
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	mm-dd-yyyy	All
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	VZZB	mm-dd-yyyy	All
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	mm-dd-yyyy	All
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	mm-dd-yyyy	All
iPath® Long Extended S&P 500® TR Index ETN	SFLA	mm-dd-yyyy	All
iPath® MSCI India IndexSM ETN	INP	mm-dd-yyyy	All
iPath® Optimized Currency Carry ETN	ICI	mm-dd-yyyy	All
iPath® Pure Beta Agriculture ETN	DIRT	mm-dd-yyyy	All
iPath® Pure Beta Aluminum ETN	FOIL	mm-dd-yyyy	All
iPath® Pure Beta Broad Commodity ETN	BCM	mm-dd-yyyy	All

Title ▼	Ticker ▶	Date ▶	Audience ▶
iPath® Pure Beta Cocoa ETN	CHOC	mm-dd-yyyy	All
iPath® Pure Beta Coffee ETN	CAFE	mm-dd-yyyy	All
iPath® Pure Beta Copper ETN	CUPM	mm-dd-yyyy	All
iPath® Pure Beta Cotton ETN	CTNN	mm-dd-yyyy	All
iPath® Pure Beta Crude Oil ETN	OLEM	mm-dd-yyyy	All
iPath® Pure Beta Energy ETN	ONG	mm-dd-yyyy	All
iPath® Pure Beta Grains ETN	WEET	mm-dd-yyyy	All
iPath® Pure Beta Industrial Metals ETN	HEVY	mm-dd-yyyy	All
iPath® Pure Beta Lead ETN	LEDD	mm-dd-yyyy	All
iPath® Pure Beta Livestock ETN	LSTK	mm-dd-yyyy	All
iPath® Pure Beta Nickel ETN	NINI	mm-dd-yyyy	All
iPath® Pure Beta Precious Metals ETN	BLNG	mm-dd-yyyy	All
iPath® Pure Beta S&P GSCI® -Weighted ETN	SBV	mm-dd-yyyy	All
iPath® Pure Beta Softs ETN	GRWN	mm-dd-yyyy	All
iPath® Pure Beta Sugar ETN	SGAR	mm-dd-yyyy	All
iPath® S&P 500 Dynamic VIX ETN	XVZ	mm-dd-yyyy	All
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	mm-dd-yyyy	All

Title ▼	Ticker ▶	Date ▶	Audience ▶
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	mm-dd-yyyy	All
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	mm-dd-yyyy	All
iPath® S&P GSCI® Total Return Index ETN	GSP	mm-dd-yyyy	All
iPath® Seasonal Natural Gas ETN	DCNG	mm-dd-yyyy	All
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	mm-dd-yyyy	All
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	mm-dd-yyyy	All
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	mm-dd-yyyy	All
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	mm-dd-yyyy	All
iPath® Short Extended S&P 500® TR Index ETN	SFSA	mm-dd-yyyy	All
iPath® US Treasury 10-year Bear ETN	DTYS	mm-dd-yyyy	All
iPath® US Treasury 10-year Bull ETN	DTYL	mm-dd-yyyy	All
iPath® US Treasury 2-year Bear ETN	DTUS	mm-dd-yyyy	All
iPath® US Treasury 2-year Bull ETN	DTUL	mm-dd-yyyy	All
iPath® US Treasury 5-year Bear ETN	DFVS	mm-dd-yyyy	All
iPath® US Treasury 5-year Bull ETN	DFVL	mm-dd-yyyy	All
iPath® US Treasury Flattener ETN	FLAT	mm-dd-yyyy	All
iPath® US Treasury Long Bond Bear ETN	DLBS	mm-dd-yyyy	All

Title ▼	Ticker ▶	Date ▶	Audience ▶
iPath® US Treasury Long Bond Bull ETN	DLBL	mm-dd-yyyy	All
iPath® US Treasury Steepener ETN	STPP	mm-dd-yyyy	All
iPath® GEMS Asia 8 ETN	AYT	mm-dd-yyyy	All
iPath® GEMS Index™ ETN	JEM	mm-dd-yyyy	All
iPath® Asian & Gulf Currency Revaluation ETN	PGD	mm-dd-yyyy	All

http://ipathetn.com/resources/product_essentials

[Breadcrumb]

Home > iPath ETN Resources > Product Essentials

[Page title]

iPath ETN Product Essentials

(PDF Icon) Basics of Currencies {http://ipathetn.com/downloads/pdf/Currency_Basics.pdf}

(PDF Icon) Basics of iPath Leveraged {http://ipathetn.com/downloads/pdf/leveraged_mechanics.pdf}

(PDF Icon) Basics of iPath Pure Beta Commodity {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(PDF Icon) Basics of VIX Futures ETNs {http://ipathetn.com/downloads/pdf/VIX-basics.pdf}

(PDF Icon) Basics of Yield Curve Strategies {http://ipathetn.com/downloads/pdf/yieldcurve_strategies.pdf}

(PDF Icon) iPath Commodity ETNs

(PDF Icon) iPath FAQs {http://ipathetn.com /downloads/pdf/iPath-FAQs.pdf}

(PDF Icon) iPath VIX Futures ETNs: Splits & Reverse Splits {http://ipathetn.com/downloads/pdf/ipath-split-FAQs.pdf}

(PDF Icon) iPath Tax FAQs {http://ipathetn.com/pdf/iPath-Tax-FAQs.pdf}

(PDF Icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(PDF Icon) Targeted Access to the US Treasury Yield Curve{http://ipathetn.com/downloads/pdf/accessing-treasury-yield-curve.pdf}

(PDF Icon) Premiums and Discounts

http://ipathetn.com/resources/trading_information.htm

[Breadcrumb]

Home > iPath ETN Resources > Trading Information

[Page title]

iPath Trading Information

(PDF Icon) iPath Product List {http://ipathetn.com/downloads/pdf/ipath-product-list.pdf}

(PDF Icon) iPath Trading Strategy Report {http://ipathetn.com/downloads/pdf/US_iPath_Trading_Strategy_Report.pdf}

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END INVESTOR MATERIALS SECTION

PRODUCT PAGES

BCM

-Commodities-Broad-

http://ipathetn.com/product/BCM

[Header]

iPath® Pure Beta Broad Commodity ETN (BCM)

[Body]

The iPath® Pure Beta Broad Commodity ETN is linked to the Barclays Capital Commodity Index Pure Beta TR (the “Index”) and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index, while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition, the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Index Components | Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads /pdf/BCM-super-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads /pdf/bcm-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads /pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads /pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/bcm-overview.jsp#indicative_returns}

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/bcm-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	BCM	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	BCM.IV	CUSIP	06740P114
Bloomberg ETN Keystroke	BCM<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1C1PT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/bcm-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index TR(SM)	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Crude Oil Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, Dow Jones, UBS Securities LLC, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Broad Commodity ETN (BCM)

[Body]

The iPath® Pure Beta Broad Commodity ETN is linked to the Barclays Capital Commodity Index Pure Beta TR (the “Index”) and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index, while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition, the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

iPath® Pure Beta Broad Commodity ETN—Components (as of xx/xx/xxxx)
Commodity>	Ticker>	Ref. Price Dollar Weight >	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: As of XX/XX/XX. Source: Barclays Capital, NYM—NYMEX Division New York Mercantile Exchange, CBT–Chicago Board of Trade, CME—Chicago Mercantile Exchange, LME—London Metal Exchange, CMX—COMEX Division—New York Mercantile Exchange, NYF-ICE Futures U.S.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Broad Commodity ETN (BCM)

[Body]

The iPath® Pure Beta Broad Commodity ETN is linked to the Barclays Capital Commodity Index Pure Beta TR (the “Index”) and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index, while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition, the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - BCM

PRODUCT PAGES - SBV

http://ipathetn.com/product/SBV

[Header]

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

The iPath® Pure Beta S&P GSCI®-Weighted ETN is linked to the Barclays Capital Pure Beta Series-2 TR Index (the “Index”) and is designed to provide exposure to the returns potentially available through an unleveraged investment in futures contracts on the physical commodities comprising the S&P GSCI® Total Return Index (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology. The Barclays Capital Pure Beta Series 2 Methodology is not applied to certain precious metals commodities, and with respect to those commodities, the Index will roll monthly in accordance with the Reference Index’s pre-determined roll schedule.

The commodities represented in the Index are rebalanced monthly according to the weightings within the Reference Index; however, the weightings fluctuate between rebalancings due to changes in market prices.

In addition the Index reflects the Treasury Bill rate of interest that could be earned on cash collateral invested in specified Treasury Bills

[Tabs]

Overview |Index Components| Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads /pdf/sbv-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads /pdf/sbv-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads /pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/sbv-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/sbv-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	SBV	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	SBV.IV	CUSIP	06740P122
Bloomberg ETN Keystroke	SBV<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC2C1PT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/sbv-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Pure Beta Series-2 TR Index	X.XX
S&P GSCI® Total Return Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Crude Oil Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, Down Jones,UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus.

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding trading day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

The iPath® Pure Beta S&P GSCI®-Weighted ETN is linked to the Barclays Capital Pure Beta Series-2 TR Index (the “Index”) and is designed to provide exposure to the returns potentially available through an unleveraged investment in futures contracts on the physical commodities comprising the S&P GSCI® Total Return Index (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology. The Barclays Capital Pure Beta Series 2 Methodology is not applied to certain precious metals commodities, and with respect to those commodities, the Index will roll monthly in accordance with the Reference Index’s pre-determined roll schedule.

The commodities represented in the Index are rebalanced monthly according to the weightings within the Reference Index; however, the weightings fluctuate between rebalancings due to changes in market prices.

In addition the Index reflects the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

iPath® Pure Beta S&P GSCI®-Weighted ETN —Components (as of xx/xx/xxxx)
Commodity>	Ticker>	Ref. Price Dollar Weight >	Trading Facility >	Sector>
xxxxx	xxxxx	Xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	Xxxxx	xxxxx	xxxxx

Source: Barclays Capital, S&P Goldman Sachs. NYM-NYMEX Division New York Mercantile Exchange, PE-International Petroleum Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), KBT-Kansas City Board of Trade, CSC-Coffee, Sugar and Cocoa Exchange.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

The iPath® Pure Beta S&P GSCI®-Weighted ETN is linked to the Barclays Capital Pure Beta Series-2 TR Index (the “Index”) and is designed to provide exposure to the returns potentially available through an unleveraged investment in futures contracts on the physical commodities comprising the S&P GSCI® Total Return Index (the “Reference Index”), while mitigating the effects of certain distortions in the commodity markets on such returns through the application of the Barclays Capital Pure Beta Series 2 Methodology.

The Index is comprised of a basket of exchange traded futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology. The Barclays Capital Pure Beta Series 2 Methodology is not applied to certain precious metals commodities, and with respect to those commodities, the Index will roll monthly in accordance with the Reference Index’s pre-determined roll schedule.

The commodities represented in the Index are rebalanced monthly according to the weightings within the Reference Index; however, the weightings fluctuate between rebalancings due to changes in market prices.

In addition the Index reflects the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

(Pie Chart)

Source: Barcalys Capital, as of XX/XX/XX. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - SBV

PRODUCT PAGES - ONG

-Commodities -Sector-

http://ipathetn.com/product/ONG

[Header]

iPath® Pure Beta Energy ETN (ONG)

[Body]

The iPath® Pure Beta Energy ETN is linked to the Barclays Capital Commodity Index Energy Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on energy commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings	(Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/BCM-super-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads /pdf/ONG-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads /pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads /pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/ONG-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Capital. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/ONG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	ONG	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	ONG.IV	CUSIP	06740P312
Bloomberg ETN Keystroke	ONG<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1ENPT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/ONG-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Energy Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Energy Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of the Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Energy ETN (ONG)

[Body]

The iPath® Pure Beta Energy ETN is linked to the Barclays Capital Commodity Index Energy Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on energy commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - ONG

PRODUCT PAGES - DIRT

-Commodities -Sector-

http://ipathetn.com/product/DIRT

[Header]

iPath® Pure Beta Agriculture ETN (DIRT)

[Body]

The iPath® Pure Beta Agriculture ETN is linked to the Barclays Capital Commodity Index Agriculture Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in nine futures contracts on agricultural commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings	(Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/BCM-super-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/DIRT-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/DIRT-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/DIRT-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	DIRT	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	DIRT.IV	CUSIP	06740P262
Bloomberg ETN Keystroke	DIRT<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1AGPT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/DIRT-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Agriculture Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads.

Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Pure Beta Agriculture ETN (DIRT)

[Body]

The iPath® Pure Beta Agriculture ETN is linked to the Barclays Capital Commodity Index Agriculture Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in nine futures contracts on agricultural commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DIRT

PRODUCT PAGES - WEET

-Commodities -Sector-

http://ipathetn.com/product/WEET

[Header]

iPath® Pure Beta Grains ETN (WEET)

[Body]

The iPath® Pure Beta Grains ETN is linked to the Barclays Capital Commodity Index Grains & Oilseeds Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on grain and oilseed commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings	(Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/BCM-super-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/WEET-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/WEET-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/WEET-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	WEET	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	WEET.IV	CUSIP	06740P270
Bloomberg ETN Keystroke	WEET<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1GRPT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/WEET-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Grains & Oilseeds Pure Beta TR	X.XX
Dow Jones-UBS Agriculture Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Pure Beta Grains ETN (WEET)

[Body]

The iPath® Pure Beta Grains ETN is linked to the Barclays Capital Commodity Index Grains & Oilseeds Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in six futures contracts on grain and oilseed commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - WEET

PRODUCT PAGES - GRWN

-Commodities -Sector-

http://ipathetn.com/product/GRWN

[Header]

iPath® Pure Beta Softs ETN (GRWN)

[Body]

The iPath® Pure Beta Softs ETN is linked to the Barclays Capital Commodity Index Softs Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in three futures contracts on soft commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]
Overview | Sector Weightings	(Printer icon) Print This Page
[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/BCM-super-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/GRWN-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/GRWN-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/GRWN-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	GRWN	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	GRWN.IV	CUSIP	06740P288
Bloomberg ETN Keystroke	GRWN<EQUITY><GO>	Inception Date	04/20/2011
Bloomberg Index Ticker	BCC1SFPT	Maturity Date	04/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/GRWN-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Softs Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Pure Beta Softs ETN (GRWN)

[Body]

The iPath® Pure Beta Softs ETN is linked to the Barclays Capital Commodity Index Softs Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in three futures contracts on soft commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - GRWN

PRODUCT PAGES – HEVY

-Commodities -Sector-

http://ipathetn.com/product/HEVY

[Header]

iPath® Pure Beta Industrial Metals ETN (HEVY)

[Body]

The iPath® Pure Beta Industrial Metals ETN is linked to the Barclays Capital Commodity Index Industrial Metals Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in futures contracts on industrial metal commodities. The Index is currently composed of five futures contracts on industrial metals, four of which (aluminium, nickel, copper and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings	(Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/HEVY-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/HEVY-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/HEVY-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%[1]
Ticker	HEVY	Futures Execution Cost	0.10%[1]
Intraday Indicative Value Ticker	HEVY.IV	CUSIP	06740P296
Bloomberg ETN Keystroke	HEVY<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC1IMPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/HEVY-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Industrial Metals Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX-XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Industrial Metals ETN (HEVY)

[Body]

The iPath® Pure Beta Industrial Metals ETN is linked to the Barclays Capital Commodity Index Industrial Metals Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in futures contracts on industrial metal commodities. The Index is currently composed of five futures contracts on industrial metals, four of which (aluminium, nickel, copper and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - HEVY

PRODUCT PAGES - BLNG

-Commodities -Sector-

http://ipathetn.com/product/BLNG

[Header]

iPath® Pure Beta Precious Metals ETN (BLNG)

[Body]

The iPath® Pure Beta Precious Metals ETN is linked to the Barclays Capital Commodity Index Precious Metals Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on precious metal commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings	(Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/BCM-super-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads /pdf/BLNG-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads /pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/BLNG-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/BLNG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	BLNG	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	BLNG.IV	CUSIP	06740P338
Bloomberg ETN Keystroke	BLNG<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC1PMPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/BLNG-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Precious Metals Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Precious Metals ETN (BLNG)

[Body]

The iPath® Pure Beta Precious Metals ETN is linked to the Barclays Capital Commodity Index Precious Metals Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on precious metal commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - BLNG

PRODUCT PAGES - LSTK

-Commodities -Sector-

http://ipathetn.com/product/LSTK

[Header]

iPath® Pure Beta Livestock ETN (LSTK)

[Body]

The iPath® Pure Beta Livestock ETN is linked to the Barclays Capital Commodity Index Livestock Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on livestock commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tabs]

Overview | Sector Weightings	(Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/BCM-super-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/LSTK-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads /pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/LSTK-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/COW-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	LSTK	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	LSTK.IV	CUSIP	06740P320
Bloomberg ETN Keystroke	LSTK<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC1LSPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/LSTK-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Commodity Index Livestock Pure Beta TR	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Pure Beta Livestock ETN (LSTK)

[Body]

The iPath® Pure Beta Livestock ETN is linked to the Barclays Capital Commodity Index Livestock Pure Beta TR (the “Index”). The Index is a sub-index of the Barclays Capital Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on livestock commodities traded on U.S. exchanges.

The Index is comprised of a basket of exchange traded futures contracts, and uses an allocation methodology designed to mitigate the effects of certain distortions in the commodity markets on such returns. Unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

(Pie Chart)

Source: Barclays Capital, as of XX/XX/XX. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - LSTK

PRODUCT PAGES - DCNG

-Commodities-Single Commodities-

http://www.ipathetn.com/product/DCNG

[Header]

iPath® Seasonal Natural Gas ETN (DCNG)

[Body]

The iPath® Seasonal Natural Gas ETN is linked to the Barclays Capital Natural Gas Seasonal TR Index (the “Index”). The Index reflects the returns that are potentially available by maintaining an unleveraged investment in a rolling position in Henry Hub Natural Gas futures contracts plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index is composed of a single contract that expires in December and rolls annually. In October of each year the Index closes out its position in the current year’s December contract and rolls into a Natural Gas futures contract expiring in December of the next calendar year.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DCNG-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/DCNG-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/DCNG-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/DCNG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	DCNG	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	DCNG.IV	CUSIP	06740P239
Bloomberg ETN Keystroke	DCNG<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2NGST	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DCNG-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Natural Gas Seasonal TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Energy Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DCNG

PRODUCT PAGES - OLEM

-Commodities-Single Commodities-

http://www.ipathetn.com/product/OLEM

[Header]

iPath® Pure Beta Crude Oil ETN (OLEM)

[Body]

The iPath® Pure Beta Crude Oil ETN is linked to the Barclays Capital WTI Crude Oil Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Crude Oil markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/pb-single-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/OLEM-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/OLEM-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/OLEM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	OLEM	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	OLEM.IV	CUSIP	06740P221
Bloomberg ETN Keystroke	OLEM<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2CLPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/OLEM-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital WTI Crude Oil Pure Beta TR Index	X.XX
S&P GSCI® Total Return Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
Dow Jones U.S. Oil & Gas Index	X.XX
S&P North American Natural Resources Sector Index™	X.XX
S&P Global Energy Sector Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

²

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - OLEM

PRODUCT PAGES - CHOC

-Commodities-Single Commodities-

http://www.ipathetn.com/product/CHOC

[Header]

iPath® Pure Beta Cocoa ETN (CHOC)

[Body]

The iPath® Pure Beta Cocoa ETN is linked to the Barclays Capital Cocoa Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Cocoa markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/pb-single-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads pdf/CHOC-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/CHOC-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/CHOC-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%[1]
Ticker	CHOC	Futures Execution Cost	0.10%[1]
Intraday Indicative Value Ticker	CHOC.IV	CUSIP	06740P 130
Bloomberg ETN Keystroke	CHOC<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2CCPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/CHOC-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Cocoa Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - CHOC

PRODUCT PAGES - CAFE

-Commodities-Single Commodities-

http://www.ipathetn.com/product/CAFE

[Header]

iPath® Pure Beta Coffee ETN (CAFE)

[Body]

The iPath® Pure Beta Coffee ETN is linked to the Barclays Capital Coffee Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Coffee markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology. In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/pb-single-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/CAFE-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/CAFE-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/JO-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CAFE	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	CAFE.IV	CUSIP	06740P148
Bloomberg ETN Keystroke	CAFE <EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2KCPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/CAFE-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Coffee Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - CAFE

PRODUCT PAGES - CTNN

-Commodities-Single Commodities-

http://www.ipathetn.com/product/CTNN

[Header]

iPath® Pure Beta Cotton ETN (CTNN)

[Body]

The iPath® Pure Beta Cotton ETN is linked to the Barclays Capital Cotton Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Cotton markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/pb-single-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/CTNN-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/CTNN-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/CTNN-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	CTNN	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	CTNN.IV	CUSIP	06740P155
Bloomberg ETN Keystroke	CTNN <EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2CTPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/CTNN-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Cotton Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - CTNN

PRODUCT PAGES - SGAR

-Commodities-Single Commodities-

http://www.ipathetn.com/product/SGAR

[Header]

iPath® Pure Beta Sugar ETN (SGAR)

[Body]

The iPath® Pure Beta Sugar ETN is linked to the Barclays Capital Sugar Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Sugar markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/pb-single-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/SGAR-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/SGAR-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/SGAR-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	SGAR	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	SGAR.IV	CUSIP	06740P163
Bloomberg ETN Keystroke	SGAR <EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2SBPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/SGAR-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Sugar Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor - Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - SGAR

PRODUCT PAGES - FOIL

-Commodities-Single Commodities-

http://www.ipathetn.com/product/FOIL-overview.jsp

[Header]

iPath® Pure Beta Aluminum ETN (FOIL)

[Body]

The iPath® Pure Beta Aluminum ETN is linked to the Barclays Capital Aluminum Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Aluminum markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/pb-single-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/FOIL-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/FOIL-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/FOIL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	FOIL	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	FOIL.IV	CUSIP	06740P171
Bloomberg ETN Keystroke	FOIL<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2LAPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/FOIL-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Aluminum Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative

Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - FOIL

PRODUCT PAGES - CUPM

-Commodities-Single Commodities-

http://www.ipathetn.com/product/CUPM

[Header]

iPath® Pure Beta Copper ETN (CUPM)

[Body]

The iPath® Pure Beta Copper ETN is linked to the Barclays Capital Copper Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Copper markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/pb-single-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/CUPM-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/CUPM-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/CUPM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%[1]
Ticker	CUPM	Futures Execution Cost	0.10%[1]
Intraday Indicative Value Ticker	CUPM.IV	CUSIP	06740P189
Bloomberg ETN Keystroke	CUPM<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2LPPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/CUPM-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Copper Pure Beta TR Index	X.XX
Dow Jones-UBS Industrial Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads.

Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - CUPM

PRODUCT PAGES - LEDD

-Commodities-Single Commodities-

http://www.ipathetn.com/product/LEDD

[Header]

iPath® Pure Beta Lead ETN (LEDD)

[Body]

The iPath® Pure Beta Lead ETN is linked to the Barclays Capital Lead Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Lead markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/pb-single-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/LEDD-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/LEDD-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/LEDD-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%[1]
Ticker	LEDD	Futures Execution Cost	0.10%[1]
Intraday Indicative Value Ticker	LEDD.IV	CUSIP	06740P197
Bloomberg ETN Keystroke	LEDD<EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2LLPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/LEDD-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Lead Pure Beta TR Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - LEDD

PRODUCT PAGES - NINI

-Commodities-Single Commodities-

http://www.ipathetn.com/product/NINI

[Header]

iPath® Pure Beta Nickel ETN (NINI)

[Body]

The iPath® Pure Beta Nickel ETN is linked to the Barclays Capital Nickel Pure Beta TR Index (the “Index”). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts in the Nickel markets.

The Index is comprised of a single exchange traded futures contract, except during the roll period when the Index may be comprised of two futures contracts. However, unlike many commodity indices, which roll their exposure to the corresponding futures contract on a monthly basis in accordance with a pre-determined roll schedule, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Capital Pure Beta Series 2 Methodology.

In addition the Index reflects the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/pb-single-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/NINI-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) The Basics of iPath Pure Beta Commodity ETNs {http://ipathetn.com/downloads/pdf/pure_beta_basics.pdf}

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/NINI-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/NINI-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	NINI	Futures Execution Cost	0.10	%¹
Intraday Indicative Value Ticker	NINI.IV	CUSIP	06740P213
Bloomberg ETN Keystroke	NINI <EQUITY><GO>	Inception Date	4/20/2011
Bloomberg Index Ticker	BCC2LNPT	Maturity Date	4/18/2041

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/NINI-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Nickel Pure Beta TR Index	X.XX
Dow Jones-UBS Industrial Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, UBS Securities LLC, Dow Jones Indexes, Barclays Capital, MSCI Inc., Bloomberg, BlackRock XX/XX - XX/XX, based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published every 15 seconds during each trading day by NYSE Arca or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbol listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor – Current Investor Fee

Where:

Closing Indicative Value = The Closing Indicative Value of the iPath ETN calculated in the manner described in the applicable prospectus;

Current Daily Index Factor = The most recent published level of the Index underlying the iPath ETNs as reported by the relevant index sponsor / the closing level of that Index on the immediately preceding day; and

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described in the applicable prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - NINI

DJP

-Commodities-Broad-

http://ipathetn.com/product/DJP

[Header]

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

[Body]

The iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN is linked to the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The commodities represented in the Dow Jones-UBS Commodity Index Total ReturnSM are rebalanced annually; however, the weightings fluctuate between rebalancings due to changes in market prices.

[Tabs]

Overview | Index Components | Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/djp-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/DJP-overview.jsp#indicative_returns}

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/DJP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%[1]
Ticker	DJP	CUSIP	06738C778
Intraday Indicative Value Ticker	DJP.IV	Inception Date	06/06/2006
Bloomberg ETN Keystroke	DJP<EQUITY><GO>	Maturity Date	06/12/2036
Bloomberg Index Ticker	DJUBSTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DJP-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Crude Oil Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

[Body]

The iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN is linked to the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The commodities represented in the Dow Jones-UBS Commodity Index Total ReturnSM are rebalanced annually; however, the weightings fluctuate between rebalancings due to changes in market prices.

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN—Components (as of xx/xx/xxxx)
Commodity>	Ticker>	Ref. Price Dollar Weight >	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: Dow Jones Indexes, UBS Securities LLC, NYM-NYMEX Division New York Mercantile Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), CSC-Coffee, Sugar and Cocoa Exchange.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN

[Body]

The iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN is linked to the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The commodities represented in the Dow Jones-UBS Commodity Index Total ReturnSM are rebalanced annually; however, the weightings fluctuate between rebalancings due to changes in market prices.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DJP

PRODUCT PAGES - GSP

http://ipathetn.com/product/GSP

[Header]

iPath® S&P GSCI® Total Return Index ETN (GSP)

The iPath® S&P GSCI® Total Return Index ETN is linked to the S&P GSCI® Total Return Index and provides you with exposure to the returns potentially available through an unleveraged investment in the contracts comprising the S&P GSCI® plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

[Tabs]

Overview | Index Components | Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/gsp-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/gsp-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/gsp-overview.jsp#indicative_returns}

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/GSP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%[1]
Ticker	GSP	CUSIP	06738C794
Intraday Indicative Value Ticker	GSP.IV	Inception Date	06/06/2006
Bloomberg ETN Keystroke	GSP<EQUITY><GO>	Maturity Date	06/12/2036
Bloomberg Index Ticker	SPGSCITR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/GSP-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P GSCI® Total Return Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Crude Oil Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]                                     (Excel icon) IV/Index History     (Printer icon) Print This Page

[Header]

iPath® S&P GSCI® Total Return Index ETN

The iPath® S&P GSCI® Total Return Index ETN is linked to the S&P GSCI® Total Return Index and provides you with exposure to the returns potentially available through an unleveraged investment in the contracts comprising the S&P GSCI® plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

iPath® S&P GSCI® Total Return Index ETN—Components (as of xx/xx/xxxx)
Commodity>	Ticker>	Ref. Price Dollar Weight >	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: S&P Goldman Sachs. NYM-NYMEX Division New York Mercantile Exchange, PE-International Petroleum Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), KBT-Kansas City Board of Trade, CSC-Coffee, Sugar and Cocoa Exchange.

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its sub-indexes to track general commodity market performance.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]                                     (Excel icon) IV/Index History     (Printer icon) Print This Page

[Header]

iPath® S&P GSCI® Total Return Index ETN (GSP)

The iPath® S&P GSCI® Total Return Index ETN is linked to the S&P GSCI® Total Return Index and provides you with exposure to the returns potentially available through an unleveraged investment in the contracts comprising the S&P GSCI® plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

(Pie Chart)

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Crude Oil Total Return Index and S&P GSCI™ Commodity Index are trademarks or service marks of Standard & Poor’s and have been licensed for use by Barclays Bank PLC in connection with the Securities. The Securities are not sponsored or endorsed by Standard & Poor’s or any of its affiliates. The Securities are not sold by Goldman, Sachs & Co. or any of its affiliates, other than in its capacity as a dealer of the Securities. Neither Standard & Poor’s nor Goldman, Sachs & Co. nor any its affiliates makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ or any of its sub-indexes to track general commodity market performance.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - GSP

PRODUCT PAGES - JJE

-Commodities -Sector-

http://ipathetn.com/prodcut/JJE

[Header]

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

[Body]

The Dow Jones-UBS Energy Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of four energy-related commodities contracts (crude oil, heating oil, natural gas and unleaded gasoline) traded on U.S. exchanges.

[Tabs]

Overview | Sector Weightings	(Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf }

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/jje-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/jje-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/jje-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%[1]
Ticker	JJE	CUSIP	06739H750
Intraday Indicative Value Ticker	JJE.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	JJE<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBENTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/JJE-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Energy Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Energy Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

[Body]

The Dow Jones-UBS Energy Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of four energy-related commodities contracts (crude oil, heating oil, natural gas and unleaded gasoline) traded on U.S. exchanges.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJE

PRODUCT PAGES - JJA

-Commodities -Sector-

http://ipathetn.com/product/JJA

[Header]

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

The Dow Jones-UBS Agriculture Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of seven futures contracts on agricultural commodities traded on U.S. exchanges.

[Tabs]

Overview | Sector Weightings	(Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/jja-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/jja-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/JJA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJA	CUSIP	06739H206
Intraday Indicative Value Ticker	JJA.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	JJA<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBAGTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/JJA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Agriculture Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

[Body]

The Dow Jones-UBS Agriculture Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of seven futures contracts on agricultural commodities traded on U.S. exchanges.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJA

PRODUCT PAGES - JJG

-Commodities -Sector-

http://ipathetn.com/product/JJG

[Header]

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

[Body]

The Dow Jones-UBS Grains Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total Return and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of three futures contracts on grains traded on U.S. exchanges.

[Tabs]

Overview | Sector Weightings	History (Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/jjg-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index

•	Indicative Value Information (jump link) {http://ipathetn.com/jjg-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/JJG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJG	CUSIP	06739H305
Intraday Indicative Value Ticker	JJG.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	JJG<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBGRTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/JJG-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Grains Subindex Total ReturnSM	X.XX
Dow Jones-UBS Agriculture Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

[Body]

The Dow Jones-UBS Grains Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of three futures contracts on grains traded on U.S. exchanges.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJG

PRODUCT PAGES - JJS

-Commodities -Sector-

http://ipathetn.com/product/JJS

[Header]

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

[Body]

The Dow Jones-UBS Softs Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Softs Subindex Total ReturnSM is a multiple-commodity sub-index consisting of the contracts included in the Dow Jones-UBS Commodity Index Total ReturnSM related to soft products. Contracts for three commodities are currently included in the Dow Jones-UBS Softs Subindex Total ReturnSM: coffee, cotton and sugar.

[Tabs]

Overview | Sector Weightings	(Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/jjs-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/jjs-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/JJS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJS	CUSIP	06739H230
Intraday Indicative Value Ticker	JJS.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	JJS<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBSOTR

Ret urns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/JJS-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Softs Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

[Body]

The Dow Jones-UBS Softs Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Softs Subindex Total ReturnSM is a multiple-commodity sub-index consisting of the contracts included in the Dow Jones-UBS Commodity Index Total ReturnSM related to soft products. Contracts for three commodities are currently included in the Dow Jones-UBS Softs Subindex Total ReturnSM: coffee, cotton and sugar.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJS

PRODUCT PAGES – JJM

-Commodities -Sector-

http://ipathetn.com/product/JJM

[Header]

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

[Body]

The Dow Jones-UBS Industrial Metals Subindex Total ReturnSM Index is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of four futures contracts on industrial metals, three of which (aluminum, nickel and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange.

[Tabs]

Overview | Sector Weightings	(Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/jjm-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/jjm-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/JJM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJM	CUSIP	06738G407
Intraday Indicative Value Ticker	JJM.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	JJM<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBINTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/JJM-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Industrial Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) – Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones- UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

[Body]

The Dow Jones- UBS Industrial Metals Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total Return and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is currently composed of four futures contracts on industrial metals, three of which (aluminum, nickel and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJM

PRODUCT PAGES - JJP

-Commodities -Sector-

http://ipathetn.com/product/JJP

[Header]

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

[Body]

The Dow Jones-UBS Precious Metals Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Precious Metals Subindex Total ReturnSM is a multiple-commodity sub-index consisting of the contracts included in the Dow Jones-UBS Commodity Index Total ReturnSM related to precious metals. Contracts for two commodities are currently included in the Dow Jones-UBS Precious Metals Subindex Total ReturnSM: gold and silver.

[Tabs]

Overview | Sector Weightings	(Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/jjp-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/jjp-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/JJP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJP	CUSIP	06739H248
Intraday Indicative Value Ticker	JJP.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	JJP<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBPRTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/JJP-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Precious Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

[Body]

The Dow Jones-UBS Precious Metals Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Precious Metals Subindex Total ReturnSM is a multiple-commodity sub-index consisting of the contracts included in the Dow Jones-UBS Commodity Index Total ReturnSM related to precious metals. Contracts for two commodities are currently included in the Dow Jones-UBS Precious Metals Subindex Total ReturnSM: gold and silver.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJP

PRODUCT PAGES - COW

-Commodities -Sector-

http://ipathetn.com/product/COW

[Header]

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

[Body]

The Dow Jones-UBS Livestock Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The index is currently composed of two livestock commodities contracts (lean hogs and live cattle) traded on U.S. exchanges.

[Tabs]

Overview | Sector Weightings	(Printer icon) Print This Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/cow-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/cow-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/COW-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	COW	CUSIP	06739H743
Intraday Indicative Value Ticker	COW.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	COW<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBLITR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/COW-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Livestock Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Agriculture Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

[Body]

The Dow Jones-UBS Livestock Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The index is currently composed of two livestock commodities contracts (lean hogs and live cattle) traded on U.S. exchanges.

(Pie Chart)

Source: Dow Jones Indexes, UBS Securities LLC

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - COW

PRODUCT PAGES - GAZ

-Commodities-Single Commodities-

http://www.ipathetn.com/product/GAZ

[Header]

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

[Body]

The Dow Jones-UBS Natural Gas Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The index includes the contract in the Dow Jones-UBS Commodity Index Total ReturnSM that relates to a single commodity, natural gas (currently the Henry Hub Natural Gas futures contract traded on the NYMEX).

On August 21, 2009, Barclays Bank PLC announced the temporary suspension of further issuance of the iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (the “GAZ ETNs”) (view press release). On May [ ], 2012 Barclays Bank PLC published an investor guidance notification regarding the recent persistent and material premium in the trading price of the GAZ ETNs in relation to their intraday indicative value. Due to likely continued fluctuations in this premium, Barclays Bank PLC believes that the GAZ ETNs will not track the price of the underlying natural gas futures index in a consistent manner and therefore are currently not suitable for most investors (view press release).

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/gaz-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(pdf icon) Press Release May 18, 2012 Barclays Issues Investor Guidance on GAZ

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/gaz-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/GAZ-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	GAZ	CUSIP	06739H644
Intraday Indicative Value Ticker	GAZ.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	GAZ<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBNGTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/GAZ-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Natural Gas Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Energy Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - GAZ

PRODUCT PAGES - OIL

-Commodities-Single Commodities-

http://www.ipathetn.com/product/OIL

[Header]

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

[Body]

The iPath® S&P GSCI® Crude Oil Total Return Index ETN is a sub-index of the S&P GSCI® Commodity Index. The S&P GSCI® Crude Oil Total Return Index reflects the returns that are potentially available through an unleveraged investment in the West Texas Intermediate (WTI) crude oil futures contract plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/oil-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/oil-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/oil-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/OIL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	OIL	CUSIP	06738C786
Intraday Indicative Value Ticker	OIL.IV	Inception Date	08/15/2006
Bloomberg ETN Keystroke	OIL<EQUITY><GO>	Maturity Date	08/14/2036
Bloomberg Index Ticker	SPGSCLTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/OIL-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P GSCI® Crude Oil Total Return Index	X.XX
S&P GSCI® Total Return Index	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
Dow Jones U.S. Oil & Gas Index	X.XX
S&P North American Natural Resources Sector Index™	X.XX
S&P Global Energy Sector Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/10) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - OIL

PRODUCT PAGES - NIB

-Commodities-Single Commodities-

http://www.ipathetn.com/product/NIB

[Header]

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

[Body]

The Dow Jones-UBS Cocoa Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Cocoa Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of cocoa, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	History (Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/nib-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/nib-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/NIB-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	NIB	CUSIP	06739H313
Intraday Indicative Value Ticker	NIB.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	NIB<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBCCTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/NIB-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Cocoa Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - NIB

PRODUCT PAGES - JO

-Commodities-Single Commodities-

http://www.ipathetn.com/product/JO

[Header]

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

[Body]

The Dow Jones-UBS Coffee Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Coffee Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of coffee, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/download/pdf/jo-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/JO-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/JO-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JO	CUSIP	06739H297
Intraday Indicative Value Ticker	JO.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	JO<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBKCTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/JO-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Coffee Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.
Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JO

PRODUCT PAGES - BAL

-Commodities-Single Commodities-

http://www.ipathetn.com/product/BAL

[Header]

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

[Body]

The Dow Jones-UBS Cotton Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Cotton Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of cotton, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/bal-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/BAL-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/BAL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%[1]
Ticker	BAL	CUSIP	06739H271
Intraday Indicative Value Ticker	BAL.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	BAL<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBCTTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/BAL-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Cotton Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - BAL

PRODUCT PAGES - SGG

-Commodities-Single Commodities-

http://www.ipathetn.com/product/SGG

[Header]

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

[Body]

The Dow Jones-UBS Sugar Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Sugar Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of sugar, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/sgg-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/SGG-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/SGG-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	SGG	CUSIP	06739H214
Intraday Indicative Value Ticker	SGG.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	SGG<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBSBTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/SGG-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Sugar Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - SGG

PRODUCT PAGES - JJU

-Commodities-Single Commodities-

http://www.ipathetn.com/product/JJU

[Header]

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

[Body]

The Dow Jones-UBS Aluminum Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Aluminum Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of aluminum, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/jju-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/JJU-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/JJU-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJU	CUSIP	06739H321
Intraday Indicative Value Ticker	JJU.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	JJU<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBALTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/JJU-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Aluminum Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJU

PRODUCT PAGES - JJC

-Commodities-Single Commodities-

http://www.ipathetn.com/JJC-overview.jsp

[Header]

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN (JJC)

[Body]

The Dow Jones-UBS Copper Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The index includes the contract in the Dow Jones-UBS Commodity Index Total ReturnSM that relates to a single commodity, copper (currently the Copper High Grade futures contract traded on the COMEX).

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/jjc-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/JJC-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/JJC-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJC	CUSIP	06739F101
Intraday Indicative Value Ticker	JJC.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	JJC<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBHGTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/JJC-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Copper Subindex Total ReturnSM	X.XX
Dow Jones-UBS Industrial Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (03/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJC

PRODUCT PAGES - LD

-Commodities-Single Commodities-

http://www.ipathetn.com/product/LD

[Header]

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

[Body]

The Dow Jones-UBS Lead Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Lead Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of lead, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/ld-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/LD-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/LD-overview.jsp#indicative_value})

*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%[1]
Ticker	LD	CUSIP	06739H263
Intraday Indicative Value Ticker	LD.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	LD<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBPBTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/LD-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Lead Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - LD

PRODUCT PAGES - JJN

-Commodities-Single Commodities-

http://www.ipathetn.com/product/JJN

[Header]

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

[Body]

The Dow Jones-UBS Nickel Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The index includes the contract in the Dow Jones-UBS Commodity Index Total ReturnSM that relates to a single commodity—nickel (currently the Primary Nickel futures contract traded on the London Metal Exchange).

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/jjn-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/JJN-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/JJN-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%[1]
Ticker	JJN	CUSIP	06739F119
Intraday Indicative Value Ticker	JJN.IV	Inception Date	10/23/2007
Bloomberg ETN Keystroke	JJN<EQUITY><GO>	Maturity Date	10/22/2037
Bloomberg Index Ticker	DJUBNITR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/JJN-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Nickel Subindex Total ReturnSM	X.XX
Dow Jones-UBS Industrial Metals Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P GSCI® Industrial Metals Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJN

PRODUCT PAGES - JJT

-Commodities-Single Commodities-

http://www.ipathetn.com/product/JJT

[Header]

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN (JJT)

[Body]

The Dow Jones-UBS Tin Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Tin Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of tin, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/jjt-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/JJT-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/JJT-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	JJT	CUSIP	06739H198
Intraday Indicative Value Ticker	JJT.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	JJT<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBSNTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/JJT-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Tin Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JJT

PRODUCT PAGES - PGM

-Commodities-Single Commodities-

http://www.ipathetn.com/product/PGM

[Header]

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

[Body]

The Dow Jones-UBS Platinum Subindex Total ReturnSM is a sub-index of the Dow Jones-UBS Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-UBS Platinum Subindex Total ReturnSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of platinum, which is included in the Dow Jones-UBS Commodity Index Total ReturnSM.

[Tab] Overview	(Printer icon) Print This Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DJ-UBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/pgm-fact-sheet.pdf}

(pdf icon) iPath Commodity ETNs

(pdf icon) Periodic Returns Table {http://ipathetn.com/downloads/pdf/commodities-periodic-returns-table.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/PGM-overview.jsp#indicative_returns}

Jump to: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/PGM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75%[1]
Ticker	PGM	CUSIP	06739H255
Intraday Indicative Value Ticker	PGM.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	PGM<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	DJUBPLTR

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/PGM-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Dow Jones-UBS Platinum Subindex Total ReturnSM	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P GSCI® Total Return Index	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: Dow Jones Indexes, UBS Securities LLC, MSCI, Inc., Barclays Capital, S&P, BlackRock (06/94-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - PGM

PRODUCT PAGES - ERO

-Currencies-

http://ipathetn.com/product/ERO

[Header]

iPath® EUR/USD Exchange Rate ETN (ERO)

[Body]

The EUR/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[Tabs]

Overview | Index Components	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/ero-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/ero-fact-sheet.pdf}

(pdf icon) Basics of Currencies {http://ipathetn.com/downloads/pdf/Currency_Basics.pdf}

(pdf icon) Press Release: IRS Ruling {http://ipathetn.com/downloads/pdf/currency-irs-press-release.pdf}

(pdf icon) IRS Ruling FAQs {http://ipathetn.com/downloads/pdf/currency-irs-faqs.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/ERO-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/ERO-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.40%[1]
Ticker	ERO	Deposit Rate	EONIA-25 bps²
Intraday Indicative Value Ticker	ERO.IV	CUSIP	06739F184
Bloomberg ETN Keystroke	EURUSD WMCO Curncy<GO>	Inception Date	05/08/2007
Bloomberg Index Ticker	EURUSD WMCO	Maturity Date	05/14/2037

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/ERO-overview.jsp#market_returns}

Index Factor Performance³ (As of xx/xx/xxxx)
Chart

Source: BlackRock, Reuters 01/99-12/17/08, Bloomberg 12/18/08-current (based on daily returns).

The EUR/USD exchange rate is a foreign-exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

Correlations (as of xx/xx/xxxx)
EUR/USD Exchange Rate	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
S&P GSCI® Total Return Index	X.XX

Sources: MSCI, Inc., S&P, Barclays Capital, BlackRock. Based on monthly returns, calculated for time period of 03/04-xx/xx.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

[2]

For the iPath® EUR/USD Exchange Rate ETN, the deposit rate on any given day will be equal to the European Overnight Index Average, as reported on Reuters page EONIA or any successor page on the immediately preceding business day (the “EONIA”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of Euros.

The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of Euros.

[3]

Past performance does not guarantee future results. Index Factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index Factor performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[4]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® EUR/USD Exchange Rate ETN (ERO)

[Body]

The EUR/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the euro and the U.S. dollar. When the euro appreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) increases; when the euro depreciates relative to the U.S. dollar, the EUR/USD exchange rate (and the value of the Securities) decreases. The EUR/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one euro in the interbank market for settlement in two days. Effective December 18, 2008 the EUR/USD exchange rate will be the rate reported each day on Bloomberg screen EURUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

iPath® EUR/USD Exchange Rate ETN - COMPONENTS
Commodity>	Ticker>	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - ERO

PRODUCT PAGES - GBB

-Currencies-

http://ipathetn.com/product/GBB

[Header]

iPath® GBP/USD Exchange Rate ETN (GBB)

[Body]

The GBP/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[Tabs]

Overview | Index Components	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/gbb-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/gbb-fact-sheet.pdf}

(pdf icon) Basics of Currencies {http://ipathetn.com/downloads/pdf/Currency_Basics.pdf}

(pdf icon) Press Release: IRS Ruling {http://ipathetn.comdownloads/pdf/currency-irs-press-release.pdf}

(pdf icon) IRS Ruling FAQs {http://ipathetn.com/downloads/pdf/currency-irs-faqs.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/GBB-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/GBB-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.40	%¹
Ticker	GBB	Deposit Rate	SONIA-25 bps	[2]
Intraday Indicative Value Ticker	GBB.IV	CUSIP	06739F176
Bloomberg ETN Keystroke	GBPUSD WMCO Curncy<GO>	Inception Date	05/08/2007
Bloomberg Index Ticker	GBPUSD WMCO	Maturity Date	05/14/2037

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/GBB-overview.jsp#market_returns}

Index Factor Performance³ (As of xx/xx/xxxx)
Chart

Source: BlackRock, Reuters 01/99-12/17/08, Bloomberg 12/18/08-current (based on daily returns).

Past performance does not guarantee future results. Index factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index factor performance does not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. For current Index and iPath ETNs performance, go to www.iPathETN.com.

The GBP/USD exchange rate is a foreign-exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

Correlations (as of xx/xx/xxxx)
GBP/USD Exchange Rate	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
S&P GSCI® Total Return Index	X.XX

Sources: MSCI, Inc., S&P, Barclays Capital, BlackRock. Based on monthly returns, calculated for time period of 03/04-xx/xx.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

[2]

For the iPath® GBP/USD Exchange Rate ETN, the deposit rate on any given day will be equal to the Sterling Overnight Index Average, as reported on Reuters page SONIA or any successor page on the immediately preceding business day (the “SONIA”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of British pounds.

The deposit rate earned on the Principal amount of the Security is equal to the Sterling Overnight Index Average, as reported on Reuters page SONIA, minus 25 bps, the latter which represents the difference between the bid and offered rates on deposits.

[3]

Past performance does not guarantee future results. Index returns are for illustrative purposes only and do not represent actual iPath ETNs performance. Index performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[4]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® GBP/USD Exchange Rate ETN (GBB)

[Body]

The GBP/USD exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the British pound and the U.S. dollar. When the British pound appreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) increases; when the British pound depreciates relative to the U.S. dollar, the GBP/USD exchange rate (and the value of the Securities) decreases. The GBP/USD exchange rate is expressed as a rate that reflects the number of U.S. dollars that can be exchanged for one British pound in the interbank market for settlement in two days. Effective December 18, 2008 the GBP/USD exchange rate will be the rate reported each day on Bloomberg screen GBPUSD WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

iPath® GBP/USD Exchange Rate ETN - COMPONENTS
Commodity>	Ticker>	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - GBB

PRODUCT PAGES - JYN

-Currencies-

http://ipathetn.com/product/JYN

[Header]

iPath® JPY/USD Exchange Rate ETN (JYN)

[Body]

The U.S. dollar/Japanese yen exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate decreases, the JPY/USD exchange rate increases and the value of the Securities increases; when the Japanese yen depreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate increases, the JPY/USD exchange rate decreases and the value of the Securities decreases. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[Tabs]

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[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/jpy-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/jpy-fact-sheet.pdf}

(pdf icon) Basics of Currencies {http://ipathetn.com/downloads/pdf/Currency_Basics.pdf}

(pdf icon) Press Release: IRS Ruling {http://ipathetn.com/downloads/pdf/currency-irs-press-release.pdf}

(pdf icon) IRS Ruling FAQs {http://ipathetn.com/downloads/pdf/currency-irs-faqs.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/JPY-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/JPY-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.40%¹
Ticker	JYN	Deposit Rate	Mutan-25 bps²
Intraday Indicative Value Ticker	JYN.IV	CUSIP	06739G851
Bloomberg ETN Keystroke	USDJPY WMCO Curncy<GO>	Inception Date	05/08/2007
Bloomberg Index Ticker	USDJPY WMCO	Maturity Date	05/14/2037

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/JPY-overview.jsp#market_returns}

Index Factor Performance³ (As of xx/xx/xxxx)

Chart

Source: BlackRock, Reuters 01/99-12/17/08, Bloomberg 12/18/08-current (based on daily returns).

Past performance does not guarantee future results. Index factor performance is for illustrative purposes only and does not represent actual iPath ETNs performance. Index factor performance does not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. For current Index and iPath ETNs performance, go to www.iPathETN.com.

The Japanese yen/U.S. dollar exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the Japanese yen/U.S. dollar exchange rate decreases, the JPY/USD exchange rate increases and the value of the Securities increases; when the Japanese yen depreciates relative to the U.S. dollar, the Japanese yen/U.S. dollar exchange rate increases, the JPY/USD exchange rate decreases and the value of the Securities decreases. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

Correlations (as of xx/xx/xxxx)
EUR/USD Exchange Rat	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
S&P GSCI® Total Return Index	X.XX

Sources: MSCI, Inc., S&P, Barclays Capital, BlackRock. Based on monthly returns, calculated for time period of 03/04-xx/xx.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The accumulation component will be calculated on a daily basis in the following manner: The accumulation component on the inception date will equal one. On each subsequent business day until maturity or early redemption, the accumulation component will equal (1) the accumulation component on the immediately preceding business day times (2) the sum of one plus the product of the deposit rate times the relevant daycount fraction. The daycount fraction on any business day will be the number of calendar days that have elapsed since the immediately preceding business day divided by 365.

[2]

For the iPath® JPY/USD Exchange Rate ETN, the deposit rate on any given day will be equal to the Bank of Japan’s uncollateralized overnight call rate, as reported on Reuters page TONAT or any successor page on the immediately preceding business day (the “Mutan rate”), minus 0.25%. The deposit rate is intended to represent the actual rate that would be paid by a bank on an overnight deposit of Japanese yen.

The deposit rate earned on the Principal amount of the Security is equal to the Bank of Japan’s uncollateralized overnight call rate minus 25 bps, the latter which represents the difference between the bid and offered rates on deposits.

[3]

Past performance does not guarantee future results. Index returns are for illustrative purposes only and do not represent actual iPath ETNs performance. Index performance returns do not reflect any management fees, transaction costs, or expenses. Indexes are unmanaged and one cannot invest directly in an index. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

[4]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® JPY/USD Exchange Rate ETN (JYN)

[Body]

The U.S. dollar/Japanese yen exchange rate is a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. When the Japanese yen appreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate decreases, the JPY/USD exchange rate increases and the value of the Securities increases; when the Japanese yen depreciates relative to the U.S. dollar, the U.S. dollar/Japanese yen exchange rate increases, the JPY/USD exchange rate decreases and the value of the Securities decreases. The JPY/USD exchange rate is determined by dividing one by the U.S. dollar/Japanese yen exchange rate and truncating the quotient to ten decimal places. Effective December 18, 2008 the U.S. dollar/Japanese yen exchange rate will be the rate reported each day on Bloomberg screen USDJPY WMCO Curncy <GO> at approximately 4:00 p.m., London time, or any successor page.

iPath® JPY/USD Exchange Rate ETN - COMPONENTS
Commodity>	Ticker>	Trading Facility >	Sector>
xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JYN

PRODUCT PAGES - ICI

-Currencies-

http://ipathetn.com/product/ICI

[Header]

iPath® Optimized Currency Carry ETN (ICI)

[Body]

The Barclays Capital Intelligent Carry Index™ adopts an innovative strategy to enable investors to capture returns from foreign currency markets. The index is designed to reflect the total return of an “Intelligent Carry Strategy,” which, through an objective and systematic methodology, seeks to capture the returns that are potentially available from a strategy of investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies sometimes referred to as the “carry trade.” The pool of currencies to which the index may apply these strategies is commonly referred to as the “G10 currencies” and includes the U.S. dollar, the euro, the Japanese yen, the Canadian dollar, the Swiss franc, the British pound sterling, the Australian dollar, the New Zealand dollar, the Norwegian krone and the Swedish krona.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/ici-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/ici-fact-sheet.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/ICI-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/ICI-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.65	%¹
Ticker	ICI	CUSIP	06739H412
Intraday Indicative Value Ticker	ICI.IV	Inception Date	01/31/2008
Bloomberg ETN Keystroke	ICI<EQUITY><GO>	Maturity Date	01/28/2038
Bloomberg Index Ticker	BXIICIUS

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx. Prior to 3/28, Daily Indicative Value was used as a proxy for Market Price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/ICI-overview.jsp#market_returns}

Currency Breakdown (As of xx/xx/xxxx)
Chart

Source: Barclays Capital

Cumulative Returns (Daily Returns) (As of xx/xx/xxxx)
Chart

Correlations (as of xx/xx/xxxx)
Barclays Capital Intelligent Carry Index™	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, Barclays Capital, MSCI, Inc., Dow Jones Indexes, Bloomberg, and UBS Securities LLC; (xx/xx-xx/xx, unless otherwise specified) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - ICI

PRODUCT PAGES - AYT

-Currencies-

http://ipathetn.com/product/AYT

[Header]

iPath® GEMS Asia 8 ETN (AYT)

[Body]

The iPath® GEMS Asia 8 ETN (the “ETN”) is linked to the Barclays Capital Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM (the “Index”) and is designed to pay a monthly coupon.

The Barclays Capital GEMS Asia 8 IndexTM is designed to provide exposure to the total return of local currencies in specified emerging Asian markets through short-term, liquid and diversified instruments. The index constituent currencies are the Indonesian rupiah, the Indian rupee, the Philippine peso, the South Korean won, the Thai baht, the Malaysian ringgit, the Taiwanese dollar and the Chinese yuan.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/ayt-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/ayt-fact-sheet.pdf}

(pdf icon) Basics of Currencies {http://www.ipathetn.com/static/pdf/Currency_Basics.pdf}

(pdf icon) IRS Ruling FAQs {http://ipathetn.com/downloads/pdf/xxxxxx.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/AYT-overview.jsp#indicative_returns

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/AYT-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	AYT	CUSIP	06738G878
Intraday Indicative Value Ticker	AYT.IV	Inception Date	04/02/2008
Bloomberg ETN Keystroke	AYT<EQUITY><GO>	Maturity Date	04/08/2038
Bloomberg Index Ticker	BXIIGMA8

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx. Prior to 3/28, Daily Indicative Value was used as a proxy for Market Price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/AYT-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
xxxxxxxxxxxx	X.XX
S&P 500 Index	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets	X.XX
Dow-Jones UBS Commodity Index	X.XX
Barclays Aggregate	X.XX

Sources: S&P, Barclays Capital, MSCI, Inc., Barcap, Dow Jones Indexes, Bloomberg, and UBS Securities LLC; (xx/xx-xx/xx, unless otherwise specified) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative value on the applicable valuation date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day (or the Ex Coupon Indicative Value if such day was an Index Roll Date) × Current Index Factor – Current Investor Fee.

Where:

Closing Indicative Value = The Closing Indicative Value of the Securities as described in the pricing supplement relating to the Securities.

Ex Coupon Indicative Value = The Ex Coupon Indicative Value of the Securities as described in the pricing supplement relating to the Securities.

Index Roll Date = An Index Roll Date as described in the pricing supplement relating to the Securities.

Current Index Factor = The most recent published level of the Index as reported by the index sponsor / the closing level of the Index on the immediately preceding index business day.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the Closing Indicative Value of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date equaled zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the Closing Indicative Value of your Securities on the immediately preceding calendar day (or the Ex Coupon Indicative Value if such day was an Index Roll Date) times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365. The daily index factor on any given day will be equal to the closing value of the Index on that day divided by the closing level of the Index on the immediately preceding day.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® GEMS Asia 8 ETN (AYT)

[Body]

The iPath® GEMS Asia 8 ETN (the “ETN”) is linked to the Barclays Capital Global Emerging Markets Strategy

(GEMS) Asia 8 IndexTM (the “Index”) and is designed to pay a monthly coupon.

The Barclays Capital GEMS Asia 8 IndexTM is designed to provide exposure to the total return of local currencies in specified emerging Asian markets through short-term, liquid and diversified instruments. The index constituent currencies are the Indonesian rupiah, the Indian rupee, the Philippine peso, the South Korean won, the Thai baht, the Malaysian ringgit, the Taiwanese dollar and the Chinese yuan.

Top Ten Constituents>	Weight (%)
xxxxx	xxxxx
xxxxx	xxxxx

Source: xxxxxxx

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[ETN Coupon]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® GEMS Asia 8 ETN (AYT)

[Body]

The iPath® GEMS Asia 8 ETN (the “ETN”) is linked to the Barclays Capital Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM (the “Index”) and is designed to pay a monthly coupon.

The Barclays Capital GEMS Asia 8 IndexTM is designed to provide exposure to the total return of local currencies in specified emerging Asian markets through short-term, liquid and diversified instruments. The index constituent currencies are the Indonesian rupiah, the Indian rupee, the Philippine peso, the South Korean won, the Thai baht, the Malaysian ringgit, the Taiwanese dollar and the Chinese yuan.

Ex-Date	Record Date	Payment Date	Income	Payment
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: Barclays Capital. Subject to change.

Coupon payments are calculated and paid in accordance with the terms described in the relevant prospectus. Past performance is not indicative of future results.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - AYT

PRODUCT PAGES - JEM

-Currencies-

http://ipathetn.com/product/JEM

[Header]

iPath® GEMS IndexTM ETN (JEM)

[Body]

The iPath® GEMS IndexTM ETN (the “ETN”) is linked to the Barclays Capital Global Emerging Markets Strategy (GEMS) IndexTM (the “Index”) and is designed to pay a monthly coupon.

The Barclays Capital GEMS IndexTM is designed to provide exposure to the total return of local currencies in specified emerging markets through short-term, liquid and diversified instruments. The index constituent currencies are the Hungarian forint, Polish zloty, Russian ruble, Turkish lira, South African rand, Argentine peso, Brazilian real, Chilean peso, Colombian peso, Mexican peso, Indian rupee, Indonesia rupiah, South Korean won, Philippine peso, and Thai baht.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/jem-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/jem-fact-sheet.pdf}

(pdf icon) Basics of Currencies {http://www.ipathetn.com/static/pdf/Currency_Basics.pdf}

(pdf icon) IRS Ruling FAQs {http://ipathetn.com/downloads/pdf/xxxxxx.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/JEM-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/JEM-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	JEM	CUSIP	06739H453
Intraday Indicative Value Ticker	JEM.IV	Inception Date	02/01/2008
Bloomberg ETN Keystroke	JEM<EQUITY><GO>	Maturity Date	02/04/2038
Bloomberg Index Ticker	BXIIGEM1

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx. Prior to 3/28, Daily Indicative Value was used as a proxy for Market Price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/JEM-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
xxxxxxxxxxxx	X.XX
S&P 500 Index	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets	X.XX
Dow-Jones UBS Commodity Index	X.XX
Barclays Aggregate	X.XX

Sources: S&P, Barclays Capital, MSCI, Inc., Barcap, Dow Jones Indexes, Bloomberg, and UBS Securities LLC; (xx/xx-xx/xx, unless otherwise specified) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative value on the applicable valuation date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day (or the Ex Coupon Indicative Value if such day was an Index Roll Date) × Current Index Factor – Current Investor Fee.

Where:

Closing Indicative Value = The Closing Indicative Value of the Securities as described in the pricing supplement relating to the Securities.

Ex Coupon Indicative Value = The Ex Coupon Indicative Value of the Securities as described in the pricing supplement relating to the Securities.

Index Roll Date = An Index Roll Date as described in the pricing supplement relating to the Securities.

Current Index Factor = The most recent published level of the Index as reported by the index sponsor / the closing level of the Index on the immediately preceding index business day.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the Closing Indicative Value of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date equaled zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the Closing Indicative Value of your Securities on the immediately preceding calendar day (or the Ex Coupon Indicative Value if such day was an Index Roll Date) times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365. The daily index factor on any given day will be equal to the closing value of the Index on that day divided by the closing level of the Index on the immediately preceding day.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® GEMS IndexTM ETN (JEM)

[Body]

The iPath® GEMS IndexTM ETN (the “ETN”) is linked to the Barclays Capital Global Emerging Markets Strategy (GEMS) IndexTM (the “Index”) and is designed to pay a monthly coupon.

The Barclays Capital GEMS IndexTM is designed to provide exposure to the total return of local currencies in specified emerging markets through short-term, liquid and diversified instruments. The index constituent currencies are the Hungarian forint, Polish zloty, Russian ruble, Turkish lira, South African rand, Argentine peso, Brazilian real, Chilean peso, Colombian peso, Mexican peso, Indian rupee, Indonesia rupiah, South Korean won, Philippine peso, and Thai baht.

Top Ten Constituents>	Weight (%)
xxxxx	xxxxx
xxxxx	xxxxx

Source: xxxxxxx

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[ETN Coupon]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® GEMS IndexTM ETN (JEM)

[Body]

The iPath® GEMS IndexTM ETN (the “ETN”) is linked to the Barclays Capital Global Emerging Markets Strategy (GEMS) IndexTM (the “Index”) and is designed to pay a monthly coupon.

The Barclays Capital GEMS IndexTM is designed to provide exposure to the total return of local currencies in specified emerging markets through short-term, liquid and diversified instruments. The index constituent currencies are the Hungarian forint, Polish zloty, Russian ruble, Turkish lira, South African rand, Argentine peso, Brazilian real, Chilean peso, Colombian peso, Mexican peso, Indian rupee, Indonesia rupiah, South Korean won, Philippine peso, and Thai baht.

Ex-Date	Record Date	Payment Date	Income	Payment
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: Barclays Capital. Subject to change.

Coupon payments are calculated and paid in accordance with the terms described in the relevant prospectus. Past performance is not indicative of future results.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - JEM

PRODUCT PAGES - PGD

-Currencies-

http://ipathetn.com/product/PGD

[Header]

iPath® Asian & Gulf Currency Revaluation ETN (PGD)

[Body]

The iPath® Asian & Gulf Currency Revaluation ETN (the “ETN”) is linked to the Barclays Capital Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM (the “Index”) and is designed to pay a monthly coupon.

The Barclays Capital GEMS Pegged IndexTM is designed to provide exposure to the total return of local currencies in specified emerging Middle Eastern and Asian markets through short-term, liquid and diversified instruments. The constituent currencies include the Chinese Yuan, the Hong Kong Dollar, the Saudi Arabia Riyal, the Singapore Dollar and the United Arab Emirates Dirham.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/pgd-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/pgd-fact-sheet.pdf}

(pdf icon) Basics of Currencies {http://www.ipathetn.com/static/pdf/Currency_Basics.pdf}

(pdf icon) IRS Ruling FAQs {http://ipathetn.com/downloads/pdf/xxxxxx.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/PGD-overview.jsp#indicative_returns

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/PGD-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	PGD	CUSIP	06739H420
Intraday Indicative Value Ticker	PGD.IV	Inception Date	02/05/2008
Bloomberg ETN Keystroke	PGD<EQUITY><GO>	Maturity Date	02/04/2038
Bloomberg Index Ticker	BXIIGEMP

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx. Prior to 3/28, Daily Indicative Value was used as a proxy for Market Price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/PGD-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
xxxxxxxxxxxx	X.XX
S&P 500 Index	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets	X.XX
Dow-Jones UBS Commodity Index	X.XX
Barclays Aggregate	X.XX

Sources: S&P, Barclays Capital, MSCI, Inc., Barcap, Dow Jones Indexes, Bloomberg, and UBS Securities LLC; (xx/xx-xx/xx, unless otherwise specified) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative value on the applicable valuation date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day (or the Ex Coupon Indicative Value if such day was an Index Roll Date) × Current Index Factor – Current Investor Fee.

Where:

Closing Indicative Value = The Closing Indicative Value of the Securities as described in the pricing supplement relating to the Securities.

Ex Coupon Indicative Value = The Ex Coupon Indicative Value of the Securities as described in the pricing supplement relating to the Securities.

Index Roll Date = An Index Roll Date as described in the pricing supplement relating to the Securities.

Current Index Factor = The most recent published level of the Index as reported by the index sponsor / the closing level of the Index on the immediately preceding index business day.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the Closing Indicative Value of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date equaled zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the Closing Indicative Value of your Securities on the immediately preceding calendar day (or the Ex Coupon Indicative Value if such day was an Index Roll Date) times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365. The daily index factor on any given day will be equal to the closing value of the Index on that day divided by the closing level of the Index on the immediately preceding day.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Asian & Gulf Currency Revaluation ETN (PGD)

[Body]

The iPath® Asian & Gulf Currency Revaluation ETN (the “ETN”) is linked to the Barclays Capital Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM (the “Index”) and is designed to pay a monthly coupon.

The Barclays Capital GEMS Pegged IndexTM is designed to provide exposure to the total return of local currencies in specified emerging Middle Eastern and Asian markets through short-term, liquid and diversified instruments. The constituent currencies include the Chinese Yuan, the Hong Kong Dollar, the Saudi Arabia Riyal, the Singapore Dollar and the United Arab Emirates Dirham.

Top Ten Constituents>	Weight (%)
xxxxx	xxxxx
xxxxx	xxxxx

Source: xxxxxxx

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[ETN Coupon]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Asian & Gulf Currency Revaluation ETN (PGD)

[Body]

The iPath® Asian & Gulf Currency Revaluation ETN (the “ETN”) is linked to the Barclays Capital Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM (the “Index”) and is designed to pay a monthly coupon.

The Barclays Capital GEMS Pegged IndexTM is designed to provide exposure to the total return of local currencies in specified emerging Middle Eastern and Asian markets through short-term, liquid and diversified instruments. The constituent currencies include the Chinese Yuan, the Hong Kong Dollar, the Saudi Arabia Riyal, the Singapore Dollar and the United Arab Emirates Dirham.

Ex-Date	Record Date	Payment Date	Income	Payment
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx	xxxxx	xxxxx

Source: Barclays Capital. Subject to change.

Coupon payments are calculated and paid in accordance with the terms described in the relevant prospectus. Past performance is not indicative of future results.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - PGD

PRODUCT PAGES - INP

-Emerging Markets-

http://www.ipathetn.com/product/INP

[Header]

iPath® MSCI India IndexSM ETN (INP)

[Body]

The iPath® MSCI India IndexSM ETNs are linked to the MSCI India Total Return Index (the “Index”). The Index is a free-float-adjusted market capitalization index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to represent approximately 85% of the free-float-adjusted market capitalization of equity securities by industry group within India. As of September 30, 2009, the Index was comprised of 60 companies listed on the National Stock Exchange of India (the “NSE”).

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Overview | Index Components | Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/inp-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/inp-fact-sheet.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/INP-overview.jsp#indicative_returns}

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/INP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	INP	CUSIP	06739F291
Intraday Indicative Value Ticker	INP.IV	Inception Date	12/19/2006
Bloomberg ETN Keystroke	INP<EQUITY><GO>	Maturity Date	12/18/2036
Bloomberg Index Ticker	NDEUSIA

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/INP-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
MSCI India Total Return IndexSM	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX

Sources: MSCI, Inc., S&P, Barclays Capital, BlackRock. Based on monthly returns, calculated for time period of 06/04-xx/xx

Investor Fee/Yearly Fee

The investor fee is equal to the Yearly Fee times the principal amount of your securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Investors may redeem at least 50,000 units of the iPath® MSCI India Index ETN on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A redemption charge of 0.00125% times the daily redemption value will apply. The redemption charge is a one-time charge imposed upon early redemption and is intended to allow the issuer to recoup brokerage and other transaction costs incurred in connection with early redemption .

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) – Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

[1]

The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® MSCI India IndexSM ETN (INP)

[Body]

The iPath® MSCI India Index ETNs are linked to the MSCI India Total Return Index (the “Index”). The Index is a free-float-adjusted market capitalization index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to represent approximately 85% of the free-float-adjusted market capitalization of equity securities by industry group within India. As of September 30, 2009, the Index was comprised of 60 companies listed on the National Stock Exchange of India (the “NSE”).

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx
Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® MSCI India IndexSM ETN (INP)

[Body]

The iPath® MSCI India IndexSM ETNs are linked to the MSCI India Total Return IndexSM (the “Index”). The Index is a free-float-adjusted market capitalization index designed to measure the market performance, including price performance and income from dividend payments, of Indian equity securities. The Index seeks to represent approximately 85% of the free-float-adjusted market capitalization of equity securities by industry group within India. As of September 30, 2009, the Index was comprised of 60 companies listed on the National Stock Exchange of India (the “NSE”).

(Pie Chart)

Source: S&P, MSCI Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - INP

PRODUCT PAGES - GRN

-Alternatives-

http://ipathetn.com/product/GRN

[Header]

iPath® Global Carbon ETN (GRN)

[Body]

The Barclays Capital Global Carbon Index Total Return™ (“BGCITR”) is designed to measure the performance of the most liquid carbon-related credit plans and is designed to be an industry benchmark for carbon investors. Each carbon-related credit plan included in the BGCITR is represented by the most liquid instrument available in the marketplace. The BGCITR expects to incorporate new carbon-related credit plans as they develop around the world. The BGCITR currently includes two carbon-related credit plans: European Union Emission Trading Scheme or EU ETS Phase II and Kyoto Protocol’s Clean Development Mechanism.

[Tabs]

Overview | Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/grn-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/grn-fact-sheet.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/GRN-overview.jsp#indicative_returns

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/GRN-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	GRN	CUSIP	06739H164
Intraday Indicative Value Ticker	GRN.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	GRN<EQUITY><GO>	Maturity Date	06/24/2038
Bloomberg Index Ticker	BXIIGCUT

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link {http://ipathetn.com/GRN-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
Barclays Capital Global Carbon Index Total Return™	X.XX
Dow Jones-UBS Commodity Index Total ReturnSM	X.XX
S&P 500 Index	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX
MSCI EAFE Index	X.XX
MSCI ACWI Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Russell 2000 Index	X.XX

Sources: MSCI, Inc., Barclays Capital, Dow Jones Indexes, UBS Securities LLC, S&P, Russell, BlackRock (06/08-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit × (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Global Carbon ETN (GRN)

[Body]

The Barclays Capital Global Carbon Index Total Return™ (“BGCITR”) is designed to measure the performance of the most liquid carbon-related credit plans and is designed to be an industry benchmark for carbon investors. Each carbon-related credit plan included in the BGCITR is represented by the most liquid instrument available in the marketplace. The BGCITR expects to incorporate new carbon-related credit plans as they develop around the world. The BGCITR currently includes two carbon-related credit plans: European Union Emission Trading Scheme or EU ETS Phase II and Kyoto Protocol’s Clean Development Mechanism.

(Pie Chart)

Source: Barclays Capital.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - GRN

PRODUCT PAGES - VZZB

- Alternatives -

http://ipathetn.com/product/VZZB

[Header]

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

[Body]

The iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II) is linked to a leveraged return on the performance of the S&P 500 VIX Mid-Term Futures™ Index TR. The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics.

Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Dollar Weights	(Printer icon) Print this Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/vzzb-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/vzzb-fact-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://www.ipathetn.com/downloads/pdf/leveraged_mechanics.pdf}

(pdf icon) Premiums and Discounts

(excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/vzzb-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level		x.xx
Participation		x.xx
Long Index Amount		x.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/VZZB-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	VZZB	Automatic Termination Level[2]	$10.00 per ETN
Intraday Indicative Value Ticker	VZZB.IV	CUSIP	06741K106
Participation Ticker	VZZB.PTNV	Inception Date	xx/xx/2011
Bloomberg ETN Keystroke	VZZB<EQUITY><GO>	Maturity Date	xx/xx/2021
Bloomberg Index Ticker	SPVXMTR	Financing Rate:	3m Libor + 0.89%

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link {http://ipathetn.com/VZZB-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 VIX Mid-Term Futures™ Index TR	X.XX
S&P 500 VIX Short-Term Futures™ Index TR	X.XX
S&P 500 Index	X.XX
CBOE SPX Volatility Index	X.XX

Sources: S&P, Bloomberg, BlackRock, CBOE (xx/xx-xx/xx) based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Long Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date (other than the final valuation date). Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is published by NYSE Arca or a successor every 15 seconds on each trading day under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current Intraday Long Index Amount - Current Financing Level

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Financing Level = The financing level of the ETNs on the previous calendar day as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
[2]

Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $10.00. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

3.

Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A redemption charge of 0.05% times the daily redemption value will apply. The redemption charge is a one-time charge imposed upon early redemption and is intended to allow the issuer to recoup brokerage and other transaction costs in connection with early redemption.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Dollar Weights Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

[Body]

The iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II) is linked to a leveraged return on the performance of the S&P 500 VIX Mid-Term Futures™ Index TR. The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics.

Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: S&P

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

[Body]

The iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II) is linked to a leveraged return on the performance of the S&P 500 VIX Mid-Term Futures™ Index TR. The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics.

Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation

Increases‡	Increases‡	Decreasesˆ

Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - VZZB

PRODUCT PAGES - XXV

- Alternatives-

http://ipathetn.com/product/XXV

[Header]

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

[Body]

The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. Specifically, the Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® Index, which provides an indication of the pattern of stock price movement in the US equities market, at various points along the volatility forward curve. The Index rolls its exposure to the underlying futures contracts continuously throughout each month, targeting a constant weighted average maturity for the underlying futures contracts of one month.

[Tabs]

Overview | Dollar Weights	(Printer icon) Print this Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/inverse-VIX-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/xxv-fact-sheet.pdf}

(pdf icon) Basics of VIX Futures ETNs {http://ipathetn.com/downloads/pdf/VIX-basics.pdf}

(pdf icon) Premiums and Discounts

(excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/XXV-overview.jsp#indicative_returns}

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Participation		x.xx

†

Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/XXV-overview.jsp#indicative_value})

*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx
Profile
Primary Exchanges		NYSE Arca		Yearly Fee		0.89	%¹
Ticker		XXV		Automatic Termination Level		$10.00 per ETN
Intraday Indicative Value Ticker		XXV.IV		CUSIP		06740L592

Participation Ticker	XXVPT.NV	Inception Date	09/27/2010
Bloomberg ETN Keystroke	XXV<EQUITY><GO>	Maturity Date	09/27/2020
Bloomberg Index Ticker	SPVXSP

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/XXV-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 VIX Short-Term Futures™ Index ER	X.XX
S&P 500 VIX Mid-Term Futures™ Index TR	X.XX
S&P 500 Index	X.XX
CBOE SPX Volatility Index	X.XX

Sources: S&P, BlackRock (xx/xx-xx/xx) based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the prospectus.

Participation = Current Short Index Amount / Current Closing Indicative Note Value

Where:

Current Short Index Amount = The short index amount as described in the prospectus.

Current Closing Indicative Note Value = The closing indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 50,000 at one time.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit + Current Inverse Index Performance Amount + Current Interest - Current Investor Fee

Where:

Principal Amount per Unit = $20

Closing Indicative Value = The closing indicative value of the ETNs as described in the prospectus.

Current Inverse Index Performance Amount = The intraday inverse index performance amount of the ETNs as described in the prospectus.

Current Interest = The accrued interest of the ETNs on the previous calendar day as described in the prospectus.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to the ETNs, determined as described in the prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the accrued fees and the accrued interest on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the interest or fees that may have accrued over the course of such trading day. Published Index levels from S&P may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365.
[2]

Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $10.00. Before investing in the ETN, investors should read in full the pricing supplement for the ETNs, available through visiting www.iPathETN.com.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Dollar Weights Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

[Body]

The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. Specifically, the Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® Index, which provides an indication of the pattern of stock price movement in the US equities market, at various points along the volatility forward curve. The Index rolls its exposure to the underlying futures contracts continuously throughout each month, targeting a constant weighted average maturity for the underlying futures contracts of one month.

(Pie Chart)

Source: S&P

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - XXV

PRODUCT PAGES - IVOP

- Alternatives-

http://ipathetn.com/product/IVOP

[Header]

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) (IVOP)

[Body]

The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. Specifically, the Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® Index, which provides an indication of the pattern of stock price movement in the US equities market, at various points along the volatility forward curve. The Index rolls its exposure to the underlying futures contracts continuously throughout each month, targeting a constant weighted average maturity for the underlying futures contracts of one month.

[Tabs]

Overview | Dollar Weights                                                                                                                                                (Printer icon) Print this Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/IVOP-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/IVOP-fact-sheet.pdf}

(pdf icon) iPath Splits and Reverse Splits FAQs {http://ipathetn.com/downloads/pdf/ipath-split-FAQs.pdf}

(pdf icon) Premiums and Discounts

(excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/IVOP-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)

Daily Indicative Value†	$	xx.xx

Shares Outstanding		xx,xxx,xxx

Market Capitalization*		xx,xxx,xxx

Participation		x.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/IVOP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	IVOP	Automatic Termination Level	$10.00 per ETN
Intraday Indicative Value Ticker	IVOP.IV	CUSIP	06741K486
Participation Ticker	IVO.PTNV	Inception Date	09/16/2011
Bloomberg ETN Keystroke	IVOP<EQUITY><GO>	Maturity Date	09/20/2021
Bloomberg Index Ticker	SPVXSP

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/IVOP-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 VIX Short-Term Futures™ Index ER	X.XX
S&P 500 VIX Mid-Term Futures™ Index TR	X.XX
S&P 500 Index	X.XX
CBOE SPX Volatility Index	X.XX

Sources: S&P, BlackRock (xx/xx-xx/xx) based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the prospectus.

Participation = Current Short Index Amount / Current Closing Indicative Note Value

Where:

Current Short Index Amount = The short index amount as described in the prospectus.

Current Closing Indicative Note Value = The closing indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 50,000 at one time.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit + Current Inverse Index Performance Amount + Current Interest – Current Investor Fee

Where:

Principal Amount per Unit = $20

Closing Indicative Value = The closing indicative value of the ETNs as described in the prospectus.

Current Inverse Index Performance Amount = The intraday inverse index performance amount of the ETNs as described in the prospectus.

Current Interest = The accrued interest of the ETNs on the previous calendar day as described in the prospectus.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to the ETNs, determined as described in the prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the accrued fees and the accrued interest on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the interest or fees that may have accrued over the course of such trading day. Published Index levels from S&P may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365.
[2]

Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $10.00. Before investing in the ETN, investors should read in full the pricing supplement for the ETNs, available through visiting www.iPathETN.com.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Dollar Weights Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) (IVOP)

[Body]

The S&P 500 VIX Short-Term Futures™ Index Excess Return (the “Index”) is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. Specifically, the Index offers exposure to a daily rolling long position in the first and second month VIX Index futures contracts and reflects the implied volatility of the S&P 500® Index, which provides an indication of the pattern of stock price movement in the US equities market, at various points along the volatility forward curve. The Index rolls its exposure to the underlying futures contracts continuously throughout each month, targeting a constant weighted average maturity for the underlying futures contracts of one month.

(Pie Chart)

Source: S&P

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - IVOP

PRODUCT PAGES - XVZ

- Alternatives-

http://ipathetn.com/product/XVZ

[Header]

iPath® S&P 500 Dynamic VIX ETN (XVZ)

[Body]

The iPath® S&P 500 Dynamic VIX ETN is designed to provide investors with cost-effective exposure to the S&P 500® Dynamic VIX FuturesTM Total Return Index.

The S&P 500® Dynamic VIX FuturesTM Total Return Index is designed to dynamically allocate between the S&P 500® VIX Short-Term FuturesTM Index Excess Return and the S&P 500® VIX Mid-Term FuturesTM Index Excess Return by monitoring the steepness of the implied volatility curve. The Index seeks to react positively to overall increases in market volatility and aims to lower the roll cost of investments linked to future implied volatility.

[Tabs]

Overview | Index Composition	(Printer icon) Print this Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/xvz-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/xvz-fact-sheet.pdf}

(pdf icon) Basics of VIX Futures ETNs {http://ipathetn.com/downloads/pdf/vix-prospectus.pdf}

(pdf icon) iPath Splits and Reverse Splits FAQs {http://ipathetn.com/downloads/pdf/ipath-split-FAQs.pdf}

(pdf icon) Premiums and Discounts

(excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/xvz-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/xvz-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.95	%¹
Ticker	XVZ	CUSIP	06741L609
Intraday Indicative Value Ticker	XVZ.IV	Inception Date	08/17/2011
Bloomberg ETN Keystroke	XVZ<EQUITY><GO>	Maturity Date	08/18/2021
Bloomberg Index Ticker	SPDVIXTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/xvz-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
S&P 500 Dynamic VIX Futures™ Index	X.XX
S&P 500 Index	X.XX
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
Barclays Capital U.S. Aggregate Bond Index	X.XX

Sources: S&P, MSCI, Inc., Barclays Capital (xx/xx-xx/xx) based on weekly returns.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 50,000 at one time.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Index Factor – Current Investor Fee

Where:

Principal Amount per Unit = $50

Closing Indicative Value = The closing indicative value of the ETNs as described in the prospectus.

Current Index Factor = The most recent published level of the Index as reported by the index sponsor / the closing level of the Index on the immediately preceding index business day.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to your ETNs, determined as described in the prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Factor and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® S&P 500 Dynamic VIX ETN (XVZ)

[Body]

The iPath® S&P 500 Dynamic VIX ETN is designed to provide investors with cost-effective exposure to the S&P 500® Dynamic VIX FuturesTM Total Return Index.

The S&P 500® Dynamic VIX FuturesTM Total Return Index is designed to dynamically allocate between the S&P 500® VIX Short-Term FuturesTM Index Excess Return and the S&P 500® VIX Mid-Term FuturesTM Index Excess Return by monitoring the steepness of the implied volatility curve. The Index seeks to react positively to overall increases in market volatility and aims to lower the roll cost of investments linked to future implied volatility.

(Bar Chart)

Source: S&P

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - XVZ

PRODUCT PAGES - VXX

- Alternatives-

http://ipathetn.com/product/VXX

[Header]

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

[Body]

The S&P 500 VIX Short-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Short-Term Futures™ Index TR offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The index futures roll continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Short-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics. Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Dollar Weights                                                                                                                   (Printer icon) Print this Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/pdf/vix-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/pdf/vxx-fact-sheet.pdf}

(pdf icon) B asics of VIX Futures ETNs {http://ipathetn.com/downloads/pdf/VIX-basics.pdf}

(pdf icon) iPath Splits and Reverse Splits FAQs {http://ipathetn.com/pdf/ipath-split-FAQs.pdf}

(pdf icon) Premiums and Discounts

(excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/VIX-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/VIX-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	VXX	CUSIP	06740C527
Intraday Indicative Value Ticker	VXX.IV	Inception Date	01/29/2009
Bloomberg ETN Keystroke	VXX<EQUITY><GO>	Maturity Date	01/30/2019
Bloomberg Index Ticker	SPVXSTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/VXX-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 Index	X.XX
CBOE SPX Volatility Index	X.XX
S&P 500 VIX Short-Term Futures™ Index TR	X.XX
S&P 500 VIX Mid-Term Futures™ Index TR	X.XX

Sources: S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 50,000 at one time.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Index Factor – Current Investor Fee

Where:

Principal Amount per Unit = $100

Closing Indicative Value = The closing indicative value of the ETNs of any series as described in the prospectus.

Current Index Factor = The most recent published level of the Index as reported by the index sponsor / the closing level of the Index on the immediately preceding index business day.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to your ETNs, determined as described in the prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the index sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Factor and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Dollar Weights Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

[Body]

The S&P 500 VIX Short-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Short-Term Futures™ Index TR offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The index futures roll continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract. A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Short-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics. Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: S&P

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - VXX

PRODUCT PAGES - VXZ

- Alternatives-

http://ipathetn.com/product/VXZ

[Header]

iPath® S&P 500 VIX Mid-Terms Futures™ ETN (VXZ)

[Body]

The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics. Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Dollar Weights	(Printer icon) Print this Page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/pdf/vix-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/pdf/vxz-fact-sheet.pdf}

(pdf icon) Basics of VIX Futures ETNs

(pdf icon) iPath Splits and Reverse Splits FAQs {http://ipathetn.com/pdf/ipath-split-FAQs.pdf}

(excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/VXZ-overview.jsp#indicative_returns}

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/VXZ-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	VXZ	CUSIP	06740C519
Intraday Indicative Value Ticker	VXZ.IV	Inception Date	01/29/2009
Bloomberg ETN Keystroke	VXZ<EQUITY><GO>	Maturity Date	01/30/2019
Bloomberg Index Ticker	SPVXMTR

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/VXZ-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 Index	X.XX
CBOE SPX Volatility Index	X.XX
S&P 500 VIX Short-Term Futures™ Index TR	X.XX
S&P 500 VIX Mid-Term Futures™ Index TR	X.XX

Sources: S&P, BlackRock (xx/xx-xx/xx) based on monthly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the requirements described in the prospectus, the Securities may be redeemed. In order to exercise the right to redeem the Securities on any redemption date, the Securities must be redeemed by the holder in blocks of at least 50,000 at one time.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Value on the immediately preceding calendar day × Current Index Factor - Current Investor Fee

Where:

Principal Amount per Unit = $100

Closing Indicative Value = The closing indicative value of the ETNs of any series as described in the prospectus.

Current Index Factor = The most recent published level of the Index as reported by the index sponsor / the closing level of the Index on the immediately preceding index business day.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to your ETNs, determined as described in the prospectus (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Factor and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Dollar Weights Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® S&P 500 VIX Mid-Terms Futures™ ETN (VXZ)

[Body]

The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics. Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: S&P

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - VXZ

PRODUCT PAGES - STPP

-Fixed Income-

http://ipathetn.com/product/STPP

[Header]

iPath® US Treasury Steepener ETN (STPP)

[Body]

The iPath® US Treasury Steepener Exchange Traded Note is linked to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™. The index employs a strategy that seeks to capture returns that are potentially available from a “steepening” or “flattening”, as applicable, of the U.S. Treasury yield curve through a notional rolling investment in U.S. Treasury note futures contracts. The level of the index is designed to increase in response to a “steepening” of the yield curve and to decrease in response to a “flattening” of the yield curve. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts and a weighted “short” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Steepener ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/STPP-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/STPP-fact-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/downloads/pdf/yieldcurve_strategies.pdf}

(pdf icon) Targeted Access to the US Treasury Yield Curve (http://www.ipathetn.com/downloads/pdf/accessing-treasury-yield-curve.pdf)

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/STPP-overview.jsp#indicative_returns

Jump To: Profile | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/STPP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	STPP	Index Multiplier[2]	$0.10
Intraday Indicative Value Ticker	STPP.IV	CUSIP	06740L477
Bloomberg ETN Keystroke	STPP<EQUITY><GO>	Inception Date	08/09/2010
Bloomberg Index Ticker	BXIIUSTP	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/STPP-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.01 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® US Treasury Steepener ETN (STPP)

[Body]

The iPath® US Treasury Steepener Exchange Traded Note is linked to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™. The index employs a strategy that seeks to capture returns that are potentially available from a “steepening” or “flattening”, as applicable, of the U.S. Treasury yield curve through a notional rolling investment in U.S. Treasury note futures contracts. The level of the index is designed to increase in response to a “steepening” of the yield curve and to decrease in response to a “flattening” of the yield curve. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts and a weighted “short” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Steepener ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)

†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - STPP

PRODUCT PAGES - FLAT

-Fixed Income-

http://ipathetn.com/product/FLAT

[Header]

iPath® US Treasury Flattener ETN (FLAT)

[Body]

The iPath® US Treasury Flattener Exchange Traded Note is linked inversely to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™. The index employs a strategy that seeks to capture returns that are potentially available from a “steepening” or “flattening”, as applicable, of the U.S. Treasury yield curve through a notional rolling investment in U.S. Treasury note futures contracts. The level of the index is designed to increase in response to a “steepening” of the yield curve and to decrease in response to a “flattening” of the yield curve. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts and a weighted “short” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Flattener ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/FLAT-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/FLAT-fact-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/downloads/pdf/yieldcurve_strategies.pdf}

(pdf icon) Targeted Access to the US Treasury Yield Curve (http://www.ipathetn.com/downloads/pdf/accessing-treasury-yield-curve.pdf)

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/FLAT-overview.jsp#indicative_returns

Jump To: Profile | Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/FLAT-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee		0.75	%¹
Ticker	FLAT	Index Multiplier[2]	-$	0.10
Intraday Indicative Value Ticker	FLAT.IV	CUSIP		06740L485
Bloomberg ETN Keystroke	FLAT<EQUITY><GO>	Inception Date		08/09/2010
Bloomberg Index Ticker	BXIIUSTP	Maturity Date		08/13/2020

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/FLAT-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.01 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® US Treasury Flattener ETN (FLAT)

[Body]

The iPath® US Treasury Flattener Exchange Traded Note is linked inversely to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™. The index employs a strategy that seeks to capture returns that are potentially available from a “steepening” or “flattening”, as applicable, of the U.S. Treasury yield curve through a notional rolling investment in U.S. Treasury note futures contracts. The level of the index is designed to increase in response to a “steepening” of the yield curve and to decrease in response to a “flattening” of the yield curve. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts and a weighted “short” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Flattener ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)

†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - FLAT

PRODUCT PAGES - DTUL

-Fixed Income-

http://ipathetn.com/product/DTUL

[Header]

iPath® US Treasury 2-year Bull ETN (DTUL)

[Body]

The iPath® US Treasury 2-year Bull Exchange Traded Note is linked to the performance of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 2-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 2-year Treasury note yields and to decrease in response to an increase in 2-year Treasury note yields. To accomplish this objective, the performance of the Index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 2-year Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DTUL-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/DTUL-fact-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/downloads/pdf/yieldcurve_strategies.pdf}

(pdf icon) Targeted Access to the US Treasury Yield Curve (http://www.ipathetn.com/downloads/pdf/accessing-treasury-yield-curve.pdf)

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/DTUL-overview.jsp#indicative_returns

Jump To: Profile | Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/DTUL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	DTUL	Index Multiplier[2]	$0.10
Intraday Indicative Value Ticker	DTUL.IV	CUSIP	06740L469
Bloomberg ETN Keystroke	DTUL<EQUITY><GO>	Inception Date	08/09/2010
Bloomberg Index Ticker	BXIITETU	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DTUL-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.005 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® US Treasury 2-year Bull ETN (DTUL)

[Body]

The iPath® US Treasury 2-year Bull Exchange Traded Note is linked to the performance of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 2-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 2-year Treasury note yields and to decrease in response to an increase in 2-year Treasury note yields. To accomplish this objective, the performance of the Index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 2-year Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)
†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DTUL

PRODUCT PAGES - DTUS

-Fixed Income-

http://ipathetn.com/product/DTUS

[Header]

iPath® US Treasury 2-year Bear ETN (DTUS)

[Body]

The iPath® US Treasury 2-year Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 2-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 2-year Treasury note yields and to decrease in response to an increase in 2-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 2-year Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DTUS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/DTUS-fact-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/downloads/pdf/yieldcurve_strategies.pdf}

(pdf icon) Targeted Access to the US Treasury Yield Curve (http://www.ipathetn.com/downloads/pdf/accessing-treasury-yield-curve.pdf)

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/DTUS-overview.jsp#indicative_returns

Jump To: Profile | Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/DTUS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee		0.75	%¹
Ticker	DTUS	Index Multiplier[2]	-$	0.10
Intraday Indicative Value Ticker	DTUS.IV	CUSIP		06740L519
Bloomberg ETN Keystroke	DTUS<EQUITY><GO>	Inception Date		08/09/2010
Bloomberg Index Ticker	BXIITETU	Maturity Date		08/13/2020

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DTUS-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.005 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® US Treasury 2-year Bear ETN (DTUS)

[Body]

The iPath® US Treasury 2-year Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 2-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 2-year Treasury note yields and to decrease in response to an increase in 2-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 2-year Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)
†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DTUS

PRODUCT PAGES - DFVL

-Fixed Income-

http://ipathetn.com/product/DFVL

[Header]

iPath® US Treasury 5-year Bull ETN (DFVL)

[Body]

The iPath® US Treasury 5-year Bull Exchange Traded Note is linked to the performance of the Barclays Capital 5Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 5-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 5-year Treasury note yields and to decrease in response to an increase in 5-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 5-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 5-year Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DFVL-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/DFVL-fact-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/downloads/pdf/yieldcurve_strategies.pdf}

(pdf icon) Targeted Access to the US Treasury Yield Curve (http://www.ipathetn.com/pdf/accessing-treasury-yield-curve.pdf)

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/DFVL-overview.jsp#indicative_returns

Jump To: Profile | Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/DFVL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee		0.75	%¹
Ticker	DFVL	Index Multiplier[2]	-$	0.10
Intraday Indicative Value Ticker	DFVL.IV	CUSIP		06740P650
Bloomberg ETN Keystroke	DFVL<EQUITY><GO>	Inception Date		07/11/2011
Bloomberg Index Ticker	BXIITEFV	Maturity Date		07/12/2021

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DFVL-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.005 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® US Treasury 5-year Bull ETN (DFVL)

[Body]

The iPath® US Treasury 5-year Bull Exchange Traded Note is linked to the performance of the Barclays Capital 5Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 5-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 5-year Treasury note yields and to decrease in response to an increase in 5-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 5-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 5-year Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)
†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DFVL

PRODUCT PAGES - DFVS

-Fixed Income-

http://ipathetn.com/product/DFVS

[Header]

iPath® US Treasury 5-year Bear ETN (DFVS)

[Body]

The iPath® US Treasury 5-year Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital 5Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 5-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 5-year Treasury note yields and to decrease in response to an increase in 5-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 5-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 5-year Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DFVS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/DFVS-fact-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/downloads/pdf/yieldcurve_strategies.pdf}

(pdf icon) Targeted Access to the US Treasury Yield Curve (http://www.ipathetn.com/downloads/pdf/accessing-treasury-yield-curve.pdf)

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/DFVS-overview.jsp#indicative_returns

Jump To: Profile | Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/DFVS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee		0.75	%¹
Ticker	DFVS	Index Multiplier[2]	-$	0.10
Intraday Indicative Value Ticker	DFVS.IV	CUSIP		06740P643
Bloomberg ETN Keystroke	DFVS<EQUITY><GO>	Inception Date		07/11/2011
Bloomberg Index Ticker	BXIITEFV	Maturity Date		07/12/2021

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DFVS-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹

The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.005 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® US Treasury 5-year Bear ETN (DFVS)

[Body]

The iPath® US Treasury 5-year Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital 5Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 5-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 5-year Treasury note yields and to decrease in response to an increase in 5-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 5-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 5-year Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)
†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DFVS

PRODUCT PAGES - DTYL

-Fixed Income-

http://ipathetn.com/product/DTYL

[Header]

iPath® US Treasury 10-year Bull ETN (DTYL)

[Body]

The iPath® US Treasury 10-year Bull Exchange Traded Note is linked to the performance of the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 10-year U.S. Treasury notes. Specifically, the level of the index is designed to increase in response to a decrease in 10-year Treasury note yields and to decrease in response to an increase in 10-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 10-year Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DTYL-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/DTYL-fact-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/downloads/pdf/yieldcurve_strategies.pdf}

(pdf icon) Targeted Access to the US Treasury Yield Curve (http://www.ipathetn.com/downloads/pdf/accessing-treasury-yield-curve.pdf)

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/DTYL-overview.jsp#indicative_returns

Jump To: Profile | Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/DTYL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	DTYL	Index Multiplier[2]	$0.10
Intraday Indicative Value Ticker	DTYL.IV	CUSIP	06740L493
Bloomberg ETN Keystroke	DTYL<EQUITY><GO>	Inception Date	08/09/2010
Bloomberg Index Ticker	BXIITETY	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DTYL-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.005 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® US Treasury 10-year Bull ETN (DTYL)

[Body]

The iPath® US Treasury 10-year Bull Exchange Traded Note is linked to the performance of the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 10-year U.S. Treasury notes. Specifically, the level of the index is designed to increase in response to a decrease in 10-year Treasury note yields and to decrease in response to an increase in 10-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 10-year Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)

†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DTYL

PRODUCT PAGES - DTYS

-Fixed Income-

http://ipathetn.com/product/DTYS

[Header]

iPath® US Treasury 10-year Bear ETN (DTYS)

[Body]

The iPath® US Treasury 10-year Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 10-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 10-year Treasury note yields and to decrease in response to an increase in 10-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 10-year Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DTYS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/DTYS-fact-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/downloads/pdf/yieldcurve_strategies.pdf}

(pdf icon) Targeted Access to the US Treasury Yield Curve (http://www.ipathetn.com/downloads/pdf/accessing-treasury-yield-curve.pdf)

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/DTYS-overview.jsp#indicative_returns

Jump To: Profile | Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/DTYS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee		0.75	%¹
Ticker	DTYS	Index Multiplier[2]	-$	0.10
Intraday Indicative Value Ticker	DTYS.IV	CUSIP		06740L451
Bloomberg ETN Keystroke	DTYS<EQUITY><GO>	Inception Date		08/09/2010
Bloomberg Index Ticker	BXIITETY	Maturity Date		08/13/2020

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DTYS-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)

[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.005 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® US Treasury 10-year Bear ETN (DTYS)

[Body]

The iPath® US Treasury 10-year Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing 10-year U.S. Treasury notes. The level of the index is designed to increase in response to a decrease in 10-year Treasury note yields and to decrease in response to an increase in 10-year Treasury note yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 10-year Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury 10-year Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)

†Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DTYS

PRODUCT PAGES - DLBL

-Fixed Income-

http://ipathetn.com/product/DLBL

[Header]

iPath® US Treasury Long Bond Bull ETN (DLBL)

[Body]

The iPath® US Treasury Long Bond Bull Exchange Traded Note is linked to the performance of the Barclays Capital Long Bond Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing long dated U.S. Treasury bonds. The level of the index is designed to increase in response to a decrease in long dated Treasury bond yields and to decrease in response to an increase in long dated Treasury bond yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to Long Bond U.S. Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Long Bond Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DLBL-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/DLBL-fact-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/downloads/pdf/yieldcurve_strategies.pdf}

(pdf icon) Targeted Access to the US Treasury Yield Curve (http://www.ipathetn.com/downloads/pdf/accessing-treasury-yield-curve.pdf)

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/DLBL-overview.jsp#indicative_returns

Jump To: Profile | Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/DLBL-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee	0.75	%¹
Ticker	DLBL	Index Multiplier[2]	$0.10
Intraday Indicative Value Ticker	DLBL.IV	CUSIP	06740L527
Bloomberg ETN Keystroke	DLBL<EQUITY><GO>	Inception Date	08/09/2010
Bloomberg Index Ticker	BXIITEUS	Maturity Date	08/13/2020

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DLBL-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads.

Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.005 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® US Treasury Long Bond Bull ETN (DLBL)

[Body]

The iPath® US Treasury Long Bond Bull Exchange Traded Note is linked to the performance of the Barclays Capital Long Bond Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing long dated U.S. Treasury bonds. The level of the index is designed to increase in response to a decrease in long dated Treasury bond yields and to decrease in response to an increase in long dated Treasury bond yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to Long Bond U.S. Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Long Bond Bull ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point increase or decrease, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)

†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DLBL

PRODUCT PAGES - DLBS

-Fixed Income-

http://ipathetn.com/product/DLBS

[Header]

iPath® US Treasury Long Bond Bear ETN (DLBS)

[Body]

The iPath® US Treasury Long Bond Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing long dated U.S. Treasury bonds. The level of the index is designed to increase in response to a decrease in long dated Treasury bond yields and to decrease in response to an increase in long dated Treasury bond yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 30-year U.S. Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Long Bond Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

[Tabs]

Overview	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box]

Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/DLBS-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/DLBS-fact-sheet.pdf}

(pdf icon) Basics of Yield Curve Strategies {http://ipathetn.com/downloads/pdf/yieldcurve_strategies.pdf}

(pdf icon) Targeted Access to the US Treasury Yield Curve (http://www.ipathetn.com/downloads/pdf/accessing-treasury-yield-curve.pdf)

(pdf icon) Premiums and Discounts

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/DLBS-overview.jsp#indicative_returns

Jump To: Profile | Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/DLBS-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Investor Fee		0.75	%¹
Ticker	DLBS	Index Multiplier[2]	-$	0.10
Intraday Indicative Value Ticker	DLBS.IV	CUSIP		06740L444
Bloomberg ETN Keystroke	DLBS<EQUITY><GO>	Inception Date		08/09/2010
Bloomberg Index Ticker	BXIITEUS	Maturity Date		08/13/2020

Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)

	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/DLBS-overview.jsp#market_returns}

Cumulative Daily Index Returns (Daily Returns) (As of xx/xx/xxxx)
[CHART]

Source: BlackRock, Inc.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a cash payment per Security equal to the closing indicative note value on the applicable valuation date. At least 50,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Closing Indicative Note Value + Intraday Index Performance Amount; provided that if such calculation results in a negative value, the intraday indicative note value will be $0;

Where:

Closing Indicative Note Value = The closing indicative note value of the iPath ETN on the calendar day immediately preceding the trading day on which the Indicative Value is calculated.

Intraday Index Performance Amount = (1) The Index Multiplier times (2) the difference of (a) the most recently published level of the Index on such trading day minus (b) the closing level of the Index on the index business day immediately preceding such trading day;.

Index Multiplier = The Index Multiplier as described in the pricing supplement.

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the daily interest or the daily investor fee that may have accrued over the course of such trading day. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of each iPath ETN. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.005 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details.
[2]

The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying Index level. As a result of the index multiplier, the ETN will record a $0.10 gain or loss for every 1.00 point increase or decrease, respectively, in the level of the Index.

[3]

The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Composition Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® US Treasury Long Bond Bear ETN (DLBS)

[Body]

The iPath® US Treasury Long Bond Bear Exchange Traded Note is linked inversely to the performance of the Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™. The index seeks to produce returns that track movements in response to an increase or decrease, as applicable, in the yields available to investors purchasing long dated U.S. Treasury bonds. The level of the index is designed to increase in response to a decrease in long dated Treasury bond yields and to decrease in response to an increase in long dated Treasury bond yields. To accomplish this objective, the performance of the index tracks the returns of a notional investment in a weighted “long” position in relation to 30-year U.S. Treasury futures contracts, as traded on the Chicago Board of Trade.

The iPath® US Treasury Long Bond Bear ETN employs an index multiplier that provides the investor at maturity or upon redemption a participation rate of $0.10 gain or loss per each 1.00 point decrease or increase, respectively, in the level of the index. For purposes of calculating the closing indicative note value on a given day, the index multiplier is multiplied by the daily index performance, which is added to the daily interest that accrued from a notional investment of the value of the ETN at the 28-day U.S. Treasury Bill rate, from which all applicable costs and fees are deducted.

(Pie Chart)
†	Weights of the underlying futures contracts in the Index expressed as a percentage of the total absolute dollar exposure of the portfolio.

Source: Barclays Capital as of xx/xx/20xx.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - DLBS

PRODUCT PAGES - ROLA

Leveraged - Domestic Equity - Large Cap-

http://www.ipathetn.com/product/ROLA

[Header]

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

[Body]

The iPath® Long Extended Russell 1000® TR Index ETN is linked to a leveraged return on the performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the

U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged exposure to large-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/rola-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/rola-fact-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/downloads/pdf/leveraged_mechanics.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/ROLA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/ROLA-overview.jsp#indicative_value})

*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.50	%¹
Ticker	ROLA	Automatic Termination Level[2]	$10.00 per ETN
Intraday Indicative Value Ticker	ROLA.IV	CUSIP	06740P205
Participation Ticker	ROLA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	ROLA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	RU10INTR	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.

iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/ROLA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx) *
Russell 1000 Index	X.XX
Russell 2000 Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
MSCI EAFE Index	X.XX

Sources: Russel, MSCI, Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Long Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current Intraday Long Index Amount - Current Financing Level

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Financing Level = The financing level of the ETNs on the previous calendar day as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily financing charge is calculated on a daily basis in the following manner: On the initial valuation date, the daily financing charge for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN for the ETNs will equal the product of (a) the financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

[Body]

The iPath® Long Extended Russell 1000® TR Index ETN is linked to a leveraged return on the performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged exposure to large-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
Xxxxx	Xxxxx	xxxxx
Xxxxx	Xxxxx	xxxxx

Source: Russell. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index Histor (Printer icon) Print This Page

[Header]

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

[Body]

The iPath® Long Extended Russell 1000® TR Index ETN is linked to a leveraged return on the performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged exposure to large-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: Russell. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

[Body]

The iPath® Long Extended Russell 1000® TR Index ETN is linked to a leveraged return on the performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged exposure to large-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Increases‡	Decreasesˆ
Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - ROLA

PRODUCT PAGES - ROSA

Leveraged - Domestic Equity - Large Cap-

http://www.ipathetn.com/product//ROSA

[Header]

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

[Body]

The iPath® Short Extended Russell 1000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged inverse exposure to large-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]
Overview | Index Components | Sector Weightings	(Printer icon) Print this Page
[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/rosa-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/pdf/rosa-fact-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/downloads/pdf/leveraged_mechanics.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/ROSA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
T-Bill Amount	$	xxx.xx
Participation		xx.xx
Short Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/ROSA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.50	%¹
Ticker	ROSA	Automatic Termination Level[2]	$10.00 per ETN
Intraday Indicative Value Ticker	ROSA.IV	CUSIP	06740P304
Participation Ticker	ROSA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	ROSA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	RU10INTR	Borrow Rate	1.00%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/ROSA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
Russell 1000 Index	X.XX
Russell 2000 Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
MSCI EAFE Index	X.XX
Sources: Russell, MSCI, Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Short Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current T-Bill Amount - Intraday Short Index Amount

Where:

Current T-Bill Amount = The T-Bill amount of the ETNs on the previous calendar day as described in the prospectus.

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily investor fee, daily index borrow cost and daily interest that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

[Body]

The iPath® Short Extended Russell 1000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged inverse exposure to large-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
Xxxxx	xxxxx	xxxxx
Xxxxx	xxxxx	xxxxx

Source: Russell. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

[Body]

The iPath® Short Extended Russell 1000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged inverse exposure to large-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: Russell. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

[Body]

The iPath® Short Extended Russell 1000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 1000® Total Return Index (the “Index”). The Index is designed to track the performance of the large-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 1,000 largest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 92% of the total market capitalization of Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the index performance new and growing equities meeting the criteria for inclusion.

Investments offering leveraged inverse exposure to large-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged investments, the iPath Short Leveraged ETNs do not track a fixed multiple of the daily inverse performance of the underlying Index. Instead, on any given day the indicative value of any series of the iPath Short Leveraged ETNs will change by a multiple of inverse index performance that is variable and depends, in part, on the then current intraday indicative note value (IINV) of the iPath Short Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series of iPath Short Leveraged ETNs equal to the then current ratio of (1) the intraday short index amount relative to (2) the IINV.1

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

Participation formula for iPath Short Leveraged ETNs:

Participation = intraday short index amount / IINV¹

The participation increases with positive Index performance and decreases with negative Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Decreasesˆ	Increases‡
Decreasesˆ	Increases‡	Decreasesˆ

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation:

A series of iPath Short Leveraged Notes might have a closing indicative note value of $100, derived from a T-Bill amount of $300 minus a short index amount of $200.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday short index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $50 closing indicative note value, a $250 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 5% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 5% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% decrease or increase in the value of the Index.

•	Participation is now 5.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $150 closing indicative note value, a $150 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $150 is now equal to $1.50.

•

Since $1.50 is equal to 1% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Short Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because your investment in the ETNs is linked to the inverse performance of the Index underlying your ETNs, an increase in the level of the underlying Index will have a negative effect on the repayment amount, whereas a decrease in the level of the underlying Index will have a positive effect on the repayment amount. Because your investment in the ETNs is leveraged, any increase in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily investor fee and daily index borrow cost may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must decrease significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying Index increases or does not decrease sufficiently to offset the negative effect of the applicable daily investor fee and daily index borrow cost, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—ROSA

PRODUCT PAGES—SFLA

Leveraged—Domestic Equity—Large Cap-

http://www.ipathetn.com/product/SFLA

[Header]

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

[Body]

The iPath® Long Extended S&P 500® TR Index ETN is linked to a leveraged return on the performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged exposure to U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings	(Printer icon) Print this Page
[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/SFLA-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/SFLA-fact-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/downloads/pdf/leveraged_mechanics.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/SFLA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link {http://ipathetn.com/SFLA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.35	%¹
Ticker	SFLA	Automatic Termination Level[2]	$10.00 per ETN
Intraday Indicative Value Ticker	SFLA.IV	CUSIP	06740P601
Participation Ticker	SFLA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	SFLA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	SPTR	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/SFLA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
S&P 500 Index	X.XX
Russell 2000 Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, Russell, MSCI, Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Long Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current Intraday Long Index Amount - Current Financing Level

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Financing Level = The financing level of the ETNs on the previous calendar day as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily financing charge is calculated on a daily basis in the following manner: On the initial valuation date, the daily financing charge for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN for the ETNs will equal the product of (a) the financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

[Body]

The iPath® Long Extended S&P 500® TR Index ETN is linked to a leveraged return on the performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged exposure to U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	Xxxxx	xxxxx
xxxxx	Xxxxx	xxxxx

Source: S&P. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

[Body]

iPath® Long Extended S&P 500® TR Index ETN is linked to a leveraged return on the performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged exposure to U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: S&P. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

[Body]

The iPath® Long Extended S&P 500® TR Index ETN is linked to a leveraged return on the performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged exposure to U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Increases‡	Decreasesˆ

Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—SFLA

PRODUCT PAGES—SFSA

Leveraged—Domestic Equity—Large Cap-

http://www.ipathetn.com/product/IWS

[Header]

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

[Body]

The iPath® Short Extended S&P 500® TR Index ETN is linked to a leveraged return on the inverse performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged inverse exposure to U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/sfsa-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/sfsa-fact-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/downloads/pdf/leveraged_mechanics.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/sfsa-overview.jsp#indicative_returns}

Jump To: Profile | Correlations | Returns | Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
T-Bill Amount	$	xxx.xx
Participation		xx.xx
Short Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/SFSA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.35	%¹
Ticker	SFSA	Automatic Termination Level[2]	$10.00 per ETN
Intraday Indicative Value Ticker	SFSA.IV	CUSIP	06740P700
Participation Ticker	SFSA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	SFSA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	SPTR	Borrow Rate	0.50%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3S mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/SFSA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
S&P 500 Index	X.XX
Russell 2000 Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
MSCI EAFE Index	X.XX

Sources: S&P, Russell, MSCI, Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Short Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current T-Bill Amount - Intraday Short Index Amount

Where:

Current T-Bill Amount = The T-Bill amount of the ETNs on the previous calendar day as described in the prospectus.

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily investor fee, daily index borrow cost and daily interest that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

[Body]

The iPath® Short Extended S&P 500® TR Index ETN is linked to a leveraged return on the inverse performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged inverse exposure to U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: S&P. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

[Body]

The iPath® Short Extended S&P 500® TR Index ETN is linked to a leveraged return on the inverse performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged inverse exposure to U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: S&P. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

[Body]

The iPath® Short Extended S&P 500® TR Index ETN is linked to a leveraged return on the inverse performance of the S&P 500® Total Return Index (the “Index”). The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market.

Investments offering leveraged inverse exposure to U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged investments, the iPath Short Leveraged ETNs do not track a fixed multiple of the daily inverse performance of the underlying Index. Instead, on any given day the indicative value of any series of the iPath Short Leveraged ETNs will change by a multiple of inverse index performance that is variable and depends, in part, on the then current intraday indicative note value (IINV) of the iPath Short Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series of iPath Short Leveraged ETNs equal to the then current ratio of (1) the intraday short index amount relative to (2) the IINV.1

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

Participation formula for iPath Short Leveraged ETNs:

Participation = intraday short index amount / IINV

The participation increases with positive Index performance and decreases with negative Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Decreasesˆ	Increases‡
Decreasesˆ	Increases‡	Decreasesˆ

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation:

A series of iPath Short Leveraged Notes might have a closing indicative note value of $100, derived from a T-Bill amount of $300 minus a short index amount of $200.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday short index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $50 closing indicative note value, a $250 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 5% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 5% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% decrease or increase in the value of the Index.

•	Participation is now 5.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $150 closing indicative note value, a $150 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $150 is now equal to $1.50.

•

Since $1.50 is equal to 1% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Short Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because your investment in the ETNs is linked to the inverse performance of the Index underlying your ETNs, an increase in the level of the underlying Index will have a negative effect on the repayment amount, whereas a decrease in the level of the underlying Index will have a positive effect on the repayment amount. Because your investment in the ETNs is leveraged, any increase in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily investor fee and daily index borrow cost may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must decrease significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying Index increases or does not decrease sufficiently to offset the negative effect of the applicable daily investor fee and daily index borrow cost, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—SFSA

PRODUCT PAGES—RTLA

Leveraged—Domestic Equity—Small Cap-

http://www.ipathetn.com/product/RTLA

[Header]

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

[Body]

The iPath® Long Extended Russell 2000® TR Index ETN is linked to a leveraged return on the performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the iIndex performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged exposure to small-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/rtla-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/rtla-fact-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/downloads/pdf/leveraged_mechanics.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/RTLA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$xx.xx
Shares Outstanding	xx,xxx,xxx
Market Capitalization*	xx,xxx,xxx
Financing Level	$xxx.xx
Participation	xx.xx
Long Index Amount	$xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/RTLA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$xx.xx
Net Change	$	x.xx		Low	$xx.xx
% Change		x.xx	%	Volume	xxx,xxx
				20-Day Volume Average	xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.50	%¹
Ticker	RTLA	Automatic Termination Level[2]	$15.00 per ETN
Intraday Indicative Value Ticker	RTLA.IV	CUSIP	06740P403
Participation Ticker	RTLA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	RTLA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	RU20INTR	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/RTLA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
Russell 2000 Index	X.XX
Russell 1000 Index	X.XX
MSCI EAFE Index	X.XX
S&P 500 Index	X.XX
MSCI Emerging Markets IndexSM	X.XX

Sources: Russell, S&P, MSCI, Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time)

expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Long Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current Intraday Long Index Amount - Current Financing Level

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Financing Level = The financing level of the ETNs on the previous calendar day as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily financing charge is calculated on a daily basis in the following manner: On the initial valuation date, the daily financing charge for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN for the ETNs will equal the product of (a) the financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

[Body]

The iPath® Long Extended Russell 2000® TR Index ETN is linked to a leveraged return on the performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the iIndex performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged exposure to small-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
Xxxxx	xxxxx	xxxxx
Xxxxx	xxxxx	xxxxx

Source: Russell. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

[Body]

The iPath® Long Extended Russell 2000® TR Index ETN is linked to a leveraged return on the performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the iIndex performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged exposure to small-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: Russell. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

[Body]

The iPath® Long Extended Russell 2000® TR Index ETN is linked to a leveraged return on the performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the index methodology, with the objective of reflecting in the iIndex performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged exposure to small-cap U.S. equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Increases‡	Decreasesˆ

Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—RTLA

PRODUCT PAGES—RTSA

Leveraged—Domestic Equity—Small Cap-

http://www.ipathetn.com/product/RTSA

[Header]

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

[Body]

The iPath® Short Extended Russell 2000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged inverse exposure to small-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/rtsa-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/rtsa-fact-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/downloads/pdf/leveraged_mechanics.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/RTSA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
T-Bill Amount	$	xxx.xx
Participation		xx.xx
Short Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/RTSA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.50	%¹
Ticker	RTSA	Automatic Termination Level[2]	$15.00 per ETN
Intraday Indicative Value Ticker	RTSA.IV	CUSIP	06740P502
Participation Ticker	RTSA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	RTSA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	RU20INTR	Borrow Rate	1.75%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/RTSA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
Russell 2000 Index	X.XX
Russell 1000 Index	X.XX
MSCI EAFE Index	X.XX
S&P 500 Index	X.XX
MSCI Emerging Markets IndexSM	X.XX

Sources: Russell, S&P, MSCI, Inc., based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Short Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current T-Bill Amount – Intraday Short Index Amount

Where:

Current T-Bill Amount = The T-Bill amount of the ETNs on the previous calendar day as described in the prospectus.

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily investor fee, daily index borrow cost and daily interest that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

[Body]

The iPath® Short Extended Russell 2000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged inverse exposure to small-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: Russell. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

[Body]

The iPath® Short Extended Russell 2000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged inverse exposure to small-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: Russell. Subject to change.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

[Body]

The iPath® Short Extended Russell 2000® TR Index ETN is linked to a leveraged return on the inverse performance of the Russell 2000® Total Return Index (the “Index”). The Index is designed to track the performance of the small-cap segment of the U.S. equity market. It is a subset of the Russell 3000® Index and includes the 2,000 smallest companies included in the Russell 3000® Index as measured by total market capitalization. As of October 29, 2010, the Index represented approximately 10.0% of the total market capitalization of the Russell 3000® Index and is reconstituted annually by the index sponsor according to the Index methodology, with the objective of reflecting in the Index performance new and growing equities meeting the criteria for inclusion and removing from the Index performance equities with a sufficiently large market capitalization to no longer constitute the small-cap segment.

Investments offering leveraged inverse exposure to small-cap U.S. equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged investments, the iPath Short Leveraged ETNs do not track a fixed multiple of the daily inverse performance of the underlying Index. Instead, on any given day the indicative value of any series of the iPath Short Leveraged ETNs will change by a multiple of inverse index performance that is variable and depends, in part, on the then current intraday indicative note value (IINV) of the iPath Short Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series of iPath Short Leveraged ETNs equal to the then current ratio of (1) the intraday short index amount relative to (2) the IINV.1

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

Participation formula for iPath Short Leveraged ETNs:

Participation = intraday short index amount / IINV

The participation increases with positive Index performance and decreases with negative Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Decreasesˆ	Increases‡

Decreasesˆ	Increases‡	Decreasesˆ

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation:

A series of iPath Short Leveraged Notes might have a closing indicative note value of $100, derived from a T-Bill amount of $300 minus a short index amount of $200.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday short index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $50 closing indicative note value, a $250 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 5% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 5% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% decrease or increase in the value of the Index.

•	Participation is now 5.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $150 closing indicative note value, a $150 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $150 is now equal to $1.50.

•

Since $1.50 is equal to 1% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1

¹

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Short Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes Because your investment in the ETNs is linked to the inverse performance of the Index underlying your ETNs, an increase in the level of the underlying Index will have a negative effect on the repayment amount, whereas a decrease in the level of the underlying Index will have a positive effect on the repayment amount. Because your investment in the ETNs is leveraged, any increase in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily investor fee and daily index borrow cost may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must decrease significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying Index increases or does not decrease sufficiently to offset the negative effect of the applicable daily investor fee and daily index borrow cost, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—RTSA

PRODUCT PAGES—MFLA

Leveraged—International Equity—Developed Markets-

http://www.ipathetn.com/product/MFLA

[Header]

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

[Body]

The iPath® Long Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged exposure to international equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/mfla-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/mfla-fact-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/downloads/pdf/leveraged_mechanics.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/MFLA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/MFLA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.80%¹
Ticker	MFLA	Automatic Termination Level[2]	25.00 per ETN
Intraday Indicative Value Ticker	MFLA.IV	CUSIP	06740P809
Participation Ticker	MFLA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	MFLA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	NDDUEAFE	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.

iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/MFLA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
S&P 500 Index	X.XX
Russell 2000 Index	X.XX

Sources: MSCI, Inc., S&P, Russell, based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Long Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current Intraday Long Index Amount - Current Financing Level

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Financing Level = The financing level of the ETNs on the previous calendar day as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily financing charge is calculated on a daily basis in the following manner: On the initial valuation date, the daily financing charge for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN for the ETNs will equal the product of (a) the financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

[Body]

The iPath® Long Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged exposure to international equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

[Body]

The iPath® Long Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged exposure to international equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

[Body]

The iPath® Long Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged exposure to international equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Increases‡	Decreasesˆ

Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - MFLA

PRODUCT PAGES - MFSA

Leveraged - International Equity-Developed Markets-

http://www.ipathetn.com/product/MFSA

[Header]

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

[Body]

The iPath® Short Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the inverse performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged inverse exposure to international equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/mfsa-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/mfsa-fact-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/downloads/pdf/leveraged_mechanics.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/MFSA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
T-Bill Amount	$	xxx.xx
Participation		xx.xx
Short Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/MFSA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value x Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.80	%¹
Ticker	MFSA	Automatic Termination Level[2]	$37.50 per ETN
Intraday Indicative Value Ticker	MFSA.IV	CUSIP	06740P882
Participation Ticker	MFSA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	MFSA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	NDDUEAFE	Borrow Rate	1.75%[3]

Returns (as of xx/xx/xxxx)
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
Index	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx	%
iPath Indicative Value Return	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
iPath Market Price Return	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/MFSA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
MSCI EAFE Index	X.XX
MSCI Emerging Markets IndexSM	X.XX
S&P 500 Index	X.XX
Russell 2000 Index	X.XX

Sources: MSCI, Inc., S&P, Russell, based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Short Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current T-Bill Amount - Intraday Short Index Amount

Where:

Current T-Bill Amount = The T-Bill amount of the ETNs on the previous calendar day as described in the prospectus.

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily investor fee, daily index borrow cost and daily interest that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

[Body]

The iPath® Short Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the inverse performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged inverse exposure to international equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

[Body]

The iPath® Short Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the inverse performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged inverse exposure to international equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

[Body]

The iPath® Short Enhanced MSCI EAFE® Index ETN is linked to a leveraged return on the inverse performance of the MSCI EAFE® Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of developed markets in Europe, Australasia and the Far East. As of October 29, 2010, the Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Investments offering leveraged inverse exposure to international equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged investments, the iPath Short Leveraged ETNs do not track a fixed multiple of the daily inverse performance of the underlying Index. Instead, on any given day the indicative value of any series of the iPath Short Leveraged ETNs will change by a multiple of inverse index performance that is variable and depends, in part, on the then current intraday indicative note value (IINV) of the iPath Short Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series of iPath Short Leveraged ETNs equal to the then current ratio of (1) the intraday short index amount relative to (2) the IINV.1

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

Participation formula for iPath Short Leveraged ETNs:

Participation = intraday short index amount / IINV

The participation increases with positive Index performance and decreases with negative Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Decreasesˆ	Increases‡
Decreasesˆ	Increases‡	Decreasesˆ

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation:

A series of iPath Short Leveraged Notes might have a closing indicative note value of $100, derived from a T-Bill amount of $300 minus a short index amount of $200.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday short index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $50 closing indicative note value, a $250 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 5% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 5% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% decrease or increase in the value of the Index.

•	Participation is now 5.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $150 closing indicative note value, a $150 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $150 is now equal to $1.50.

•

Since $1.50 is equal to 1% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1

¹

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Short Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because your investment in the ETNs is linked to the inverse performance of the Index underlying your ETNs, an increase in the level of the underlying Index will have a negative effect on the repayment amount, whereas a decrease in the level of the underlying Index will have a positive effect on the repayment amount. Because your investment in the ETNs is leveraged, any increase in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily investor fee and daily index borrow cost may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must decrease significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying Index increases or does not decrease sufficiently to offset the negative effect of the applicable daily investor fee and daily index borrow cost, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—MFSA

PRODUCT PAGES—EMLB

Leveraged—International Equity-Emerging Markets-

http://www.ipathetn.com/product/EMLB

[Header]

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

[Body]

The iPath® Long Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged exposure to emerging market equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/emlb-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/emlb-fact-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/downloads/pdf/leveraged_mechanics.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/EMLB-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level	$	xxx.xx
Participation		xx.xx
Long Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/EMLB-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.80	%¹
Ticker	EMLB	Automatic Termination Level[2]	$25.00 per ETN
Intraday Indicative Value Ticker	EMLB.IV	CUSIP	06740P874
Participation Ticker	EMLB.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	EMLB<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	NDUEEGF	Financing Rate	3m LIBOR + 0.60%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/EMLB-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
MSCI Emerging Markets IndexSM	X.XX
Russell 2000 Index	X.XX
S&P 500 Index	X.XX
MSCI EAFE Index	X.XX

Sources: MSCI, Inc., Russell, S&P, based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the applicable prospectus.

Participation = Current Intraday Long Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current Intraday Long Index Amount - Current Financing Level

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Financing Level = The financing level of the ETNs on the previous calendar day as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of such trading day. Published Index levels the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily financing charge is calculated on a daily basis in the following manner: On the initial valuation date, the daily financing charge for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN for the ETNs will equal the product of (a) the financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.
[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

[Body]

The iPath® Long Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged exposure to emerging market equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

[Body]

The iPath® Long Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged exposure to emerging market equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

[Body]

The iPath® Long Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged exposure to emerging market equities can have various uses within a portfolio including directional, cash extraction, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Increases‡	Decreasesˆ

Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES - EMLB

PRODUCT PAGES - EMSA

Leveraged - International Equity-Emerging Markets-

http://www.ipathetn.com/product/EMSA

[Header]

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

[Body]

The iPath® Short Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged inverse exposure to emerging market equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Index Components | Sector Weightings	(Printer icon) Print this Page

[Overview Tab]

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com/downloads/pdf/emsa-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/emsa-fact-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://ipathetn.com/downloads/pdf/leveraged_mechanics.pdf}

(pdf icon) Premiums and Discounts

(Excel icon) Index Components

(Excel icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/EMSA-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
T-Bill Amount	$	xxx.xx
Participation		xx.xx
Short Index Amount	$	xxx.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link { http://ipathetn.com/EMSA-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.80	%¹
Ticker	EMSA	Automatic Termination Trigger[2]	$45.00 per ETN
Intraday Indicative Value Ticker	EMSA.IV	CUSIP	06740P866
Participation Ticker	EMSA.PTNV	Inception Date	11/29/2010
Bloomberg ETN Keystroke	EMSA<EQUITY><GO>	Maturity Date	11/30/2020
Bloomberg Index Ticker	NDUEEGF	Borrow Rate	2.50%[3]

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/EMSA-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)*
MSCI Emerging Markets Index	X.XX
Russell 2000 Index	X.XX
S&P 500 Index	X.XX
MSCI EAFE Index	X.XX

Sources: MSCI, Inc., Russell, S&P, based on monthly returns, calculated for time period of xx/xx-xx/xx.

*	MSCI EAFE and MSCI Emerging Markets Indices reflect the Net Total Return versions of each Index. All other indices listed in this table reflect the Total Return version of each Index.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Short Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units4 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date. Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current T-Bill Amount - Intraday Short Index Amount

Where:

Current T-Bill Amount = The T-Bill amount of the ETNs on the previous calendar day as described in the prospectus.

Current Intraday Short Index Amount = The intraday short index amount as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily investor fee, daily index borrow cost and daily interest that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
²	Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level. Before investing in the ETN, investors should read in full, the relevant prospectus, available through visiting www.iPath ETN.com.
[3]

The daily index borrow cost is calculated on a daily basis in the following manner: On the initial valuation date, the daily index borrow cost for the ETNs will equal $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily index borrow cost per ETN will equal the product of (a) the short index amount on the immediately preceding calendar day times (b) the borrow rate divided by (c) 365.

[4]	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Index Components Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

[Body]

The iPath® Short Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged inverse exposure to emerging market equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

Top Ten Constituents>	Float Adj. Shares (%)	Sector>
xxxxx	xxxxx	xxxxx
xxxxx	xxxxx	xxxxx

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Sector Weightings Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

[Body]

The iPath® Short Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged inverse exposure to emerging market equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: MSCI. Subject to change.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller, or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market, or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

[Header]

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

[Body]

The iPath® Short Enhanced MSCI Emerging Markets Index ETN is linked to a leveraged return on the inverse performance of the MSCI Emerging Markets Net Total Return Index (the “Index”). The Index is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets. As of October 29, 2010 the Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

Investments offering leveraged inverse exposure to emerging market equities can have various uses within a portfolio including hedging, directional, risk/return management or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged investments, the iPath Short Leveraged ETNs do not track a fixed multiple of the daily inverse performance of the underlying Index. Instead, on any given day the indicative value of any series of the iPath Short Leveraged ETNs will change by a multiple of inverse index performance that is variable and depends, in part, on the then current intraday indicative note value (IINV) of the iPath Short Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series of iPath Short Leveraged ETNs equal to the then current ratio of (1) the intraday short index amount relative to (2) the IINV.1

The Closing Indicative Note Value (“CINV”): The difference between the T-Bill amount and the short index amount, published on each valuation date.

Participation formula for iPath Short Leveraged ETNs:

Participation = intraday short index amount / IINV

The participation increases with positive Index performance and decreases with negative Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation
Increases‡	Decreasesˆ	Increases‡

Decreasesˆ	Increases‡	Decreasesˆ

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation:

A series of iPath Short Leveraged Notes might have a closing indicative note value of $100, derived from a T-Bill amount of $300 minus a short index amount of $200.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday short index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $50 closing indicative note value, a $250 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 5% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 5% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% decrease or increase in the value of the Index.

•	Participation is now 5.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $150 closing indicative note value, a $150 short index amount and a T-Bill amount of $300 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 loss or gain in the short index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new short index amount of $150 is now equal to $1.50.

•

Since $1.50 is equal to 1% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1

¹

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Short Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because your investment in the ETNs is linked to the inverse performance of the Index underlying your ETNs, an increase in the level of the underlying Index will have a negative effect on the repayment amount, whereas a decrease in the level of the underlying Index will have a positive effect on the repayment amount. Because your investment in the ETNs is leveraged, any increase in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily investor fee and daily index borrow cost may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must decrease significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying Index increases or does not decrease sufficiently to offset the negative effect of the applicable daily investor fee and daily index borrow cost, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—EMSA

PRODUCT PAGES—BWV

- Strategies -

http://ipathetn.com/product/BWV

[Header]

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

[Body]

The iPath® CBOE S&P 500 BuyWrite IndexSM ETN offers investors cost-effective exposure to the CBOE S&P 500 BuyWrite Index, commonly known as the BXM IndexSM (the “Index”). The Index is designed to measure the total rate of return of a hypothetical “buy-write”, or “covered call”, strategy on the S&P 500® Index. This strategy consists of a hypothetical portfolio consisting of a “long” position indexed to the S&P 500® Index (i.e. purchasing the common stocks included in the S&P 500® Index) and the sale of a succession of one-month, at-the-money S&P 500® Index call options that are listed on the Chicago Board Options Exchange (“CBOE”).

[Tabs]

Overview | Returns & Risk Analysis | Option Premiums	(Printer Icon) Print this page

[Right Hand Resources Box] Related Resources

(pdf icon) Prospectus {http://ipathetn.com /downloads/pdf/bwv-prospectus.pdf}

(pdf icon) Fact Sheet {http://ipathetn.com/downloads/pdf/bwv-fact-sheet.pdf}

(pdf icon) Premiums and Discounts

(Excel Icon) IV/Index History

•	Indicative Value Information (jump link) {http://ipathetn.com/BWV-overview.jsp#indicative_returns}

Jump To: Profile | Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. (Jump Link {http://ipathetn.com/INP-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.75	%¹
Ticker	BWV	CUSIP	06739F135
Intraday Indicative Value Ticker	BWV.IV	Inception Date	05/22/2007
Bloomberg ETN Keystroke	BWV<EQUITY><GO>	Maturity Date	05/28/2037
Bloomberg Index Ticker	BXM

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
CBOE S&P 500 BuyWrite IndexSM	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.

iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: S&P, CBOE, BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. (jump link { http://ipathetn.com/INP-overview.jsp#market_returns}

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. The actual trading price of the iPath ETN may be different from their indicative value.

¹	The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

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© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Returns & Risk Analysis Tab]	(Excel icon) IV/Index History (Printer icon) Print This Page

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iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

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The iPath® CBOE S&P 500 BuyWrite Index ETN offers investors cost-effective exposure to the CBOE S&P 500 BuyWrite Index, commonly known as the BXM Index (the “Index”). The Index is designed to measure the total rate of return of a hypothetical “buy-write”, or “covered call”, strategy on the S&P 500® Index. This strategy consists of a hypothetical portfolio consisting of a “long” position indexed to the S&P 500® Index (i.e. purchasing the common stocks included in the S&P 500® Index) and the sale of a succession of one-month, at-the-money S&P 500® Index call options that are listed on the Chicago Board Options Exchange (“CBOE”).

10-Year Risk Adjusted Returns (As of xx/xx/xxxx)
	BXM	SPX
Annual Standard Deviation	xxxxx	xxxxx
Sharpe Ratio*	xxxxx	xxxxx

Sources: S&P, CBOE, BlackRock 03/99-xx/xx

*	The Sharpe Ratio is a measure of risk-adjusted returns. It is calculated by dividing the average return in excess of the risk-free rate by the standard deviation.

Standard Deviation: CBOE S&P 500 BuyWrite IndexSM VS S&P 500® Index (As of xx/xx/xxxx)
Chart
Sources: S&P, CBOE, BlackRock 04/99-xx/xx.

Rolling 5-year Annualized Standard Deviations: CBOE S&P 500 BuyWrite IndexSM VS S&P 500® Index (As of xx/xx/xxxx)
Chart
Sources: S&P, CBOE, BlackRock 06/93-xx/xx.

Rolling 5-year Annualized Returns: CBOE S&P 500 BuyWrite IndexSM VS S&P 500® Index (As of xx/xx/xxxx)
Chart
Sources: S&P, CBOE, BlackRock 06/93-xx/xx.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any investor fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

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[Option Premiums Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

[Body]

The iPath® CBOE S&P 500 BuyWrite IndexSM ETN offers investors cost-effective exposure to the CBOE S&P 500 BuyWrite Index, commonly known as the BXM IndexSM (the “Index”). The Index is designed to measure the total rate of return of a hypothetical “buy-write”, or “covered call”, strategy on the S&P 500® Index. This strategy consists of a hypothetical portfolio consisting of a “long” position indexed to the S&P 500® Index (i.e. purchasing the common stocks included in the S&P 500® Index) and the sale of a succession of one-month, at-the-money S&P 500® Index call options that are listed on the Chicago Board Options Exchange (“CBOE”).

The following is a chart of the hypothetical average call premiums earned from the deemed sale of a succession of one-month, at-the-money call options on the S&P 500® Index. This monthly deemed income component combined with the monthly return on a long position in the S&P 500® Index would equal the strategy’s monthly return.

Monthly Call Premiums: CBOE S&P 500 BuyWrite IndexSM (% of S&P 500® Index in underlying value) (As of xx/xx/xxxx)
Chart
Sources: CBOE, S&P, BlackRock 06/88-xx/xx.

Index returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any investor fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES—BWV

GLOSSARY

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Glossary

A|B|C|D|E|F|G|H|I|J|K|L|M|N|O|P|Q|R|S|T|U|V|W|X|Y|Z

Arbitrage

The attempt to profit from the difference in prices of identical or similar financial instruments by the simultaneous purchase and sale of both instruments.

Automatic Redemption Value

The value at which the issuer pays the holder of an ETN subsequent to an automatic termination event. For the iPath volatility leveraged ETNs, the automatic redemption value is calculated upon market close. For the domestic and international equity iPath leveraged ETNs, the automatic redemption value is calculated as soon as practicable following the occurrence of an automatic termination event.

Automatic Termination Event

The event where an ETN is fully redeemed by the issuer, typically caused when the intraday indicative value of the ETN falls below a certain pre-determined threshold.

Automatic Termination Level

For certain iPath ETNs, a pre-determined dollar intraday indicative value for the ETN that, if crossed, causes an automatic termination event of the ETNs.

Backwardation

When the prices of futures contracts with distant delivery months are lower than prices of futures contracts with nearer delivery months, the futures curve is said to be in “backwardation”.

Barclays Bank PLC

Barclays is a major global financial services provider engaged in retail banking, credit cards, corporate and investment banking, and wealth management with an extensive international presence in Europe, the Americas, Africa and Asia. Barclays Bank PLC is the issuer of iPath ETNs.

Barclays Capital Inc.

Barclays Capital Inc. acts as the issuer’s agent in connection with the distribution of iPath ETNs. Barclays Capital Inc. is an affiliate of Barclays Bank PLC and is a registered US broker-dealer regulated by the SEC and FINRA.

“Bear” ETNs

iPath ETNs in which the payment at maturity is linked to the inverse performance of the underlying index.

BlackRock Investments, LLC

A broker-dealer affiliate of BlackRock, Inc., responsible for promoting iPath ETNs and other services.

Borrow Rate

A cost that applies in the case of certain leveraged iPath ETNs, in particular those linked inversely to the performance of equity indices, that is intended to incorporate the cost of borrowing the underlying equity securities that are notionally borrowed and sold ‘short’.

“Bull” ETNs

iPath ETNs in which the payment at maturity is linked to the positive performance of the underlying index.

Buy-Write Strategy

Sometimes referred to as a “covered call,” the strategy entails buying a stock or a basket of stocks and then “writing” or selling call options.

Call Feature

A call feature, also known as an “issuer redemption” feature, provides the issuer with the option, at its sole discretion, to redeem all outstanding ETNs of a particular series. The issuer must typically provide a minimum of 10 days notice to all holders of the ETN. A holder will receive a cash payment in dollars per ETN in an amount equal to the closing indicative note value on the applicable valuation date.

Carbon-Related Credit Plan

Established by the Kyoto Protocol in 1997 or as otherwise specified in the applicable prospectus, carbon-related credit plans were established to help lower greenhouse gas emissions. The largest and most liquid market is the European Union Emission Trading Scheme (EU ETS).

Carry Strategy

In the context of currencies, a carry strategy aims to capture returns from the trend that currencies associated with higher interest rates tend to have positive relative returns when compared to currencies associated with lower interest rates.

Cheapest to Deliver (CTD) Bond

The least expensive bond that can be delivered upon the expiration of a US Treasury futures contract. When investing in US Treasury futures, the CTD bond tends to be the primary driver of the price of the futures contract.

Closed to Further Issuances

When an ETN is no longer creating new issuances to be made available to investors. An ETN closed to further issuances can share characteristics with other closed products such as closed-end funds; in particular there is an increased risk that the issuance trades on exchange at a premium to the redemption value.

Closing Indicative Note Value (CINV)

A closing indicative note value for each iPath ETN will be published on each valuation date under the applicable ticker symbol.

Contango

When the prices of futures contracts with distant delivery months are higher than prices of futures contracts with nearer delivery months, the futures curve is said to be in “contango”.

Credit Rating

Published by third party financial analysis companies, a credit rating reflects the opinion on a company’s ability to meet its debt obligations.

Daily Indicative Value

The daily indicative value is meant to approximate the economic value of each iPath ETN and is calculated and published at the end of each trading day on www.iPathETN.com. Also called a “Closing Indicative Note Value” for certain iPath ETNs.

Discount

The amount that the market price of the exchange-traded note on the exchange trades below its intraday indicative value.

Duration

Usually expressed in number of years, duration is most commonly utilized to calculate the sensitivity of a bond’s price to a change in yield. The higher the duration, the more sensitive a bond’s price is to a change in yields and the more risk involved with investing in that bond.

Exchange Traded Note (ETN)

ETNs are senior, unsecured debt securities, typically issued by large financial institutions, that are listed on an exchange. ETNs provide holders with a return linked to certain indices or strategies, and provide investors with the right to receive an early redemption payment on demand, subject to a minimum redemption size. They offer no principal protection and have a maturity date.

Exchange Traded Product (ETP)

ETPs is an all-encompassing term covering products purchased and sold daily on an exchange that are not traditional in nature (traditional products include cash equities, futures, and options). There are a variety of ETP structures—including grantor trusts, partnerships, notes, mutual funds and commodity pools—which can result in different tax and regulatory implications for investors.

Financing Level

An amount that applies in the case of certain iPath ETNs, in particular those linked to a leveraged performance in the underlying Index. The Financing Level is intended to reflect a cash amount notionally borrowed by investors in the ETN in order to leverage exposure in the underlying index.

Financing Rate

A cost that applies in the case of iPath ETNs that are leveraged. The Financing Rate is intended to reflect the costs of borrowing additional cash that is notionally borrowed to purchase components of the underlying index. The Financing Rate is typically linked to a market interest rate such as 3-month LIBOR, plus an additional spread.

Flattener

A flattening yield curve indicates that the difference between the yields of longer and shorter dated maturity bonds is narrowing. A flattener strategy seeks to take advantage of this market environment to generate returns.

Forward Contract

An agreement between two parties, one of whom undertakes to purchase from or sell to the other, on a specified future date, a specified quantity of a specified asset at a specified location in exchange for a specified purchase price. Forward contracts are traded over the counter - usually the subject of negotiation between the parties involved and generally not subject to regulatory requirements. Counterparties may require collateral.

Futures Contract

A futures contract is a standardized forward contract traded on an exchange. Futures are subject to the regulations of the exchange on which they trade, and the exchange sets the terms of a futures contract – there is no negotiation between two parties other than the price and the number of contracts traded. Futures contracts are customarily bought and sold on margins that represent a percentage of the purchase price of the asset underlying the contract being traded.

Futures Execution Cost

For certain iPath ETNs, a cost that is deducted from the value of the ETNs that is intended to approximate the brokerage and execution costs in maintaining a rolling position in the futures contracts underlying the index.

G-10 Currencies

The G-10 currencies include the U.S. dollar, the Euro, the Japanese Yen, the Canadian dollar, the Swiss Franc, the British Pound Sterling, the Australian Dollar, the New Zealand Dollar, the Norwegian Krone and the Swedish Krona.

Index Multiplier

The effect of an index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying index level.

Intelligent Carry Index (ICI)

A Barclays Capital index which adopts an innovative strategy that seeks to enable investors to capture returns from foreign currency markets utilizing an “Intelligent Carry Strategy”. The Intelligent Carry Strategy seeks to capture the returns available from the “carry trade” while also controlling for volatility.

Intraday Indicative Value

The intraday indicative value of an ETN provides a guide to the intrinsic economic value of the ETN based on the intraday level of the index to which that ETN is linked. The intraday indicative values of each ETN is typically published under a given ticker symbol every fifteen seconds during market hours.

Inversely linked iPath ETNs

Inverse iPath ETNs are inversely linked to the returns on a “long” position in relation to their respective index. No leverage is involved, and these ETNs seek to avoid any path dependency issues that might arise with periodic resets. An index-linked security shows “path dependency” if its value on any given day cannot be derived from the current and initial values of the underlying index, but instead is dependent on the historical “path” that the index has taken over the calculation period.

iPath

The exchange-traded note brand issued by Barclays Bank PLC and promoted by BlackRock Investments, LLC. iPath ETNs were the first ETNs launched in the U.S.

Issuer Redemption

An issuer redemption, also known as a “call feature”, provides the issuer with the option, at its sole discretion, to redeem all outstanding ETNs of a particular series. The issuer must typically provide a minimum of 10 days notice to all holders of the ETN. A holder will receive a cash payment in dollars per ETN in an amount equal to the closing indicative note value on the applicable valuation date.

Lead Market Maker (LMM)

A broker-dealer that has defined obligations and accepts a certain level of risk to hold shares of a security in order to conduct trading within the security. Lead Market Makers must maintain continuous buy/sell price quotes for the security and meet certain exchange requirements.

Long Bond

US Treasury notes maturing in 15 years or longer.

Long Enhanced

The standardized naming convention of iPath ETNs 2 times leveraged against the underlying index if the ETN is held from inception to maturity.

Long Extended

The standardized naming convention of iPath ETNs 3 times leveraged against the underlying index if the ETN is held from inception to maturity.

Long Index Amount

For iPath ETNs linked to a leveraged return in the underlying index, the notional exposure to the underlying index can be calculated as the economic value of the ETN plus the notional cash borrowed “on margin” per ETN. Long Index Amount = Closing Indicative Note Value + Financing Level

Maturity Date

The date at which an ETN is set to become due and be fully redeemed by the issuer.

Non-Parallel Yield Curve Shift

A change in the yield curve where the yields for bonds with differing maturity dates change evenly (parallel shift) or unevenly (non-parallel shift).

No-reset

A phrase utilized when referring to leveraged ETPs that do not reset their leverage amount on a pre-determined schedule. The most common form of leveraged reset ETPs are daily resetting funds and notes, although less frequent schedules (such as monthly) are also available.

Option Premiums

Money earned from the deemed sale of a succession of one-month, at-the-money call options on a particular index.

Parallel Yield Curve Shift

A change in the yield curve where the yields for bonds with differing maturity dates change evenly (parallel shift) or unevenly (non-parallel shift).

Participation

Published for certain iPath ETNs, the participation provides a ratio between the current economic value of an ETN (as represented by the Intraday Indicative Value) and the notional exposure per ETN to the underlying index to which that ETN is linked. Intended to provide investors with an indication of leverage at any given point in time. Participation = Intraday Long (or Short) Index Amount / Intraday Indicative Note Value

Premium

The amount that the market price of the exchange-traded note on the exchange trades above its intraday indicative value.

Pre-paid Forward

A type of derivative instrument where two parties agree to a pre-determined price for future delivery of a commodity or other financial instrument.

Redemption Charge

For certain iPath ETNs, a one-time-charge that is paid to exercise the holder’s right to redeem the ETNs before their maturity date. The redemption charge may approximate brokerage and other charges that are associated with unwinding the position in the ETN.

Redemption Order

Any holder of the ETNs may, subject to a certain minimum size, enter a redemption order for those ETNs with the issuer. Subject to the relevant conditions in the prospectus, a redemption order will result in a payment in U.S. dollars per ETN equal to the closing indicative note value of the ETNs on the relevant valuation date, while the ETNs are returned to the issuer.

Reverse Split

A reverse split is a decrease in the number of outstanding ETNs without any changes in the total amount of ETNS outstanding. Each outstanding ETN is worth more as a result of a reverse split.

Roll Cost

For certain iPath ETNs, a cost that is deducted from the value of the ETNs that is intended to approximate the brokerage and execution costs in maintaining a rolling position in the futures contracts underlying the index.

Roll Yield

In the context of investment strategies in the futures markets, “roll yield” is commonly used to describe the returns that occur over and above the changes in the spot returns. For example, a futures curve that remains in contango will generate negative roll yield, while a futures curve that remains in backwardation will generate positive roll yield.

Senior, Unsecured Debt Securities

Debt that assumes priority over other debt securities distributed by an issuer. However, the debt is not backed by a promise of collateral or underlying asset. iPath ETNs are senior, unsecured debt obligations of Barclays Bank PLC.

Short Enhanced

The standardized naming convention of iPath ETNs 2 times inversely linked to their underlying index if the ETN is held from inception to maturity.

Short Extended

The standardized naming convention of iPath ETNs 3 times inversely linked to their underlying index if the ETN is held from inception to maturity.

Short Index Amount

Represents the cost of the cash that investors in a 2 or 3 times inversely linked iPath ETN would borrow “on margin” to gain the intended exposure.

Split

A split is an increase in the number of outstanding ETNs without any change in the total amount of ETNs outstanding. Each outstanding ETN is worth less as a result of a split.

Spot price

The prevalent market price for the immediate delivery of an asset (such as a barrel of crude oil) for a payment in cash.

Steepener

A steepening yield curve indicates that the difference between the yields available for longer dated bonds and shorter dated bonds is widening. A steepener strategy seeks to take advantage of this market environment to generate returns.

Tenor Indices

In the context of a range of futures contracts linked to the same underlying commodity but with varying maturity dates, Tenor Indices are a series of indices that represent holding and rolling a futures contract of a single “tenor” such as, for example, always holding the futures contract that has 12 months to expiry and rolling into the next available futures contract when that next futures contract is closest to 12 months.

Treasury Bill (T-Bill) Amount

In the context of certain iPath ETNs, the Treasury Bill (T-Bill) Amount represents a notional cash amount on which the ETN investor will earn an interest rate. For example: in iPath ETNs that are linked inversely to the performance of an equity index, the T-Bill Amount conceptually represents the cash collateral that would be deposited in a margin account plus proceeds from short sales of equity securities underlying the index, in order to gain the intended exposure. The T-Bill Amount is equal to the intrinsic value of the ETN, plus the notional value of shares sold short: T-Bill Amount = Closing Indicative Note Value + Short Index Amount

Valuation Date

The date on which the closing indicative value of an ETN is determined for purposes of redemption or maturity.

VIX Index

The Chicago Board Options Exchange Market Volatility Index® (VIX®), is a key measure of market expectations of near-term volatility conveyed by S&P 500 stock index option prices. Since its introduction in 1993, VIX has been considered by many to be the world’s premier barometer of investor sentiment regarding future market volatility.

Yearly Fee

The “yearly fee” is an annual fee that is calculated daily (yearly fee / 365) and deducted daily from the holdings within an ETN.

Yield Curve

A yield curve plots the relationship between yield and maturity for bonds. Generally speaking, a normal yield curve is upward sloping due to the need for increased yield to compensate for moving further out in maturity.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END GLOSSARY PAGE

PRESS RELEASE

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Press Release

http://www.ipathetn.com/press-releases.jsp

•	May 18, 2012

Barclays Issues Investor Guidance on iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM Exchange Traded Notes (Ticker: GAZ).

•	January 10, 2012

Barclays Adds Three Currency Exchange Traded Notes to iPath® Platform

•	September 19, 2011

Barclays launches additional series of Inverse iPath® Exchange Traded Notes—New ETNs offer investors a ‘short’ view on volatility of U.S. equity markets

•	September 12, 2011

Barclays to automatically redeem the iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN (ticker: IVO)

•	August 18, 2011

Barclays Expands Volatility Suite of iPath® Exchange Traded Notes—New ETN provides investors with access to a dynamic volatility strategy.

•	July 12, 2011

Barclays Expands Suite of iPath® Exchange Traded Notes Linked to US Treasury Futures Indices—Two new ETNs allow investors to express views on the US Treasury yield curve

•	July 11, 2011

Barclays launches additional series of Leveraged iPath Exchange Traded Notes—New ETN provides investors with leveraged returns on medium-term volatility index

•	July 1, 2011

Barclays Bank PLC to automatically redeem the iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (ticker: VZZ)

•	April 21, 2011

Barclays Launches New iPath® Commodity Exchange Traded Notes

•	January 14, 2011

Barclays Launches Additional Series of Exchange Traded Notes Linked Inversely to a Volatility Index.

•	November 30, 2010

Barclays Launches Leveraged iPath® Exchange Traded Notes

•	October 26, 2010

Barclays Announces Reverse Split of iPath® S&P 500 VIX Short-Term Futures™ Exchange Traded Notes

•	August 10, 2010

Barclays Launches Eight New iPath® Exchange Traded Notes Linked to US Treasury Futures Indices—New iPath® ETNs allow investors to express views on the shape of the US Treasury yield curve

•	March 8, 2010

Closing Indicative Value of the iPath® S&P 500 VIX Short-Term Futures™ Exchange Traded Notes Is Below $25; No Reverse Split Planned Currently, But May Be Considered in the Future

•	December 10, 2009

Barclays Suspends Further Sales and Issuance of iPath® MSCI India IndexSM ETN

•	October 15, 2009

Barclays Temporarily Suspends Further Sales and Issuance of iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN

•	August 21, 2009

Barclays Temporarily Suspends Further Issuance of iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN

•	January 30, 2009

Barclays Launches Two New iPath® Exchange Traded Notes Linked to the S&P 500 VIX Futures Indices

•	December 17, 2008

Barclays Announces Benchmark Change to Three iPath Currency ETNs

•	October 14, 2008

Barclays Announces Updated Information on Capital, Dividend and Current Trading.

•	October 2, 2008

iPath® CBOE S&P 500 BuyWrite IndexSM ETN Scheduled to Move to NYSE Arca

•	June 25, 2008

Barclays Launches First Exchange Traded Note Linked to Carbon

•	March 28, 2008

Barclays Launches iPath® Exchange Traded Note Linked to Barclays Intelligent Carry Index™

•	January 15, 2008

iPath® MSCI India IndexSM ETN Important Notice re: INP 01/15/08

•	December 17, 2007

Barclays iPath® Exchange Traded Notes Scheduled to Move to NYSE Arca

•	December 10, 2007

IRS Ruling Provides Clarity to Investors in Barclays iPath® Currency Exchange Traded Notes

See related FAQs

•	November 5, 2007

iPath® MSCI India IndexSM ETN Important Notice re: INP 11/05/07

•	October 26, 2007

iPath® MSCI India IndexSM ETN Important Notice re: INP 10/26/07

•	October 1, 2007

Barclays iPath® ETNs Move from Weekly to Daily Redemption

•	September 20, 2007

Barclays iPath® ETNs attract more than $3 billion in market capitalization

•	December 20, 2006

Barclays iPath® ETNs attract more than $1 billion in market capitalization in just over six months

•	August 16, 2006

Barclays Launches iPath® Exchange Traded Note Linked to Goldman Sachs Crude Oil Total Return Index

•	June 7, 2006

Robert E. Diamond, Jr., President, Barclays PLC to Ring NYSE Opening Bell

Launch of First iPath® Exchange Traded Notes on NYSE.

First Day of Barclays Classic—PGA TOUR Event.

20th Anniversary of Barclays listing on NYSE.

Barclays PLC | Barclays Capital | Press Releases | Contact Us | Privacy Policy | Terms of Use | Prospectuses | Glossary

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRESS RELEASE

PRIVACY POLICY

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Privacy Policy

Effective date: May 10, 2006

INTRODUCTION

This Privacy Policy applies to information that visitors transmit to Barclays Bank PLC and/or its affiliates (together, “BBPLC”) through this iPath ETN website (the “Site”).

BBPLC is committed to your privacy. This Privacy Policy is designed to inform you of what information we collect from you on this Site and how we and our affiliates handle that information.

To put it simply: We will not sell non-public, personal information we collect about you on this Site to anyone. We will store the information using generally accepted encryption and data-storage technology. And we will give you the ability to opt out of our using the information to send you separate online marketing and advertising.

Please direct any questions to ipathetn@blackrock.com or call 1-877-764-7284.

US ONLY

This Privacy Policy explains the Site’s processing and storage practices in the United States for personal information transmitted through the Site. Visitors subject to the jurisdiction of other countries must not submit information through this Site, and by doing so waive any and all liability BBPLC may have to them in connection with such information. By browsing the Site and communicating electronically with us, Site visitors acknowledge that we are processing and storing their personal information in the United States under US privacy standards.

WHAT WE COLLECT AND WHEN

Personally Identifiable Information

When you opt-in with the Site we collect your name, company address, email address, telephone number, and additional contact information. We also ask whether you are an individual or a financial professional and for related information.

When you send email through the Site, we collect your email address, as well as any additional information you include in the message.

When you’re navigating the Site we record your IP address.

We consider each of the above pieces of information to be “Personally Identifiable Information” because it is individually identifiable information about you.

Other Information Associable with You

When you answer our online surveys we collect your responses.

When you’re navigating the Site we log various information to help manage and improve our Site, services, and marketing, in general, and for you in particular. For example, we identify items such as domains and browser types to understand how our Site is used and to report these statistics in the aggregate to the vendors that manage the technology of our website.

Cookies, etc.

Like many websites, we use cookies, 1-pixel gifs (spotlight tags), JavaScript code, and other standard web technology to collect information for our own use.

A cookie is a small data file that we transfer to your computer’s hard disk for record-keeping purposes. You can instruct your browser, by editing its options, to stop accepting cookies or to prompt you before accepting a cookie and to permit you to refuse it. In most cases you can refuse a cookie and still navigate our Site, though it may disable some features. Check with the maker of your browser for more information about how to control cookies.

Cookies make it easier for you to use the site and for us to offer opt-in and opt-out opportunities, and they enable us to follow your navigation through the site and customize it to your interests. They allow us to remember your identity and preferences so we can display content appropriate for you and your interests.

These technologies also help manage our online marketing. Third parties advertisers, who host web sites where we advertise, use (and are contractually obligated to disclose their use of) 1-pixel or transparent GIF files (“spotlight” technology) on their own and other third party websites. These GIF files are provided by our ad management partner. These files enable our ad management partner to recognize a unique cookie on your web browser, which in turn enables us to learn which advertisements bring users to our website. The cookie was placed by us or by another advertiser who works with our ad management partner. Our ad management partner uses your IP address in conjunction with these technologies but does not collect your name, address, telephone number, or email address. Please contact us at the email or phone number below for more information about our ad management partner, including information about how to opt out of these technologies.

Although we contract with third parties to manage the use of these technologies, the information is only used to help manage our own marketing materials and our own websites. The third parties are obligated by contract to keep the information confidential and are prohibited from using it for any other purpose.

HOW WE USE YOUR PERSONALLY IDENTIFIABLE INFORMATION

We use your personally identifiable information (and at times other information we collect) to authenticate your visits; to send you email notifications and product fact sheets; so you can participate in conferences or events; so we can respond to email inquiries and questions to our call center; and to help us better market and provide our and our affiliates’ products and services. We also use the information to manage and improve our Site content and notify you about changes or improvements to our Site.

Unless you have opted out of receiving marketing information, we use your personal information to customize and deliver that information to you.

We also enhance or merge personal information with data from third parties in order to better market our products and services and serve your needs.

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LIMITED DISCLOSURE OF YOUR PERSONAL INFORMATION TO THIRD PARTIES

We do share non-public, personally identifiable information with our affiliates. We only disclose non-public, personally identifiable information to unaffiliated third parties as follows.

To advertising and marketing agencies to help sell and market our own products and services. To technology and other service providers (such as those that provide portfolio tools) to provide technology and services to us. To vendors that help us fulfill requests to deliver product information, publications, or reference materials or that facilitate use of third party tools provided by or through our Site.

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We also disclose such information as permitted or required by law or as required by subpoena, search warrant or other legal process.

As our business evolves, we may sell, transfer, or otherwise share some or all of our assets, including information provided by you, in connection with a merger, reorganization, or sale of some or all of our assets, or in the event of bankruptcy. In any such event, personally identifiable and other information may be one of the assets transferred.

CHOICE

Opting out

You can opt out of our using non-public, personally identifiable information we collect on the Site to send you separate online marketing and advertising materials by contacting us at the below phone number or email, or clicking on an “unsubscribe” link in our marketing emails.

Reviewing your information and requesting changes to your Profile

Please direct inquiries about the accuracy of information previously submitted through the Site, or requests to update information, to: ipathetn@blackrock.com or call 1-877-764-7284. We are not responsible for outdated information or for verifying any personal information submitted.

MORE ON PRIVACY

Children’s online privacy protection

We understand the importance of protecting children’s privacy, especially in an online environment. The Site is not designed for or directed at children. It is our policy not to knowingly collect or maintain information about anyone under the age of 13.

Links to third party sites

The Site contains links to third party websites. We assume no responsibility for the information practices of those websites. We encourage visitors to review each site’s privacy policy before disclosing any personal information on that site.

Phishing

We do not and will not, at any time, request personal information in a non-secure or unsolicited e-mail or telephone communication. Identity theft and the practice currently known as “phishing” are of great concern to us. Safeguarding information to help protect your from identity theft is our priority. For more information about phishing, visit the Federal Trade Commission at http://www.ftc.gov/bcp/edu/pubs/consumer/alerts/alt127.shtm.

Security

The Site uses generally accepted standards of technology and operational security to protect personal information. Personal information received through the Site is encrypted.

CHANGES TO THIS POLICY

This Privacy Policy may be updated from time to time as our services change and grow. We will indicate any such changes at the privacy link at the bottom of our home page, and your continued use of the Site will signify your acknowledgement of any new terms. The most current version of the Privacy Policy can be found by visiting the privacy link at http://www.ipathetn.com/privacy.jsp.

CONTACT

We welcome inquiries or comments about our Privacy Policy and any queries or concerns about iPath at ipathetn@blackrock.com or call 1-877-764-7284.

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© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRIVACY POLICY

TERMS & CONDITIONS

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Terms & Conditions

Global Internet Disclaimer

This website is for the user’s personal use. The user may not sell, copy, publish, distribute, transfer, modify, display, reproduce, and/or create any derivative works from the information or software on this site. The user also may not redeliver any of the pages, text, images, or content of this site using “framing” or similar technology.

The contents of this site, including text, graphics, links and/or other items, have been prepared based upon sources, materials, and systems believed to be reliable and accurate, and are provided to you on an “as is” and “as available” basis. Barclays Bank PLC, its affiliates and its data providers make no representations, and disclaim all expressed, implied and statutory warranties of any kind to the user or any third party, including, but not limited to, representations, and warranties regarding accuracy, timeliness, completeness, merchantability, fitness for any particular purpose, non-infringement of third party rights, and/or freedom from computer viruses. BBPLC and its data providers assume no responsibility for the consequences of any errors or omissions.

The user agrees that, as a condition of continued receipt of the information provided herewith, the user shall not create, sponsor or permit the trading on the user’s exchange facilities, if applicable, of financial instruments or investment products (including, without limitation, derivatives, structured products, investment funds, exchange-traded funds or derivatives based on exchange-traded funds (e.g., options on ETFs or futures on ETFs)) where the price, return and/or performance of such instrument or product is based on, related to, or intended to track, an index or financial instrument or investment product (e.g., an exchange-traded fund) linked to such index, without a separate written agreement with the index provider.

Important iPath Exchange Traded Notes Disclosure

An investment in iPath ETNs involves risks, including possible loss of principal. If specified in the relevant prospectus, Barclays Bank PLC as issuer may redeem a series of Securities (in whole but not in part) at its sole discretion on any trading day on or after the inception date until and including maturity. See the relevant prospectus for more information regarding the risks associated with Barclays Bank PLC’s right to redeem the Securities. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC, assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC, and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

A “buy-write” strategy consists of a hypothetical portfolio consisting of a “long” position in the components of an underlying index and the sale of a succession of one-month, at-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence;

changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals or energy-related commodities may be subject to additional factors specific to industrial metals or energy-related commodities that might cause price volatility. These may include changes in the level of industrial or commercial activity using industrial metals or with high levels of energy demand; the availability and price of substitutes such as man-made or synthetic substitutes or alternative sources of energy; disruptions in the supply chain; adjustments to inventory; variations in production costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components composed of futures contracts on agricultural products may be subject to additional factors specific to agricultural products that might cause price volatility. These may include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries. Index components composed of futures contracts on precious metals may be subject to additional factors specific to precious metals that might cause price volatility. These may include disruptions in the supply chain, variations in production costs, costs associated with regulatory compliance, including environmental regulations, changes in industrial, government and consumer demand, and in the case of gold and silver, precious metal leasing rates, currency exchange rates, the level of economic growth and inflation and the degree to which consumers, governments, corporate and financial institutions hold physical gold or silver as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

For iPath ETNs linked to the performance of an index that involves the application of the Pure Beta Series 2 Methodology, an investment in such iPath ETNs may underperform compared to an investment in instruments linked to the reference index to which the Pure Beta Series 2 Methodology is applied. The Pure Beta Series 2 Methodology may result in allocation to futures contracts that increase negative roll yields.

Unlike certain investments that are linked to an index comprised of a commodity futures contract that is rolled on a monthly basis, the Barclays Capital Natural Gas Seasonal TR Index maintains its position in natural gas futures by rolling on an annual basis. Accordingly, iPath ETNs linked to the performance of such index are less exposed to short-term factors affecting natural gas prices.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

An investment in the iPath ETNs linked to the MSCI India Total Return IndexSM may carry risks similar to a concentrated securities investment in a single region. International investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Securities focusing on a single country may be subject to higher volatility.

An investment in iPath ETNs linked to the performance of the Barclays Capital Intelligent Carry Index™ is subject to risks associated with fluctuations, particularly a decline, in the value of the index. Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the index strategy, the level of the index and the market value of the securities will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the index strategy, the level of the index and the market value of the Securities will decline. Factors that may contribute to volatile fluctuations in the index include exchange rates applicable to the index constituent currencies, interest rates applicable to the constituent currencies, the prevailing interest rate environment, and global or regional economic, financial, political, regulatory, geographical or judicial events that affect exchange rates and interest rates.

An investment in iPath ETNs linked to the performance of the Barclays Capital GEMS Index™ or the Barclays Capital GEMS Asia 8 Index™ is subject to risks associated with fluctuations, particularly a decline in the value of the index. Because the GEMS indices consist of emerging market currencies, there are additional risks beyond those involved in an investment linked to the currencies of developed markets, including, but not limited to: economic, social, political, financial and military conditions in the emerging markets. The currencies of emerging markets may be more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets.

An investment in iPath ETNs linked to the performance of the Barclays Capital GEMS Pegged Currency Index™ is subject to risks associated with fluctuations, particularly a decline in the level of the index. Because the performance of the index is linked to the exchange rates between the index constituent currencies and the U.S. dollar, the level of the index may be affected by unpredictable changes in currency prices, including as a result of government action. Because none of the index constituent currencies float freely, as all are currently either managed or pegged by their respective governments, and the exchange rates of managed and pegged currencies tend to fluctuate significantly less than those of free-floating currencies, there is limited potential for the increase in value of the index.

An investment in iPath ETNs linked to the performance of the Barclays Capital Global Carbon Index Total Return™ is subject to risks associated with fluctuations, particularly a decline, in the performance of the index caused by unpredictable volatility and movement in the prices of the index components. Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the Index and, therefore, the value of your Securities.

Cap & Trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in Green House Gas emissions and the onset of Global Warming. Accordingly, changes in regulation and enforcement of Cap & Trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the Securities.

An investment in iPath ETNs linked to the performance of the S&P 500 VIX Short-Term Futures™ Index TR and the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of each index. Because the performance of each index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of each index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of each index. Additional factors that may contribute to fluctuations in the level of each index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

For an investment in Securities linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER, an increase in the level of the index will have a negative effect on the repayment amount upon maturity or redemption, whereas a decrease in the level of the index will have a positive effect on the repayment amount. You may receive less than your original investment in the Securities at maturity or upon redemption. If the level of the index increases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent decrease in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. If current levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER is subject to risks associated with fluctuations, particularly an increase, in the value of the index. The market value of the Securities may be influenced by many unpredictable factors. The index is designed to reflect the returns that are potentially available through an unleveraged investment in short-term VIX futures, which reflect the implied volatility of the S&P 500® Index and the Securities are not linked to the options used to calculate the index, to the actual volatility of the S&P 500® Index or the equity securities included in the S&P 500® Index, nor will the return on the Securities be a participation in the actual volatility of the S&P 500® Index. Changing prices of the futures contracts included in the index may result in a reduced amount payable at maturity or upon redemption. Additionally, the Securities will be automatically redeemed if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to 50.00% of the principal amount per Security. An automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

An investment in iPath ETNs linked to the performance of the S&P 500® Dynamic VIX Futures™ Total Return Index is subject to risks associated with fluctuations, particularly a decline, in the performance of the Index. The market value of the ETNs may be influenced by many unpredictable factors.

The value of the index will depend upon the success of the index in dynamically allocating between the short-term and mid-term volatility components. The allocation of the index is based on implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Additionally, the index may allocate to short as well as long positions in the index components and is not guaranteed to react positively to increased levels of market volatility. Because the performance of the index components is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

An investment in iPath ETNs linked to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of the index, an increase) in the value of the index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the index level will decrease or increase by 1.00 point for every 0.01% decrease or increase, respectively, in the difference between the 2-year yield and the 10-year yield. Market prices for 2-year and 10-year Treasury futures contracts may not capture precisely the underlying changes in the 2-year yield and the 10-year yield. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

An investment in iPath ETNs linked to the performance of any of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™, Barclays Capital 5Y US Treasury Futures Targeted Exposure Index™, the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™ or the Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of any of such indices, an increase) in the value of the respective index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the respective index level will increase or decrease by 1.00 point for every 0.01% decrease or increase, respectively, in the 2-year, 5-year, 10-year or Long-Bond yield, as the case may be. Market prices for 2-year, 5-year, 10-year or Long-Bond Treasury futures contracts may not capture precisely the underlying changes in the 2-year, 5-year, 10-year and Long-Bond yields, respectively. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

For an investment in iPath ETNs (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. For an investment in iPath ETNs (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index decreases (in the case of the iPath Long ETNs) or increases (in the case of the iPath Short ETNs) sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase (in the case of the iPath Long ETNs) or decrease (in the case of the iPath Short ETNs) in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance (in the case of the iPath Long ETNs) or the inverse performance (in the case of the iPath Short ETNs) of the applicable underlying index is subject to risks associated with fluctuations, particularly a decrease (in the case of the iPath Long ETNs) or an increase (in the case of the iPath Short ETNs), in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

For an investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR, any decrease in the level of the index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the index decreases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. If current levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of the index. Because the performance of the index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS

Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly.

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“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX®” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities.

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“Barclays Capital US Treasury 2Y/10Y Yield Curve Index™”, “Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™”, “Barclays Capital 5Y US Treasury Futures Targeted Exposure Index™”, “Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™” and “Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™” are trademarks of Barclays Bank PLC.

“Barclays Capital Global Emerging Markets Strategy (GEMS) Asia 8 Index™”, “Barclays Capital Global Emerging Markets Strategy (GEMS) Pegged Currency Index™” and “Barclays Capital Global Emerging Markets Strategy (GEMS) Index™” are trademarks of Barclays Bank PLC.

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